As filed with the Securities and Exchange Commission on April 1, 2016

Registration No. 333-196886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 9 to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Jones Lang LaSalle Income Property Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

333 West Wacker Drive

Chicago, Illinois 60606

(312) 897-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C. Allan Swaringen

Chief Executive Officer and President

Gordon G. Repp

General Counsel

333 West Wacker Drive

Chicago, Illinois 60606

(312) 897-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rosemarie A. Thurston

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 9 consists of the following:

1.	The Registrant’s prospectus dated April 1, 2016 (the “Prospectus”), which supersedes the Registrant’s previous prospectus dated March 27, 2015 and all supplements thereto;

2.	Supplement No.1 dated April 1, 2016 to the Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

Jones Lang LaSalle Income Property Trust, Inc.

Maximum Offering of $2,700,000,000

Jones Lang LaSalle Income Property Trust, Inc. is a real estate investment trust, or REIT, that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and retail properties located primarily in the United States. It is expected that over time our real estate portfolio will be further diversified on a global basis and will be complemented by investments in real estate-related assets. We are managed by our advisor, LaSalle Investment Management, Inc., a subsidiary of our sponsor, Jones Lang LaSalle Incorporated (NYSE: JLL), a financial and professional services firm that specializes in real estate. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We are offering to the public on a continuous basis four classes of shares of our common stock pursuant to this prospectus: Class A shares, Class M shares, Class A-I shares and Class M-I shares. We are offering up to $2,700,000,000 in shares of our four classes of common stock, consisting of up to $2,400,000,000 of shares in our primary offering and up to $300,000,000 of shares pursuant to our distribution reinvestment plan. The four share classes have different minimum investment amounts, selling commissions and ongoing fees. We are offering to sell any combination of Class A, Class M, Class A-I and Class M-I shares with a dollar value up to the maximum offering amount. The per share purchase price for each share class varies from day-to-day and, on each day, equals our NAV per share for each class of common stock, plus, for Class A and Class A-I shares only, applicable selling commissions. Subject to certain exceptions, you must initially invest at least $10,000 in our Class A and Class M shares. You must initially invest at least $1,000,000 in our Class A-I and Class M-I shares, provided that the minimum investment amount may be reduced in the discretion of our board of directors and by our advisor with respect to investments in our Class A-I and Class M-I shares by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates. This is a “best efforts” offering which means that LaSalle Investment Management Distributors, LLC, our dealer manager for this offering, will use its best efforts but is not required to sell any specific amount of shares in this offering. We intend to offer shares on a continuous basis for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval.

We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with limited liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, after a one-year holding period and subject to certain limitations, holders of shares of our common stock may request on a daily basis that we repurchase all or any portion of their shares. Shares are not eligible for repurchase for the first year after purchase except for death or disability and shares issued under our distribution reinvestment plan. The repurchase price per share for each class of common stock will be equal to our NAV per share for such class on the date of repurchase. We are an “emerging growth company” under federal securities laws.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 27 for risks to consider before buying our shares, including:

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us after a one-year holding period will likely be the only way to dispose of your shares.

•	We limit the amount of shares that may be repurchased under our share repurchase plan to approximately 20% of our NAV per annum. Because our assets will consist primarily of properties that generally cannot be readily liquidated, we may not have sufficient liquid resources to satisfy repurchase requests. Further, our board of directors may modify or suspend our share repurchase plan for any period of time or indefinitely if it deems such action to be in the best interest of our stockholders. As a result, our shares have limited liquidity and at times may be illiquid.

•	As a result of recognizing depreciation, we have a history of operating losses and cannot assure you that we will achieve profitability.

•	The purchase and repurchase price for shares of our common stock is based on the NAV of each class of common stock and is not based on any public trading market. Because valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We are dependent on our advisor to conduct our operations. We pay substantial fees to our advisor which increases your risk of loss.

•	Our advisor faces conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that the fees it receives for services rendered to us are based on our NAV which it is responsible for calculating.

•	The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. If we do so, we will have less cash available for investments, and your overall return may be reduced.

•	Our use of leverage increases the risk of your investment.

•	If we fail to maintain our status as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Per Share	Total Maximum(1)
Gross offering proceeds(2)(3)		$2,700,000,000
Public offering price, Class A shares	$10.98
Public offering price, Class M shares	$10.63
Public offering price, Class A-I shares	$10.64
Public offering price, Class M-I shares	$10.64
Selling commissions(3)	$0.37	$90,983,607
Proceeds to us, before expenses	$10.61	$2,609,016,393

(1)	Includes shares of common stock being offered under our distribution reinvestment plan, for which investors do not pay selling commissions. We reserve the right to reallocate the offering amount between the primary offering and the distribution reinvestment plan.
(2)	The price per share shown represents the price per share for each class on January 16, 2015, the date we commenced this offering. The price per share for each class in this offering will equal the daily NAV per share for such class, plus, for Class A and Class A-I shares sold in the primary offering, applicable selling commissions.
(3)	The table assumes that all shares sold in the primary offering are Class A shares. We will pay selling commissions on Class A shares of up to 3.5% of the NAV per share on the date of purchase and selling commissions on Class A-I shares of up to 1.5% of the NAV per share on the date of purchase. Selling commissions may be reduced or eliminated for certain categories of purchasers. We will not pay selling commissions on Class M or Class M-I shares. We will pay our dealer manager a dealer manager fee equal to up to 1/365th of (1) 1.05% of our NAV for our Class A shares for each day, (2) 0.30% of our NAV for our Class M shares for each day, (3) 0.30% of our NAV for our Class A-I shares for each day, and (4) 0.05% of our NAV for our Class M-I shares for each day. The total amount of dealer manager fees that will be paid over time depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the dealer manager fee with respect to shares sold in this offering on the date at which total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds from the primary portion of this offering. See “Plan of Distribution.”

The date of this prospectus is April 1, 2016

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus, including any documents incorporated by reference herein, and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

•	Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor. Your check should be made payable, or wire transfer directed, to “Jones Lang LaSalle Income Property Trust, Inc.” After you have satisfied the applicable minimum initial purchase requirements for the class of stock you are purchasing, additional purchases must be in increments of $1,000, except for purchases made under our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Any subscription may be canceled at any time before it has been accepted. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means who do not need liquidity of this investment within the first year. Because there is no public market for our shares, it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan which, except for repurchases due to death or disability, is not available until one year after you purchase your shares, and may be modified or suspended by our board of directors.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a minimum net worth of at least $250,000; or

•	a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000.

For purposes of determining whether you satisfy the above standards, your net worth should be calculated excluding the value of your home, home furnishings and automobiles.

In addition to the minimum income and net worth standards above, an investor may not invest more than 10% of his or her liquid net worth in shares of our common stock and other similar programs, including direct participation programs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Alabama Investors: In addition to the general suitability standards, Alabama investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

New Jersey Investors: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Ohio Investors: It shall be unsuitable for an Ohio investor’s aggregate investment in our shares, shares of our affiliates, and shares in other non-traded REITs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobile minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. With respect to participant-directed purchases under a 401(k) or other defined contribution plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, the authorized plan fiduciary who has approved our shares of common stock as an available investment option under the plan is considered a “fiduciary account.”

Our sponsor, our dealer manager and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and our dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder. Each participating broker-dealer will ascertain that each investor who purchases shares of common stock through such participating broker-dealer:

•	meets the minimum income and net worth standards set forth above for purchasing shares of our common stock;

•	can reasonably benefit from an investment in shares of our common stock based on the prospective investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and

•	has an apparent understanding of the fundamental risks of the investment, the risk that the prospective investor may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, and the tax consequences of the investment.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and gross annual income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and all investors meet our suitability standards. In the event you or another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus, including the documents incorporated by reference herein, and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the words “we,” “us,” “our” and “JLL Income Property Trust” refer to Jones Lang LaSalle Income Property Trust, Inc. and our subsidiaries unless the context requires otherwise. The term “advisor” and “LaSalle” refers to LaSalle Investment Management, Inc., together with its international affiliates that collectively comprise JLL’s real estate investment and management business throughout the world, including the entities responsible for such activities in the United Kingdom, Continental Europe and the Asia-Pacific regions. The term “sponsor” or “JLL” refers to Jones Lang LaSalle Incorporated. The term “affiliates” when used with respect to LaSalle or JLL includes entities that are controlled or managed by LaSalle or JLL, respectively.

This prospectus is part of a registration statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with the additional information described under “Incorporation By Reference.”

As soon as reasonably practicable after the end of each business day, we will (i) post our NAV per share for our Class A, Class M, Class A-I and Class M-I shares for such day on our website, www.JLLIPT.com, and (ii) make our NAV per share for all four share classes for such day available on our toll-free, automated telephone line, (855) 652-0277. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each of our outstanding share classes, including our Class D shares which are offered and sold exclusively through a separate private offering, for each business day in the preceding month. Our website will also contain this prospectus and any prospectus supplements that have not been superseded by a subsequent supplement. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share of any class of our common stock represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented each month with respect to the NAV per share for each share class for each business day in the preceding month, which we refer to as pricing supplements, and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in this offering;

•	our ability to effectively deploy the proceeds raised in our offerings;

•	changes in global economic conditions generally and the real estate and capital markets specifically;

•	business opportunities that may be presented to and pursued by us;

•	supply and demand for properties in our current and any proposed market areas;

•	tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;

•	availability and creditworthiness of prospective tenants;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to U.S. generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	offers the benefits of a diversified real estate portfolio under professional management;

•	avoids “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation because a REIT is generally not subject to federal corporate income taxes on the portion of its net income that it distributes to its stockholders; and

•	is required to pay distributions to stockholders of at least 90% of its taxable income for each year.

Q:	What is Jones Lang LaSalle Income Property Trust, Inc.?

A:	JLL Income Property Trust is an externally managed REIT that owns and manages a diversified portfolio of office, retail, industrial and apartment properties located primarily in the United States. We expect over time that our real estate portfolio will be further diversified on a global basis through the acquisition of additional properties outside of the United States and will be complemented by investments in real estate-related debt and securities. We were originally incorporated on May 28, 2004 under the laws of the State of Maryland. We believe that we have operated in such a manner to qualify to be taxed as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2004, when we first elected REIT status. As of December 31, 2015, we owned interests in a total of 54 properties, 53 of which are located in 14 states and one of which is located in Canada, with an investment amount of approximately $1.4 billion and comprising approximately 10.9 million net rentable square feet.

Q:	What is a perpetual-life REIT?

A:	We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate-related assets, the shares of common stock of which are generally intended to be sold and repurchased by the issuer daily on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of similarly structured, perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate. As a perpetual-life, publicly-offered REIT, we intend to offer a similar investment option to a broader universe of investors through this offering.

Q:	Why should I consider an investment in real estate?

A:

Allocating a portion of your investment portfolio to real estate may provide you with a steady source of income, portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, individual and institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Survey data reported by The Pension Real Estate Association, or PREA, in 2013 indicates that investment in real estate by pension plans has been steadily increasing since 2000 with a significant percentage of pension plans having a target allocation to real estate of 10% or more of their overall investment portfolios. Furthermore, according to a report published in 2013 by the National Association of Real Estate Investment Trusts, or NAREIT, an optimized portfolio combining a blend of direct investments in real estate and publicly traded

REITs produced better risk-adjusted returns than either direct investments in real estate or publicly traded REITs alone. “Direct investments” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange. An investment in our shares may differ from other direct investments in real estate because, among other reasons, we intend to allocate a portion of our portfolio to debt and equity interests backed principally by real estate, we may pay different fees for the management of our company and the distribution of our shares and, as a public reporting company, we may incur additional costs. Blended portfolios resulted in positive average annual returns for all rolling five-year holding periods over the past 22 years, even during periods of dramatic property valuation declines. We believe that individual investors can benefit from adding a diversified real estate component to their investment portfolios. You and your investment advisor should determine whether investing in shares of our common stock as a means to gain exposure to private direct real estate would benefit your investment portfolio.

Q:	How is an investment in shares of your common stock different from publicly traded REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with both the real estate market and the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange and, as such an investment in shares of our common stock generally differs from listed REITs because:

•	the daily NAV per share for each class of our common stock is based on the fair value of our assets less our outstanding liabilities, while shares of listed REITs are priced by the public trading market, which generally causes a listed REIT’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the global economy as well as other market forces;

•	most listed REITs focus on select property types or geographic markets, which means that in order to own a well-diversified property portfolio through owning shares of listed REITs, you would need to own shares of several listed REITs. Our investment strategy allows stockholders to obtain an allocation to a well-diversified portfolio of various commercial property types in different geographic markets, in addition to complementary debt and equity interests backed principally by real estate, which we refer to collectively as “real estate-related assets,” by owning our shares; and

•	industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.

Q:	How is an investment in shares of your stock different from traditional non-listed REITs?

A:	As compared to the majority of non-listed REITs available to the public in the market today, an investment in shares of our stock generally differs from such REITs in the following ways:

•	shares of traditional non-listed REITs are typically not valued until 18 months after the cessation of their offering, whereas our shares are valued on a daily basis. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized/realized gains (losses) on assets and accruals for fees, thereby enabling investors to invest in our shares at a price that reflects current market conditions and asset values. See “Net Asset Value Calculation and Valuation Guidelines;”

•

traditional non-listed REITs are generally illiquid, often for periods of eight years or more, with only very limited liquidity provided through share repurchase plans that have significant restrictions on the number of shares that can be repurchased each year and the sources of funding available for these repurchases. In contrast, after a one-year holding period, our stockholders may request, on a daily basis, that we repurchase all or any portion of their shares, subject to limitations that are much less restrictive than the repurchase plans of traditional non-listed REITs. See “Share Repurchase Plan;” and

•	most traditional non-listed REITs begin as blind pools with no owned or specified properties, whereas our company has an existing portfolio of assets which affords investors an opportunity to assess the nature and quality of our current assets before investing. See “Our Real Estate Investments.”

Q:	What is your investment strategy and what will you do with the proceeds raised in this offering?

A:	The cornerstone of our investment strategy is to provide investors seeking a general commercial real estate allocation with a broadly diversified portfolio of income-producing real estate properties and real estate-related assets. We believe that a broadly diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. We intend to achieve our investment objectives by selecting investments across property types and geographic regions in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted returns. To a lesser degree, we also intend to invest in real estate-related assets. See “Investment Objectives and Strategy—Global Target Markets.” We intend to use the net proceeds from this offering, after we pay the fees and expenses attributable to this offering and our operations, to (1) grow and further diversity our portfolio by making investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing instruments and (3) fund repurchases of our shares under our share repurchase plan. See “Estimated Use of Proceeds.”

Q.	Who is Jones Lang LaSalle Incorporated?

A.	Jones Lang LaSalle Incorporated (NYSE: JLL), our sponsor, is a global real estate services firm specializing in commercial property management, leasing and investment management with a portfolio of approximately 3.0 billion square feet worldwide. JLL provides real estate and investment management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2015, JLL had over 230 corporate offices and operations in more than 1,000 locations in 80 countries and approximately 58,000 employees worldwide. JLL Income Property Trust is the first public program or public REIT sponsored by our sponsor; therefore, we have no information to provide regarding prior programs of our sponsor that have disclosed a date or time period for when a program might be liquidated and whether such programs liquidated on or around that date or time period. Where appropriate, our advisor will leverage the global resources of JLL, its parent company, to serve our investment goals and objectives. We believe that our advisor’s access to the local market knowledge and expertise of JLL’s global real estate professionals is a key competitive strength for our global real estate investment and management activities. Our advisor hires our sponsor for property management, leasing, financing, capital markets and other services only when our advisor determines that our sponsor’s credentials in the property type and geographic market are superior to third party alternatives.

Affiliates of JLL currently have invested a total of $50.2 million in shares of our common stock. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates” for a description of the terms of these investments. As a result of this significant investment in us, JLL has a strong economic incentive to support our company, unlike other public, non-listed REITs whose sponsors have made a minimal investment and, consequently, are less aligned with the interests of their stockholders.

Q.	Who is LaSalle Investment Management, Inc.?

A.

LaSalle Investment Management, Inc., our advisor, is a registered investment advisor with the SEC. LaSalle was established and began managing real estate assets for institutional clients in 1980 and is one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets. LaSalle specializes in providing comprehensive multi-disciplinary real estate investment services to a broad range of institutional and individual investors, including pension funds, foundations, endowments, corporations, insurance companies, sovereign wealth funds and money managers for high net worth individuals. LaSalle has over 30 years of real estate investment experience in public and private real estate markets in North America and Europe and more than a decade of experience in Asia Pacific. As of December 31, 2015, LaSalle managed approximately $58 billion of public and private real estate assets and had approximately 700 employees in 24 offices in 17 countries. Pursuant to the advisory agreement between us and our advisor, and as described under “Management—The Advisory Agreement,” our advisor is responsible for managing our affairs on a day-to-day basis and for identifying, making and managing investments on our behalf.

We believe that access to LaSalle’s investment expertise, research capabilities and property acquisition sourcing and due diligence capabilities will enable us to successfully execute our investment strategy and objectives. LaSalle has substantial experience in acquiring, owning, managing, financing and operating commercial real estate across diverse property types around the world as well as significant experience in asset allocation across a diverse range of portfolio types. In sourcing and evaluating potential investment opportunities for our portfolio, our advisor will utilize the regional investment committees established by LaSalle in each region of the world in which it operates. These committees are comprised of senior members of its global management organization, each of whom has between 15 and 30 years of real estate investment experience. See “Management—Investment Committees.” Where appropriate, our advisor will leverage the worldwide resources of JLL, its parent company and our sponsor, to serve our investment goals and objectives. We believe that the local market knowledge and expertise of JLL’s international network of real estate professionals will provide us with a significant competitive advantage in executing our investment strategy.

Q:	What type of person might benefit from an investment in your shares?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct, long-term investment in a broadly diversified portfolio of real estate and real estate-related assets;

•	seek to receive current income through our distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from this investment within the first year.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need to be able to sell their shares quickly in the future since the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchase Plan.”

Q:	What is the impact of being an “emerging growth company”?

A:

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. So long as we are externally managed by our advisor and we do not reimburse our advisor or our sponsor for the compensation they pay to our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, so long as we remain an emerging growth company, we will not be required to provide an auditor’s attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, even if we list our shares on a national securities exchange and meet the other conditions to becoming an “accelerated filer.” We will remain an emerging growth company for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any calendar year.

Q:	What is the difference between the classes of shares of common stock being offered?

A:	We are offering to the public four classes of shares of our common stock: Class A, Class M, Class A-I and Class M-I shares. The difference between the share classes relates to selling commissions and ongoing fees applicable to each class, the categories of investors eligible to purchase each class and the minimum initial investment amount for each class. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our share classes.

Class A and Class A-I shares are available through brokerage and transactional-based accounts. Class M and Class M-I shares are available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisors, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our advisor, joint venture partners, consultants and other service providers. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commissions attributable to the Class A and Class A-I shares and whether you qualify for any selling commission discounts if you elect to purchase Class A or Class A-I shares and the different dealer manager fees attributable to each class of shares. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	What is the per share purchase price?

A:	The per share purchase price varies from day-to-day and equals our NAV per share for each class of common stock determined after the close of business each day, plus, for Class A and Class A-I shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees differ with respect to each class.

Q:	What is the per share repurchase price?

A:	The repurchase price per share on any business day equals our NAV per share of the class of shares being repurchased. No shares may be repurchased within one year after the date of purchase, except for repurchases related to the death or disability of a stockholder or shares issued under our distribution reinvestment plan. See “Share Repurchase Plan.”

Q:	How will you communicate the daily NAV per share?

A:	As soon as reasonably practicable after the end of each business day, we will post on our website, www.JLLIPT.com, and make available on our toll-free, automated telephone line, (855) 652-0277, our NAV per share for such day for each outstanding share class. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month.

Q:	Will I be charged selling commissions?

A:	If you purchase Class A or Class A-I shares, you may, subject to exceptions for certain categories of purchasers. Investors in Class A shares may pay selling commissions of up to 3.5% of the NAV per share on the date of purchase, and investors in Class A-I shares may pay selling commissions of up to 1.5% of the NAV per share on the date of purchase. Selling commissions may be lower for certain participating broker-dealers and may vary from one participating broker-dealer to another. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution.” Stockholders will not pay selling commissions on Class M or Class M-I shares or when purchasing shares of any class pursuant to our distribution reinvestment plan.

Q:	What is the term or expected life of this offering?

A:	We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. We presently intend but are under no obligation to file a new registration statement to register additional shares of common stock with the SEC prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act so that we may continuously offer shares of common stock over an unlimited time period. If we decide to continue our offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In certain states, the offering may continue for only one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering for additional one-year periods (or longer, if permitted by the laws of each particular state).

Q:	What is the recommended period over which I should plan to hold my shares in the company?

A:	You should view your investment in our shares as long term with an intended holding period of five to seven years or longer. Given the generally illiquid nature of commercial real estate, we recommend an extended holding period in order to realize the performance benefits associated with this type of investment. Notwithstanding the foregoing, you and your investment advisor should determine the optimal holding period for your investment based on your individual objectives and overall portfolio.

Q:	What are the risks associated with this offering?

A:	An investment in our shares involves risk. These risks include, among others: (1) there is no public trading market for shares of our common stock and your ability to dispose of your shares will likely be limited to our repurchase plan; (2) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, which means we would have less cash available for investments and your overall returns may be reduced; (3) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; (4) your purchase will be based on our daily NAV per share, which may change suddenly or may not reflect changes in our NAV that are not immediately quantifiable; and (5) we will pay substantial fees and expenses to our advisor and its affiliates for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. See “Risk Factors.”

Q:	Is there any minimum investment required?

A:	The minimum initial investment in shares of our Class A and Class M common stock is $10,000. The minimum initial investment in shares of our Class A-I and Class M-I common stock is $1,000,000, provided that the minimum investment amount may be reduced in the discretion of our board of directors and by our advisor with respect to investments by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates. The minimum subsequent investment in shares of any class of our common stock is $1,000 per transaction, except for purchases made under our distribution reinvestment plan.

Q:	If I buy shares, will I receive distributions and how often?

A:	We intend to pay distributions to our stockholders on a quarterly basis. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gains). See “Description of Capital Stock— Distributions,” “Selected Information Regarding Our Operations” and “Federal Income Tax Considerations.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for “qualified dividends” from taxable corporations.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, a portion of your distributions may be considered nondividend distributions (return of capital) for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, we suggest you consult with your tax advisor. See “Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby holders of shares of any class of our common stock may elect to have their cash distributions automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share of that share class on the date that the distribution is payable. Stockholders will not pay selling commissions when purchasing shares under our distribution reinvestment plan. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

Q:	Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

A:

No. After an initial one-year holding period, stockholders may request on a daily basis that we repurchase all or any portion of their shares of our common stock pursuant to our share repurchase plan. However, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available at all times. Shares purchased in this offering are not eligible for repurchase for the first year after the date of purchase except upon death or disability of a stockholder; provided, however, that shares issued pursuant to our distribution reinvestment plan are not subject to the one-year holding period. Our share repurchase plan limits repurchases during any calendar quarter to shares with an aggregate value (based on the repurchase price per share on the day the repurchase is effected) of 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, repurchase requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a “per stockholder allocation,” instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request repurchase at any time during such quarter of a total number of shares not to exceed five percent of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total repurchases for the immediately preceding quarter exceeded four percent of our NAV on the last business day of such preceding quarter. If total repurchases during a quarter for which the per stockholder allocation applies are equal to or less than four percent of our NAV on the last business day of such preceding quarter, then repurchases will again be first-come, first-served for the next succeeding quarter and each quarter thereafter.

The vast majority of our assets will consist of properties which cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for repurchases, we intend to generally maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties of up to 15% of the overall value of our portfolio. Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. As a result of the volume limitations on repurchases being calculated on an aggregate basis for shares of all classes of our common stock outstanding, we may receive repurchase requests in a given quarter that exceed the repurchase limit for that quarter, and the liquidity available to stockholders whose shares have not been repurchased may be substantially reduced. See “Share Repurchase Plan—Repurchase Limitations.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S; and

•	a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the plan for the calendar year.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, www.JLLIPT.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. If you do not elect to receive these materials via electronic delivery, we will mail to you only those materials which are required to be delivered to stockholders in hard copy form. We will not mail to you other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV and 1099-B tax information, if required, will be mailed by February 15 of each year.

Q:	Where can I find updated information regarding the Company?

A:	You may find updated information on our website, www.JLLIPT.com. Information contained on our website does not constitute part of this prospectus. In addition, we are subject to the reporting requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. See “Where You Can Find More Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.

Q:	Who can help answer my questions?

A:	If you have further questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or our transfer agent at:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, MO 64121-9165

Phone: (855) 652-0277

Fax: (855) 223-2473

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Jones Lang LaSalle Income Property Trust, Inc.

JLL Income Property Trust owns and manages a diversified portfolio of high quality, income-producing commercial real estate properties located primarily in the United States. We expect over time that our portfolio will be broadly diversified through the acquisition of additional properties outside of the United States. Although we intend to continue to invest primarily in real estate properties, we also intend to acquire debt and equity interests backed principally by real estate, which we refer to as real estate-related assets. As of December 31, 2015, we owned interests in a total of 54 properties, 53 of which are located in 14 U.S. states and one of which is located in Canada, with an investment amount of approximately $1.4 billion and comprising approximately 10.9 million net rentable square feet.

From our inception to the commencement of our initial public offering on October 1, 2012, we raised an aggregate of approximately $502.8 million in gross proceeds through private offerings of shares of our common stock. In addition to these private offerings, affiliates of our sponsor, JLL currently have invested an aggregate of $50.2 million in our company through purchases of shares of our common stock. On October 1, 2012, we commenced our initial public offering of up to $3.0 billion in any combination of Class A and Class M shares of our common stock. Our initial public offering terminated on January 16, 2015. From the commencement of our initial public offering on October 1, 2012 through January 15, 2015, we raised aggregate gross offering proceeds from the sale of shares of our Class A and Class M common stock of approximately $269.0 million. On June 9, 2014, we commenced a private offering of up to $400 million in shares of our Class A-I, Class M-I and Class D common stock. We offered shares of our Class D, Class A-I and Class M-I common stock in the private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of January 16, 2015, we had received aggregate gross offering proceeds of approximately $43.5 million from the sale of approximately 4,131,899 shares of Class A-I, Class M-I and Class D shares in the private offering. Upon the commencement date of this offering, we terminated the private offering of Class A-I, Class M-I and Class D common stock. On March 3, 2015, we commenced a separate private offering of up to $350 million in shares of our Class D common stock with an indefinite duration.

As of March 31, 2016, 44,847,501 Class A shares, 29,134,965 Class M shares, 6,788,479 Class A-I shares, 3,912,988 Class M-I shares and 6,319,475 Class D shares were outstanding and held by a total of 8,487 stockholders for a total of approximately $895.3 millions in gross proceeds.

We were originally incorporated on May 28, 2004 under the laws of the State of Maryland. We intend to continue to operate in a manner to qualify as a REIT for federal income tax purposes. We intend to conduct our operations so that the company and its subsidiaries are not required to register as an investment company under the Investment Company Act. Our office is located at 333 West Wacker Drive, Chicago, Illinois 60606 and our main telephone number is (855) 652-0277.

Investment Objectives

Our primary investment objectives are to:

•	generate an attractive level of current income for distribution to our stockholders;

•	preserve and protect our stockholders’ capital investments;

•	achieve appreciation of our NAV over time; and

•	enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

Investment Strategy

The cornerstone of our investment strategy is to provide investors seeking a general commercial real estate allocation with a broadly diversified portfolio of income-producing real estate properties and real estate-related assets. We believe that a broadly diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. We intend to achieve our investment objectives by selecting investments across property types and geographic regions in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted returns. To a lesser degree, we also intend to invest in debt and equity interests backed principally by real estate, which we refer to collectively as real estate-related assets. Additionally, we believe that an allocation to international investments that meet our investment policies and objectives will contribute meaningfully to the diversification of our portfolio and the potential for achieving attractive risk-adjusted returns. Since most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy, including exposure to investments outside the United States, will allow us to more effectively deploy capital into property types and geographic regions where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We will employ a research-based investment philosophy focused on building a portfolio of commercial properties and real estate-related assets that we believe have the potential to out-perform the market averages over an extended holding period.

Our board of directors has adopted investment guidelines that our advisor is responsible for implementing. Our directors formally review our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors. The investment guidelines delegate to our advisor the authority to execute (1) property acquisitions and dispositions and (2) investments in other real estate-related assets, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition, disposition and investment transactions. See “Investment Objectives and Strategy” for more details regarding our investment strategy and guidelines.

Our Real Estate Properties

The following table provides information regarding our 54 real estate properties as of December 31, 2015. All properties are 100% owned unless otherwise specified. For additional information regarding our real estate properties, see “Our Real Estate Properties.”

Consolidated Properties:

Property Name(1)	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2015(2)
Apartment Segment:
Station Nine Apartments	Durham, NC	312,000	93%	$56,400	6.0%
Townlake of Coppell(3)	Coppell, TX	351,000	93	43,200	5.8
AQ Rittenhouse	Philadelphia, PA	92,000	76	51,000	2.7
Student-oriented Apartment Communities:
The Edge at Lafayette(4)(5)	Lafayette, LA	207,000	99	20,900	4.2
Campus Lodge Tampa(4)(5)	Tampa, FL	477,000	99	36,500	6.9

Total Apartment		1,439,000		$208,000	25.6%

Property Name(1)	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2015(2)
Industrial Segment:
Kendall Distribution Center	Atlanta, GA	409,000	100	$18,800	1.7%
Norfleet Distribution Center	Kansas City, MO	702,000	100	37,900	3.0
Joliet Distribution Center	Joliet, IL	442,000	100	21,000	1.6
Suwanee Distribution Center	Suwanee, GA	559,000	100	37,900	2.7
South Seattle Distribution Center
3800 1st Avenue	Seattle, WA	162,000	100	18,700	1.1
3844 1st Avenue	Seattle, WA	101,000	100	12,100	0.8
3601 2nd Avenue	Seattle, WA	60,000	100	7,900	0.6
Grand Prairie Distribution Center	Grand Prairie, TX	277,000	100	17,200	1.2
Charlotte Distribution Center	Charlotte, NC	347,000	100	25,500	1.1
DFW Distribution Center
4050 Corporate Drive	Grapevine, TX	441,000	100	26,000	1.7
4055 Corporate Drive	Grapevine, TX	202,000	100	18,000	1.2
O’Hare Industrial Portfolio
200 Lewis	Wood Dale, IL	31,000	100	6,300	0.7
1225 Michael Drive	Wood Dale, IL	109,000	100	9,800	0.6
1300 Michael Drive	Wood Dale, IL	71,000	100	9,500	0.5
1301 Mittel Drive	Wood Dale, IL	53,000	100	10,000	0.5
1350 Michael Drive	Wood Dale, IL	56,000	100	7,000	0.5
2501 Allan Drive	Elk Grove, IL	198,000	74	17,000	0.4
2601 Allan Drive	Elk Grove, IL	124,000	100	11,000	0.7

Total Industrial		4,344,000		$311,600	20.6%
Office Segment:
Monument IV at Worldgate	Herndon, VA	228,000	100	$59,600	5.7%
111 Sutter Street	San Francisco, CA	286,000	94	101,900	14.0
14600 Sherman Way	Van Nuys, CA	50,000	94	9,100	1.3
14624 Sherman Way	Van Nuys, CA	53,000	89	10,400	1.0
36 Research Park Drive(6)	St. Charles, MO	81,000	100	17,300	1.6
Railway Street Corporate Centre	Calgary, Canada	135,000	74	42,600	2.5
140 Park Avenue	Florham Park, NJ	100,000	100	45,600	2.8

Total Office		933,000		$286,500	28.9%
Retail Segment:
The District at Howell Mill(7)	Atlanta, GA	306,000	96	$69,200	5.3%
Grand Lakes Marketplace(3)	Katy, TX	131,000	100	43,000	3.2
Oak Grove Plaza	Sachse, TX	120,000	89	22,500	1.5
Rancho Temecula Town Center	Temecula, CA	165,000	90	60,000	4.2
Skokie Commons	Skokie, IL	97,000	97	48,500	2.9
Whitestone Market	Austin, TX	145,000	100	51,500	3.1
Maui Mall	Kahului, HI	235,000	91	91,100	4.7

Total Retail		1,199,000		$385,800	24.9%
Other Segment:
South Beach Parking Garage(8)	Miami Beach, FL	130,000	N/A	$22,000	N/A

Total Other		130,000		$22,000	0

Total		8,045,000		$1,213,900	100.0%

(1)	As of December 31, 2015, 111 Sutter’s gross revenues exceeded 10% of our total gross revenues. No individual property’s book value exceeded 10% of our total assets, and no other individual property’s gross revenues exceeded 10% of our total gross revenues.
(2)	Percent of minimum base rent represents the property’s base rent (excluding above- and below-market lease amortization, tenant recoveries, percentage rents, free rents and straight-line rental income) divided by our total base rent for the year ended December 31, 2015.
(3)	We own a 90% interest in the joint venture that owns a fee interest in this property.
(4)	This apartment property is located near a university. The occupancy fluctuates during summer months due to leasing efforts before the school year.
(5)	We own a 78% interest in the joint venture that owns a fee interest in this property. The remaining 22% ownership interest is owned by an affiliate of LaSalle.
(6)	This property was sold on March 1, 2016.
(7)	We own an 88% interest in the joint venture that owns a fee interest in this property.
(8)	This property is owned pursuant to a ground lease that runs until 2041, subject to one ten-year extension option.

Unconsolidated Properties

Property Name	Type	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)
NYC Retail Portfolio(1)	Retail	NY/NJ	2,650,000	98%	$164,500
Chicago Parking Garage(2)	Office	Chicago, IL	167,000	N/A	16,900

Total			2,817,000		$181,400

(1)	On December 8, 2015, we acquired an approximate 14% interest in a portfolio of 15 urban infill retail properties located in the greater New York City area.
(2)	We own a condominium interest in the building that contains the parking garage.

Leverage

We expect to maintain a targeted company leverage ratio (calculated as our share of total liabilities divided by our share of the fair value of total assets) of between approximately 30% and 50% of the gross value of our assets, inclusive of property and entity level debt. Our company leverage ratio was 39% at December 31, 2015. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our board, including a majority of our independent directors. As of December 31, 2015, our indebtedness expressed as a percentage of our net assets was 57%, or approximately 35% of the cost of our investments, which is in compliance with our charter. See “Investment Objectives and Strategy—Borrowing Policies” for more details regarding our borrowing policies.

Summary Risk Factors

An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	Because we do not expect that there will ever be a public trading market for shares of our common stock, repurchase of shares by us will likely be the only way for you to dispose of your shares promptly. However, shares purchased in this offering are not eligible for repurchase for the first year after purchase except upon death or disability of a stockholder.

•	Our share repurchase plan limits repurchases each calendar quarter to an amount of shares of all classes with an aggregate value of 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV. The vast majority of our assets will consist of properties that cannot generally be liquidated quickly. Therefore, we may not have sufficient resources to satisfy repurchase requests. Our board of directors has the right to modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having limited liquidity and at times may be illiquid.

•	As a consequence of recognizing depreciation in connection with the properties we own, we have a history of operating losses and cannot assure you that we will achieve profitability. As a result, since our inception in 2004, we have experienced net losses (calculated in accordance with GAAP) each fiscal year, except for 2005, 2012, 2014 and 2015. As of December 31, 2015, we had an accumulated deficit of $123.7 million. The extent of our future operating losses and the timing of when we will achieve profitability are highly uncertain, and we may never achieve or sustain profitability.

•	The purchase and repurchase price for shares of our common stock will not be based on any established trading price. Your accepted subscription will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after your subscription is received in proper form and processed. As a result, you will not know the purchase price per share at which your subscription will be executed at the time you submit your subscription and it could be higher than our NAV per share on the date you submitted your subscription. In addition, because stockholders will not know the repurchase price that will apply at the time repurchase requests are submitted, the repurchase price per share at which your repurchase is executed could be lower than our NAV per share on the date you submitted your repurchase request.

•	We are dependent upon our advisor to select our investments and conduct our operations. We will pay substantial fees to our advisor for these services. Because the agreement governing these services was not negotiated on an arm’s-length basis, these fees may exceed what we would pay to an independent third party.

•	Our advisor faces conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that the fees it receives for services rendered to us are based on our NAV, which it is responsible for calculating.

•	The valuation of our properties by Real Estate Research Corporation, our independent valuation advisor, is inherently subjective, and as a result our daily NAV may not accurately reflect the actual price at which these assets could be liquidated on any given day. Further, rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

•	The amount of distributions we may pay, if any, is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. Consequently, we may have less cash available for investments, and your overall return may be reduced.

•	Our investments in properties may be affected by uncertain economic conditions, which may decrease the value of those assets and reduce our NAV.

•	Our use of leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	You will not have the opportunity to evaluate future investments we will make with the proceeds raised from this offering prior to purchasing shares of our common stock.

•	If we fail to maintain our status as a REIT and no relief provisions apply, we would be subject to serious adverse tax consequences that would cause a significant reduction in our cash available for distribution to our stockholders and could potentially have a negative impact on our NAV.

Class A, Class M, Class A-I and Class M-I Shares of Common Stock

We are offering to the public four classes of shares of our common stock: Class A, Class M, Class A-I and Class M-I shares. The minimum initial investment in shares of our Class A and Class M common stock is $10,000. The minimum initial investment in shares of our Class A-I and Class M-I common stock is $1,000,000, provided that the minimum investment amount may be reduced in the discretion of our board of directors and by our advisor with respect to investments in Class A-I and Class M-I shares by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates. The minimum subsequent investment in shares of any class is $1,000 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan. Class M and Class M-I shares are available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our advisor, joint venture partners, consultants and other service providers.

The table below summarizes the fees payable to our dealer manager with respect to the shares and does not include the advisory fee payable to our advisor described below. The selling commission is a percentage of our NAV per Class A and Class A-I share on the date of purchase, and the dealer manager fee accrues daily in an amount equal to up to 1/365th of the percentage of our NAV for such day set forth below on a continuous basis.

	Class A	Class M	Class A-I	Class M-I
Selling Commission (Up to)	3.5%	None	1.5%	None
Dealer Manager Fee	1.05%	0.30%	0.30%	0.05%

As a result of the different ongoing fees, each share class may have different NAV per share amounts. This will result in different amounts of net distributions being paid with respect to each class of shares.

Estimated Use of Proceeds

We estimate that after paying selling commissions and organization and offering expenses, the net proceeds from this offering will be $2,662,685,149, or approximately 98.6% of the gross proceeds from this offering, assuming that we sell the maximum primary offering amount and that 25% of the gross offering proceeds in the primary offering are from the sale of Class A shares, 25% of the gross offering proceeds in the primary offering are from the sale of Class M shares, 25% of the gross offering proceeds in the primary offering are from the sale of Class A-I shares and 25% of the gross offering proceeds in the primary offering are from the sale of Class M-I shares. We expect to use the net proceeds of this offering to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing instruments and (3) fund repurchases under our share repurchase plan or through tender offers. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. See “Estimated Use of Proceeds.”

Fees and Expenses

We will pay our advisor and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay acquisition, disposition or financing fees to our advisor in connection with the purchase or sale of our investments, although our charter authorizes us to do so.

Type of Compensation— Recipient	Determination of Amount	Estimated Amount
Selling Commissions—Our Dealer Manager and Your Investment Advisor

We may pay our dealer manager selling commissions of (i) up to 3.5% of the NAV per Class A share on the date of purchase and (ii) up to 1.5% of the NAV per Class A-I share on the date of purchase. All or a portion of the selling commissions may be waived at the discretion of our dealer manager, reallowed to participating broker-dealers or reduced for volume purchases.

We will not pay selling commissions with respect to purchases of Class M or Class M-I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A and Class A-I shares sold and the NAV per Class A and Class A-I share. Aggregate selling commissions will equal approximately $58,313,700, assuming that we sell the maximum offering, 50% of the shares sold are Class A shares and 50% of the shares sold are Class A-I shares, the maximum selling commission is paid for each primary offering share, our NAV per Class A and Class A-I share is $10.00 and there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee— Our Dealer Manager and Your Investment Advisor	We will pay our dealer manager a dealer manager fee that accrues daily on a continuous basis from year to year in an amount up to 1/365th of (1) 1.05% of our NAV for each of our outstanding Class A shares for such day, (2) 0.30% of our NAV for each of our outstanding Class A-I shares	Actual amounts depend upon our daily NAV, when shares of each class are purchased and the actual amount of the dealer manager fee incurred. The dealer manager fee will equal

Type of Compensation— Recipient	Determination of Amount	Estimated Amount

for such day, (3) 0.30% of our NAV for each of our outstanding Class M shares for such day, and (4) 0.05% of our NAV for each of our outstanding Class M-I shares for such day. We will cease paying the dealer manager fee with respect to shares sold in this offering on the date at which total underwriting compensation paid with respect to such shares equals 10% of the gross proceeds from the primary portion of this offering. Our dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and for services that such broker-dealers perform in connection with the distribution of our shares.

The dealer manager fee will be payable in arrears on a quarterly basis. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV with respect to all outstanding shares of each class of our common stock, including shares issued under our distribution reinvestment plan.

approximately $11,475,000 per annum, assuming that we sell the maximum offering on the date this offering commences, we do not repurchase any shares, 25% of the shares sold are Class A shares, 25% of the shares sold are Class M shares, 25% of the shares sold are Class A-I shares and 25% of the shares sold are Class M-I shares, our NAV per share is $10.00 for all classes of shares and the maximum amount of the dealer manager fee is incurred. Based on these same assumptions, the aggregate dealer manager fee that will be paid over the initial two-year offering period will equal approximately $14,400,000.

Organization and Offering Expense Reimbursement— Our Dealer Manager and Our Advisor	Our advisor and our dealer manager have agreed to fund our organization and offering expenses related to this offering through the date this offering commences, following which time we will reimburse our advisor and our dealer manager for such organization and offering expenses incurred prior to the commencement date in equal monthly installments over a period of 36 months. Following the date this offering commences, we will pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any organization and offering expenses incurred during the offering period (other than selling commissions and the dealer manager fee) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering. In connection with our initial public offering, our advisor and our dealer manager agreed to fund our organization and offering expenses associated with this offering through the commencement of the offering, following which time we agreed to reimburse our	Actual amounts depend upon the amount raised in this offering. We estimate our organization and offering expenses for this offering through the initial two-year offering period to be approximately $8,158,000 if we sell the maximum offering.

Type of Compensation— Recipient	Determination of Amount	Estimated Amount
advisor and our dealer manager for such organization and offering expenses in equal monthly installments of $31,862 over the 36 month period ending in January 2018.

Acquisition Expense Reimbursement— Our Advisor	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We will reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate related assets and other investments, whether or not such investments are acquired.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement— Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who provide these services; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fee— Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of our NAV for such day, which will be payable monthly in arrears and (2) a performance component calculated for each class of our outstanding common stock on the basis of the total return on that class in any calendar year, such that for any year in which our total return per share for such class exceeds 7% per annum, our advisor will receive 10% of the excess total return allocable to that class. In the event our NAV per share for any class of our common stock decreases below $10.00, the performance component will not be earned on any increase in NAV per share up to $10.00 with respect to that class. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”	Actual amounts depend upon our daily NAV per share and future distributions and, therefore, cannot be calculated at this time.

Class D Shares Private Placement

On March 3, 2015, we commenced a private offering of up to $350 million in shares of our Class D common stock, which we refer to as the “Class D private offering,” including up to $50 million in Class D shares to be issued pursuant to our distribution reinvestment plan. We intend to continue offering shares in the Class D private offering until an aggregate of $350 million in shares has been sold, subject to an option to increase this offering in the sole discretion of our board of directors. The Class D private offering will have an indefinite duration, provided that our board of directors may terminate the Class D private offering at any time in its discretion. The Class D private offering is being conducted pursuant to the applicable exemption from registration under Section 4(2) of the Securities Act and Rule 506(c) of Regulation D promulgated under the Securities Act. We are offering Class D shares in the Class D private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. Class D shares are available in the Class D private offering only to investors who make an initial investment of at least $10,000,000. We intend to use the net offering proceeds from the Class D private offering to make investments in accordance with our investment strategy and policies, reduce our borrowings and repay indebtedness, and fund the repurchase of shares of all classes of our common stock under our share repurchase plan. We have not allocated specific amounts of the net proceeds from the Class D private offering for any specific purpose.

The per share purchase price for the Class D shares sold in the Class D private offering will vary from day-to-day and, on each day, equal our NAV per share for Class D shares, plus applicable selling commissions. Holders of Class D shares issued in the private offering are eligible to have their shares repurchased by us under our share repurchase plan, subject to the terms and conditions of the share repurchase plan, including the one year holding period that is applicable to all stockholders, other than upon the death or disability of a stockholder. During the Class D private offering, we will include in the monthly prospectus supplements we file with the SEC disclosure regarding our historical NAV per share for the Class D share for each business day in the preceding month. We do not intend to publish our NAV per Class D share on a daily basis during the Class D offering.

LaSalle Investment Management Distributors, LLC, the dealer manager for this offering, also serves as dealer manager for the Class D private offering on a “best efforts” basis. We may pay the dealer manager selling commissions of up to 1.0% of the NAV per Class D share sold in the Class D private offering. All or a portion of the selling commissions may be waived at the discretion of our dealer manager or reallowed to participating broker-dealers. We will not pay the dealer manager any dealer manager fees with respect to Class D shares sold in the Class D private offering. In connection with certain sales of Class D shares in the Class D private offering, our advisor may reallow to the applicable participating broker-dealer a portion of the fixed component of the advisory fee payable to our advisor attributable to such Class D shares.

Conflicts of Interest

Our advisor and its affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.

•	Our advisor must determine which investment opportunities are allocated to us and the other real estate funds and separate accounts advised or managed by our advisor or one of its affiliates, some of which may have investment objectives and strategies comparable to ours.

•	The managers, directors, officers and other personnel of our advisor must allocate their time between advising us and managing other real estate programs or business activities in which they may be involved.

•	The compensation payable by us to our advisor and our dealer manager may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

•	The advisory fee we pay to our advisor is based upon our NAV, which will be calculated by our advisor. Moreover, the calculation of NAV will be based in part on subjective judgments of our advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

•	Our dealer manager is an affiliate of our advisor, and the conflict of interest associated with calculating our NAV described above will also relate to the dealer manager fee we pay which is also based on our NAV. In addition, you do not have the benefit of an independent third-party due diligence review of this offering which would be available if we and the dealer manager were unaffiliated.

•	Subsidiaries of our sponsor provide property management, leasing and other services to property owners, and currently provide certain of these services to us with respect to a portion of our properties, and we may engage subsidiaries of our sponsor to perform additional property or construction management, leasing and other services for us. The fees, commissions and expense reimbursements paid to our sponsor in connection with these services are not determined with the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our charter contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest, including a prohibition on acquiring investments from, or selling investments to, any affiliate of our advisor. See “Conflicts of Interest.”

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, governance, financial controls, compliance and disclosure. Our directors are elected annually by our stockholders. We have seven directors, four of whom are independent of us, our advisor and its affiliates. The names and biographical information of our directors are contained under “Management—Directors and Executive Officers.”

Our Sponsor

Jones Lang LaSalle (NYSE: JLL) (“JLL”) our sponsor, is a global real estate services firm specializing in commercial property management, leasing and investment management with a portfolio of over 3.0 billion square feet worldwide. JLL provides real estate and investment management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2015, JLL had over 230 corporate offices and operations in more than 1,000 locations in 80 countries and approximately 58,000 employees worldwide. Where appropriate, our advisor will leverage the global resources of JLL, its parent company, to serve our investment goals and objectives.

Our Advisor

LaSalle Investment Management, Inc., our advisor, manages all of our day-to-day operations. Our advisor is responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement. For so long as the advisory agreement is in effect, our advisor has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of directors being independent directors. Our board of directors must also consult with our advisor in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director. See “Management.”

Our Dealer Manager

LaSalle Investment Management Distributors, LLC, our dealer manager, is distributing shares of our common stock in this offering on a best efforts basis. Our dealer manager was formed in 2012 and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and is an affiliate of our advisor. Our dealer manager coordinates our distribution effort, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the offering.

Stock Ownership by Our Sponsor and its Affiliates

An affiliate of JLL has held an initial investment of $10 million in shares of our common stock since December 2004. On March 29, 2016, this investment was repurchased under the Share Repurchase Plan. Another affiliate of JLL purchased an additional $200,000 in shares of our common stock in November 2011. On August 8, 2012, an affiliate of JLL purchased an additional $50 million of our common stock. The $50 million in shares issued in connection with this additional investment will not be eligible for repurchase pursuant to our share repurchase plan until the fifth anniversary of the purchase date and will be subject to certain limitations as to the amount eligible for repurchase until the seventh anniversary of the purchase date, provided that we will be obligated to repurchase the shares immediately upon request of the holder if an affiliate of our sponsor no longer serves as our advisor. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates.”

Our Structure

The following chart shows our current ownership structure and our relationship with our advisor and our dealer manager as of the commencement of this offering.

(1)	Includes entities controlled or managed by JLL.
(2)	As of December 31, 2015, affiliates of JLL own approximately 6.7% of our outstanding common stock.

Share Repurchase Plan

We expect that there will be no regular trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a daily basis holders of our shares may request that we repurchase all or any portion of their shares. No shares may be repurchased within one year after the date of purchase, except for repurchases related to the death or disability of a stockholder. In addition, shares issued pursuant to our distribution reinvestment plan are not subject to the one-year holding period. Our share repurchase plan limits repurchases during any calendar quarter to shares with an aggregate value (based on the repurchase price per share on the day the repurchase is effected) of 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, repurchase requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a “per stockholder allocation,” instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request repurchase at any time during such quarter of a total number of shares not to exceed five percent of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total repurchases for the immediately preceding quarter exceeded four percent of our NAV on the last business day of such preceding quarter. If total repurchases during a quarter for which the per stockholder allocation applies are equal to or less than four percent of our NAV on the last business day of such preceding quarter, then repurchases will again be first-come, first-served for the next succeeding quarter and each quarter thereafter.

We may not always be able to repurchase your shares under the share repurchase plan. If a repurchase request is made and accepted, the repurchase price per share will be equal to our NAV per share on the date of repurchase of the class of shares being repurchased. The vast majority of our assets will consist of properties which cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. We may maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties of up to 15% of the overall value of our portfolio. Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our repurchases. See “Share Repurchase Plan—Repurchase Limitations.”

Distributions

We currently are, and expect that in the future we will continue to be, organized and operated in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2004. In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders. For these purposes, REIT taxable income is determined without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP.

We intend to accrue and pay distributions on a quarterly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We expect that our board of directors will authorize a quarterly distribution of a certain dollar amount per share of common stock for each quarter. For purposes of calculating our NAV to account for any declared distributions, we will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date. See “Share Repurchase Plan.”

Our policy generally will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of this offering, borrowings or the sale of properties or other investments. Distributions may constitute a return of capital. In each previous year in which we paid distributions, our total distributions for the year exceeded our GAAP earnings due to the fact that GAAP earnings are reduced by non-cash charges for depreciation and amortization expenses and impairment of real estate. For the same reasons, we anticipate that we will pay distributions in excess of our earnings in the future. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Our board of directors declared quarterly distributions for our stockholders beginning in the first quarterly period following the initial closing of our first offering on December 23, 2004 through March 31, 2009. We did not pay distributions for the nine quarterly periods from March 2009 to September 30, 2011, but we have declared quarterly distributions for our stockholders every quarter since. On March 8, 2016, our board of directors declared a quarterly distribution of $0.12 per share for the first quarter of 2016. We bear all expenses incurred in our operations, which are deducted from cash funds generated from operations prior to computing the amount of cash for distribution to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital or other purposes, which was the policy of our board of directors between March 2009 through September 2011 when we suspended our distributions as a part of our cash conservation strategy adopted in response to the uncertain economic climate and extraordinary conditions in the commercial real estate industry. See “Selected Information Regarding Our Operations—Distribution Information.” Any future distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.

Distribution Reinvestment Plan

Our stockholders may elect to participate in our distribution reinvestment plan in order to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Investment Company Act of 1940 Exemption

We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we and our subsidiaries will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine our compliance with Section 3(a)(1)(C) and Rule 3a-1.

In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to Our General Business Operations and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus. The risks discussed below are those that we consider to be the most significant to your decision whether to buy shares of our common stock.

Risks Related to Investing in Shares of Our Common Stock

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to the repurchase of shares by us which generally will not be available during the first year after you purchase your shares. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a public market will ever develop. Therefore, the repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to our NAV per share of the class of shares being repurchased on the date of repurchase, and not based on the price at which you initially purchased your shares. Shares are not eligible for repurchase for the first year after purchase except upon death or disability of a stockholder; provided, however, that shares issued pursuant to our distribution reinvestment plan are not subject to the one-year holding period. In addition, we may repurchase your shares if you fail to maintain a minimum balance of $5,000 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. As a result of these terms of our share repurchase plan, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan.

Our ability to repurchase your shares may be limited, and our board of directors may modify or suspend our share repurchase plan at any time.

Our share repurchase plan limits the funds we may use to purchase shares each calendar quarter to 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV. The vast majority of our assets will consist of properties that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Our board of directors may modify or suspend for any period of time or indefinitely our share repurchase plan should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on stockholders whose shares are not repurchased. Because our board of directors is not required to authorize the recommencement of the share repurchase plan within any specified period of time, our board or directors may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times no liquidity may be available for your investment. See “Share Repurchase Plan—Repurchase Limitations.”

We have a history of operating losses and cannot assure you that we will achieve profitability.

Since our inception in 2004, as a consequence of recognizing depreciation in connection with the properties we own we have experienced net losses (calculated in accordance with GAAP) each fiscal year, except for 2005, 2012, 2014 and 2015, and, as of December 31, 2015, we had an accumulated deficit of $123.7 million. The extent of our future operating losses and the timing of when we will achieve profitability are highly uncertain, and we may never achieve or sustain profitability.

The availability, timing and amount of cash distributions to you are uncertain.

Our board of directors is not obligated to declare quarterly dividends for our stockholders in any specific amounts or at all. We bear all expenses incurred in our operations, which are deducted from cash funds generated from operations prior to computing the amount of cash for distribution to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital or other purposes, which was the policy of our board of directors from March 2009 through September 2011 when we suspended our distributions as a part of our cash conservation strategy adopted in response to the uncertain economic climate and extraordinary conditions in the commercial real estate industry.

Your overall return may be reduced if we pay distributions from sources other than our cash from operations.

To date, all of the distributions we have paid to stockholders have been funded through a combination of cash flow from our operations and borrowings. We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering or other sources to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, our expenses are greater than expected or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment in our shares of common stock.

You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.

We have not identified all of the investments that we will make with the proceeds of this offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate all of the investments we will make in advance of purchasing shares of our common stock, this additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make with the offering proceeds, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock available in this offering. If we are unable to raise substantial funds, our fixed operating expenses as a percentage of gross income could increase, and our financial condition and ability to pay distributions could be adversely affected.

Our dealer manager has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained LaSalle Investment Management Distributors, LLC, an affiliate of our advisor, to conduct this offering. LaSalle Investment Management Distributors, LLC was formed in 2012 and our initial public offering was the first public offering for which it served as the dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited, and we may not have adequate capital to execute our investment strategy. If we are unsuccessful in executing our investment strategy, you could lose all or a part of your investment.

The performance component of the advisory fee is calculated on the total return to stockholders of each class of our common stock over a calendar year, so it may differ among classes and it may not be consistent with the return on our shares over a longer or shorter time frame.

The performance component of the advisory fee is calculated on the total return to stockholders for each class of our common stock over a calendar year. As a result, our advisor may be entitled to receive the performance component with respect to one class of shares but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders who request that we repurchase their shares during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to our advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above certain threshold levels, our advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years. Furthermore, the advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance. See “Management—The Advisory Agreement.”

An investment in Class A, Class M, Class A-I or Class M-I shares will likely be impacted by class-specific expenses of future offerings.

Dealer manager fees are allocated on a class-specific basis, which means that the expenses are borne by all holders of the applicable class. For example, an investor who acquired Class M shares will be allocated a proportional share of the dealer manager fees we pay with respect to Class M shares sold in our ongoing public offering of Class A, Class M, Class A-I and Class M-I shares. Such Class M expenses are allocated among all Class M shares ratably, regardless of how each Class M stockholder acquired his or her shares. As a result, purchasers of Class A, Class M, Class A-I and Class M-I shares in our ongoing public offering will likely be impacted by class-specific expenses that we pay with respect to future offerings of all share classes. We intend to operate as a perpetual-life REIT with respect to all stockholders, which means that we intend to offer shares continuously. In order to do so, we will be required to file new registration statements to register additional shares of common stock with the SEC prior to the end of each three-year period following the commencement of our ongoing public offering of shares described in Rule 415 under the Securities Act. Dealer manager fees that are payable to our dealer manager on an ongoing basis with respect to shares sold in our ongoing public offering of shares (i.e., pursuant to our current registration statement) will cease when total underwriting compensation in the offering equals 10% of the gross proceeds from the primary portion of the offering. However, we expect that dealer manager fees will be payable with respect to shares sold in subsequent offerings, and that investors in our ongoing public offering of shares may be allocated a proportional share of such class-specific expenses.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost upon their acquisition which we expect to represent fair value at that time. Thereafter, valuations of properties, which will be based in part on appraisals of each of our properties by our independent valuation advisor at least once during every calendar quarter after the first full calendar quarter in which we owned each respective property, will be performed in accordance with our valuation guidelines. Likewise, our investments in real estate-related assets will initially be valued at cost upon their acquisition, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. See “Net Asset Value

Calculation and Valuation Guidelines.” Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and dealer manager to the extent such valuations prove to not accurately reflect the true estimated value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our valuation guidelines.

Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

Each of our properties will be appraised at least once per quarter and, under normal circumstances, will not be appraised more frequently than once per quarter. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your subscription, and the price at which your repurchase is executed could be lower than our NAV per share at the time you submit your repurchase request.

The purchase and repurchase price for shares of our common stock will not be based on any established trading price. Your accepted subscription will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after your subscription is received in proper form and processed, plus, for Class A and Class A-I shares only, any applicable selling commissions. As a result of this process, you will not know the purchase price per share at which your subscription will be executed at the time you submit your subscription. The purchase price per share at which your subscription is executed could be higher than the NAV per share on the date you submitted your subscription. For example, if a subscription is processed and accepted on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A and Class A-I shares, any applicable selling commissions. If a subscription is processed and accepted on a business day, but after the close of business on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A and Class A-I shares only, any applicable selling commissions. See “Plan of Distribution—Buying Shares.” Similarly, received and processed repurchase requests will be effected at a repurchase price equal to the next-determined NAV per share for the class of shares being repurchased. See “Share Repurchase Plan—General.” Investors who subscribe for shares will not know the purchase price at the time they submit their subscription. Because stockholders will not know the repurchase price that will apply at the time that repurchase requests are submitted, the repurchase price per share at which your repurchase request is executed could be lower than the NAV per share on the date you submitted your repurchase request.

We have broad discretion in how we use the proceeds from this offering, and we may use the proceeds in ways with which you disagree.

We expect to use the net proceeds of this offering to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing instruments and (3) fund repurchases under our share repurchase plan or through tender offers. See “Estimated Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering, including the ability to apply net proceeds to the payment of distributions. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. In addition, it is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may adversely affect the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.

Additionally, holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1 billion shares of capital stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their proportionate ownership.

If you purchase shares of common stock in this offering, you may experience immediate dilution in the net tangible book value per share.

Net tangible book value is used as a measure of net worth that reflects certain dilution in the value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with this offering and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. Net tangible book value does not reflect our estimated value per share nor does it necessarily reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. As of December 31, 2015, our net tangible book value per share was $8.31, calculated as our net tangible book value as of December 31, 2015 divided by the 82,263,433 shares of our common stock outstanding as of December 31, 2015, as compared to our offering price of $11.17, $11.20, $11.20 and $11.20 per Class A, Class M, Class A-I and Class M-I share, respectively, on such date pursuant to our initial public offering. See “Dilution.”

Risks Related to Conflicts of Interest

Our advisor will face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.

Our advisor’s officers and key real estate professionals identify potential investments in properties and other real estate-related assets which are consistent with our investment guidelines for our possible acquisition. However, our advisor may not acquire an investment in a property unless it has reviewed and approved presenting it to us in accordance with its allocation policies. LaSalle and its affiliates advise other investment programs that invest in properties and real estate-related assets in which we may be interested. LaSalle could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by LaSalle may compete with us with respect to certain investments that we may want to acquire.

In addition, we may acquire properties in geographic areas where other investment programs advised by LaSalle own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.

Our advisor faces a conflict of interest because the fees it receives for services performed are based on our NAV, which is calculated by our advisor.

Our advisor is paid a fee for its services based on our daily NAV, which is calculated by our advisor. The calculation of our NAV includes certain subjective judgments of our advisor and our independent valuation advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

Our advisor’s management personnel face conflicts of interest relating to time management and there can be no assurance that our advisor’s management personnel will devote adequate time to our business activities or that our advisor will be able to hire adequate additional employees.

All of our advisor’s management personnel, other employees, affiliates and related parties may also provide services to other affiliated entities of our advisor. We are not able to estimate the amount of time that such management personnel will devote to our business. As a result, certain of our advisor’s management personnel may have conflicts of interest in allocating their time between our business and their other activities which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. There can be no assurance that our advisor’s affiliates will devote adequate time to our business activities or that our advisor will be able to hire adequate additional employees.

Our advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other LaSalle affiliated entities, which could result in actions that are not in our stockholders’ best interests.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence our advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisors and its affiliates, including the advisory agreement;

•	the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•	public offerings of equity by us, which may result in increased advisory fees of the advisor;

•	competition for tenants from affiliated programs that own properties in the same geographic area as us; and

•	asset sales, which may allow LaSalle or its affiliates to earn disposition fees and commissions.

We currently have, and may enter into, agreements with subsidiaries of our sponsor to perform certain services for our real estate portfolio.

Subsidiaries of our sponsor provide property management, leasing and other services to property owners, and currently provides certain services to us with respect to a portion of our properties, and we may engage subsidiaries of our sponsor to perform additional property or construction management, leasing and other services related to our real estate portfolio. The fees, commissions and expense reimbursements paid to our sponsor in connection with these services have not and will not be determined with the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Even though all such agreements will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could receive from a third party.

The time and resources that LaSalle affiliated entities devote to us may be diverted and we may face additional competition due to the fact that LaSalle affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

LaSalle affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor has in the past and may in the future cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Even though all such agreements will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could receive from a third party.

The fees we pay to affiliates in connection with our offerings of securities and in connection with the management of our investments were not determined on an arm’s length basis, and therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our advisor, our dealer manager and other affiliates, including our sponsor, have earned and will continue to earn fees, commissions and expense reimbursements from us. The fees, commissions and expense reimbursements paid and to be paid to our advisor, our dealer manager and other affiliates for services they provided us in connection with this offering were determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Conflicts of Interest.”

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor may also be involved in the management of other real estate businesses, including other LaSalle affiliated entities, and separate accounts established for institutional investors, each of which invests in the real estate or real estate-related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy. These individuals face conflicts of interest in allocating their time among us and such other funds, investors and activities. These conflicts of interest could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

Because our dealer manager is an affiliate of our advisor, investors will not have the benefit of an independent due diligence review and investigation of the type normally conducted by an unaffiliated, independent underwriter in connection with a securities offering. The absence of a due diligence review of us and this offering by an independent underwriter increases the risk you face as a stockholder.

Risks Related to Adverse Changes in General Economic Conditions

Changes in global economic and capital markets conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders.

We are subject to risks generally incident to the ownership of real estate investments, including changes in global, national, regional or local economic, demographic and real estate market conditions, as well as other factors particular to the locations of our investments. A recession could adversely impact our investments as a result of, among other items, increased tenant defaults under our leases, lower demand for rentable space, as well as potential oversupply of rentable space, each of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. These conditions could also adversely impact the financial condition of the tenants that occupy our real properties and, as a result, their ability to pay us rents.

We have recorded impairments of our real estate as a result of such conditions. To the extent that a general economic slowdown is prolonged or becomes more severe or real estate fundamentals deteriorate, it may have a significant and adverse impact on our revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to pay distributions to our stockholders.

Historic market conditions and the risk of renewed market deterioration have caused and may in the future cause the value of our real estate investments to decline.

The historic economic environment and credit market conditions from 2008 to 2011 impacted the performance and value of our real estate investments. If the current economic or real estate environment were to worsen in the markets where our properties are located, our NAV per share of our common stock may experience more volatility or decline as a result. Volatility in the fair value and operating performance of commercial real estate has made estimating cash flows from our real estate investments difficult, since such estimates are dependent upon our judgment regarding numerous factors, including, but not limited to, current and potential future refinancing availability, fluctuations in regional or local real estate values and fluctuations in regional or local rental or occupancy rates, real estate tax rates and other operating expenses.

We cannot assure our stockholders that we will not have to realize or record impairment charges, or experience disruptions in cash flows and/or permanent losses related to our real estate investments or decreases in our NAV per share of our common stock in future periods. In addition, to the extent that volatile markets exist, these conditions could adversely impact our ability to potentially sell our real estate investments at a price and with terms acceptable to us or at all.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. and global economies, such as the general negative performance of the real estate sector, could cause our stockholders to seek to have us repurchase their shares pursuant to our share repurchase plan. Our share repurchase plan limits the amount of funds we may use for repurchases during each calendar quarter to 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be adversely affected.

Inflation or deflation may adversely affect our financial condition and results of operations.

Although neither inflation nor deflation has materially impacted our operations in the recent past, increased inflation could have an adverse impact on our floating rate mortgages and interest rates and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ revenues and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.

Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial results.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and financial results and are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain. Accounting standard setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC, and our independent registered public accounting firm) may amend or even reverse their previous interpretations or positions on how these standards should be applied. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the revision of prior period financial statements.

Changes in accounting standards can be hard to predict and can materially impact how we record and report our financial condition and results of operations; for example, no authoritative GAAP guidance specifically addresses the accounting treatment for dealer manager fees. Dealer manager fees are accrued daily into our NAV based on a specified percentage for each publicly offered share class multiplied by the NAV of that share class at the end of each day. There are two acceptable accounting practices used by the industry to account for dealer manager fees in GAAP based financial statements. The first practice involves accruing the liability for the dealer manager fees on a daily basis as offering costs, which are recorded as a reduction of capital in excess of par value. The second practice involves accruing all future dealer manager fees on the day the share of stock is sold, up to the maximum ten percent as allowed under applicable regulations. We have selected the first practice as our accounting policy. We selected the policy of accruing dealer manager fees on a daily basis because we are obligated to pay the fee every day that a share of common stock is outstanding until it has been repurchased or we have reached the ten percent limit. We believe dealer manager fees are offering costs and recorded as a reduction of capital in excess of par value as there are limited ongoing services required to be performed in order for the dealer manager fee to be paid to our dealer manager. In addition, the dealer manager reallows a majority of the dealer manager fee to participating broker-dealers who receive the fee as compensation for providing services to the stockholders. For common stock sold in our initial public offering and this offering through December 31, 2015, we estimate that we will pay out an additional $39.5 million in offering costs, primarily in the form of dealer manager fees, which are not reflected on our consolidated balance sheet as of December 31, 2015. We estimate the offering costs to be paid out over the next ten years.

Risks Related to Our General Business Operations and Our Corporate Structure

We depend on our advisor and the key personnel of our advisor, and we may not be able to secure suitable replacements in the event that we fail to retain their services.

Our success is dependent upon our relationships with, and the performance of, our advisor and the key real estate professionals of our advisor for the acquisition and management of our investment portfolio and our corporate operations. Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control.

Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives. In the event that, for any reason, our advisory agreement is terminated, or our advisor is unable to retain its key personnel, it may be difficult for us to secure suitable replacements on acceptable terms, which would adversely impact the value of your investment.

Our advisor’s inability to retain the services of key real estate professionals could negatively impact our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals, and they may not remain associated with us or our advisor. If any of these persons were to cease their association with us or our advisor, our operating results could suffer. Our future success depends, in large part, upon our advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If our advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, the percentage of our outstanding common stock owned by our existing stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees, or we may acquire a subsidiary or division of our advisor that has performed services for us pursuant to our advisory agreement, including its existing workforce. Any internalization transaction could result in significant payments to the owners of our advisor, possibly in the form of our common stock, which could reduce the percentage ownership of our then existing stockholders and increase the percentage ownership held by our advisor and its affiliates. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed; we may not be able to properly integrate a new staff of managers and employees; or we may not be able to effectively replicate the services provided previously by our advisor and its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

We are required to pay substantial compensation to our advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Pursuant to our agreements with our advisor and its affiliates, including our sponsor, we are obligated to pay substantial compensation to our advisor and its affiliates. Subject to limitations in our charter, the fees, expense reimbursements and other payments that we are required to pay to our advisor and its affiliates may increase or decrease during this offering or future offerings from those described elsewhere in this prospectus if such change is approved by a majority of our board of directors, including a majority of the independent directors. See “Management—The Advisory Agreement.” These payments to our advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than is currently contemplated. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If a repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

Our board of directors will not approve each investment selected by our advisor.

Our board of directors has approved investment guidelines that delegate to our advisor the authority to execute (1) acquisitions and dispositions of real property and (2) investments in other real estate-related assets, in each case so long as such investments are consistent with the investment guidelines. Our directors review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

We are and may continue to be subject to litigation, which could have a material adverse effect on our financial condition.

We currently are, and are likely to continue to be, subject to litigation. Some of these claims may result in significant defense costs and potentially significant judgments against us. We cannot be certain of the ultimate outcomes of currently asserted claims or of those that arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, would adversely impact our earnings and cash flows, thereby impacting our ability to service debt and make quarterly distributions to our stockholders. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if repurchases by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Any attempt to own or transfer shares of our common stock in excess of the ownership limit without the consent of our board of directors will be void, or will result in those shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote those excess shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents.”

Certain provisions in our organizational documents and Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Our charter and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. For example, our charter authorizes the issuance of preferred stock which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of our common stock, and prohibits our stockholders from filling board vacancies. In addition, for so long as the advisory agreement is in effect, our advisor has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders. Furthermore, our board of directors must also consult with our advisor in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director. These and other provisions in our charter and bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company.

In addition, certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

A change in the value of any of our assets could cause us or one or more of our subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

We believe that we and our subsidiaries will satisfy this exclusion. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants and lease data. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential tenant information, such as individually identifiable information relating to financial accounts. Although we have taken steps to protect the security of the data maintained in our information systems, it is possible that our security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information such as in the event of cyber attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

Risks Related to Investments in Real Property

We depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults, particularly by one of our significant tenants, could adversely affect the income produced by our properties, which may harm our operating performance, thereby limiting our ability to pay distributions to our stockholders.

The success of our investments depends on the financial stability of our tenants, any of whom may experience a change in their business at any time. Our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due, or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases, or expiration of existing leases without renewal, and the loss of rental income attributable to the terminated or expired leases. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated or defaulted upon, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. In addition, significant expenditures, such as mortgage payments, real estate taxes and insurance and maintenance costs, are generally fixed and do not decrease when revenues at the related property decrease.

The occurrence of any of the situations described above, particularly if it involves one of our significant tenants, could seriously harm our operating performance. If any of these significant tenants were to default on its lease obligation(s) to us or not extend current leases as they mature, our results of operations and ability to pay distributions to our stockholders could be adversely affected. As lead tenants, the revenues generated by the properties these tenants occupy are substantially dependent upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency, or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant’s rental payments, which may have a substantial adverse effect on our operating performance.

Our revenues will be significantly influenced by the economies and other conditions of the office, retail, industrial and apartment markets in general and the specific geographic markets in which we operate where we have high concentrations of these types of properties.

As of December 31, 2015, based upon the current fair value of our portfolio, our diversification by property type consisted of 14% in the apartment sector, 22% in the industrial sector, 24% in the office sector, 37% in the retail sector and 3% in the other property sector. Because our portfolio consists primarily of apartment, industrial, office and retail properties, we are subject to risks inherent in investments in these property types. This concentration exposes us to risk of economic downturns in these property sectors to a greater extent than if our portfolio included other sectors in the real estate industry.

Additionally, as of December 31, 2015, approximately 30% and 28% of the current fair value of our portfolio was geographically concentrated in the eastern and southern United States. Moreover, our properties located in California, Texas, Georgia and Florida accounted for approximately 22%, 16%, 12% and 10% of our consolidated revenues, respectively. As a result, we are particularly susceptible to adverse market conditions in these particular areas, including the current economic conditions, the reduction in demand for office, retail, industrial or apartment properties, industry slowdowns, relocation of businesses and changing demographics. Adverse economic or real estate developments in the markets in which we have a concentration of properties, or in any of the other markets in which we operate, or any decrease in demand for office, retail, industrial or apartment space resulting from the local or national business climate, could adversely affect our rental revenues and operating results.

We face risks associated with our student-oriented apartment communities.

For the years ended December 31, 2015 and 2014, rents from student-oriented apartment communities comprised approximately 12% and 34% of our revenues, respectively. Unlike other apartment housing, student housing communities are typically leased on an individual lease basis by the bed which limits each resident’s liability to his or her own rent without liability for a roommate’s rent. The lease terms are typically for less than one year. Student housing communities are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. As a result, we may experience a significant reduction in our cash flows and revenues from our student-oriented housing properties during the summer months. If we are unable to find new individual tenants for these properties, it could have a material adverse effect on our NAV.

Many colleges and universities own and operate their own competing on-campus housing facilities, and changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that certain students, such as freshman, live in a university owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline.

Our operating results are affected by economic and regulatory changes that impact the real estate market in general.

Real estate historically has experienced significant fluctuations and cycles in value that have resulted in reductions in the value of real estate-related investments. Real estate will continue to be subject to such fluctuations and cycles in value in the future that may negatively impact the value of our investments. The marketability and value of our investments will depend on many factors beyond our control. The ultimate performance of our investments will be subject to the varying degrees of risk generally incident to the ownership and operation of the underlying real properties. The ultimate value of our investment in the underlying real properties depends upon our ability to operate the real properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service. Revenues and the values of our properties may be adversely affected by:

•	changes in national or international economic conditions;

•	the cyclicality of real estate;

•	changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;

•	the financial condition of tenants, buyers and sellers of properties;

•	competition from other properties offering the same or similar services;

•	changes in interest rates and in the availability, cost and terms of mortgage debt;

•	access to capital;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	the ongoing need for capital improvements (particularly in older structures);

•	changes in real estate tax rates and other operating expenses;

•	adverse changes in governmental rules and fiscal policies;

•	civil unrest;

•	acts of God, including earthquakes, hurricanes and other natural disasters, acts of war, acts of terrorism (any of which may result in uninsured losses);

•	adverse changes in zoning laws; and

•	other factors that are beyond our control or the control of the real property owners.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and pay distributions to stockholders.

Our retail properties may decline in rental revenue and/or occupancy as a result of co-tenancy provisions contained in certain tenant’s leases.

Tenants of certain of our retail properties have leases that contain certain co-tenancy provisions that require either certain tenants and/or certain amounts of square footage to be occupied and open for business. If these co-tenancy provisions are not satisfied then other tenants of these properties may have the right to, among other things, pay reduced rents and/or terminate the lease. As a result the loss of a single tenant on these properties, and the triggering of these co-tenancy provisions, could result in reduced rental income and/or reduced occupancy with respect to these properties, which could have a material adverse effect on our business, financial condition and results of operations.

We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let space, which may adversely affect our operating results.

Leases (excluding our apartment properties) representing approximately 10% and 13% of the annualized minimum base rent from our consolidated properties, as of December 31, 2015, were scheduled to expire in 2016 and 2017, respectively. Because we compete with a number of other developers, owners and managers of office, retail, industrial and apartment properties, we may be unable to renew leases with our existing tenants and, if our current tenants do not renew their leases, we may be unable to re-let the space to new tenants. To the extent that we are able to renew leases that are scheduled to expire in the short-term or re-let such space to new tenants, heightened competition resulting from adverse market conditions may require us to utilize rent concessions and tenant improvements to a greater extent than we historically have. Further, leases of long-term duration or which include renewal options that specify a maximum rate increase may not result in fair market lease rates over time if we do not accurately estimate inflation or market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected. In addition, the economic turmoil of the last several years has led to foreclosures and sales of foreclosed properties at depressed values, and we may have difficulty competing with competitors who have purchased properties in the foreclosure process, because their lower cost basis in their properties may allow them to offer space at reduced rental rates.

If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants upon expiration of their existing leases. Even if our tenants renew their leases or we are able to re-let the space, the terms and other costs of renewal or re-letting, including the cost of required renovations, increased tenant improvement allowances, leasing commissions, declining rental rates, and other potential concessions, may be less favorable than the terms of our current leases and could require significant capital expenditures. If we are unable to renew leases or re-let space in a reasonable time, or if rental rates decline or tenant improvement, leasing commissions, or other costs increase, our financial condition, cash flows, cash available for distribution, value of our common stock, and ability to satisfy our debt service obligations could be materially adversely affected.

Competition in acquiring properties may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. We may also face competition from real estate programs sponsored by JLL and its affiliates. Many third party competitors have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, as the economy recovers, the number of entities and the amount of funds competing for suitable investments may increase. In addition to third party competitors, other programs sponsored by our advisor may raise additional capital and seek investment opportunities under our advisor’s allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

To the extent we acquire properties, our operating results may depend on the availability of, and our advisor’s ability to identify, acquire and manage, appropriate real estate investment opportunities. It may take considerable time for us or our advisor to identify and acquire appropriate investments. In general, the availability of desirable real estate opportunities and our investment returns will be affected by the level and volatility of interest rates, conditions in the financial markets and general, national and local economic conditions. No assurance can be given that we will be successful in identifying, underwriting and then acquiring investments which satisfy our return objectives or that such investments, once acquired, will perform as intended. The real estate industry is competitive and we compete for investments with traditional equity sources, both public and private, as well as existing funds, or funds formed in the future, with similar investment objectives. If we cannot effectively compete with these entities for investments, our financial performance may be adversely affected.

Potential losses or damage to our properties may not be covered by insurance.

Our tenants are required to maintain property insurance coverage for the properties under net leases and we carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio not insured by our tenants under a blanket policy. Our advisor will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Our real properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

We rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Although our advisor has hired and may hire JLL to manage and lease certain of our properties, we also rely on third party property managers and leasing agents to manage and lease vacancies in most of our properties. The third party property managers have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we will engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We may not have sole decision-making authority over some of our real property investments and may be unable to take actions to protect our interests in these investments.

A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions. As of December 31, 2015, we had interests in six joint ventures that collectively own 21 properties across the United States accounting for 23% of our assets. We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers. In addition, our lack of control over the properties in which we invest could result in us being unable to obtain accurate and timely financial information for these properties and could adversely affect our internal control over financial reporting.

We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate that we will maintain permanent working capital reserves and do not currently have an identified funding source to provide funds that may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure our stockholders that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

The costs of compliance with governmental laws and regulations may adversely affect our financial condition and results of operations.

Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners, or managers for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent, or pledge such property as collateral for future borrowings.

Compliance with new laws or regulations or stricter interpretation of existing laws by agencies or the courts may require us to incur material expenditures. Future laws, ordinances, or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties such as the presence of underground storage tanks or activities of unrelated third parties may affect our properties. In addition, there are various local, state, and federal fire, health, life-safety, and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our cash flows and ability to pay distributions and may reduce the value of our shares of common stock.

As the present or former owner or manager of real property, we could become subject to liability for environmental contamination, regardless of whether we caused such contamination.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and remediation costs.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed within a certain period of time. Some molds may produce airborne toxins or irritants. Public concern about indoor exposure to mold has been increasing along with awareness that exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of a significant amount of mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected properties. In addition, the presence of mold could expose us to liability from tenants, employees of tenants and others if property damage or health concerns arise as a result of the presence of mold in or on our properties. If we ever become subject to mold-related liabilities, our business, financial condition and results of operations could be materially and adversely affected.

Compliance or failure to comply with the American Disabilities Act and other similar regulations could result in substantial costs.

Our properties are, or may become, subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. New legislation at the federal, state and local levels also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party to ensure compliance with such legislation. However, we may not be able to acquire properties or allocate responsibilities in this manner which could reduce cash available for investments and the amount of distributions to you.

Future terrorist attacks may result in financial losses for us and limit our ability to obtain terrorism insurance.

Our portfolio maintains significant holdings in areas that are located in or around major population centers that may be high-risk geographical areas for terrorism and threats of terrorism. Future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the United States and its allies, could severely impact the demand for, and value of, our properties. Terrorist attacks in and around any of the major metropolitan areas in which we own properties also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and could thereafter materially impact the availability or cost of insurance to protect against such acts. A decrease in demand could make it difficult to renew or re-lease our properties at lease rates equal to or above historical rates. To the extent that any future terrorist attacks otherwise disrupt our tenants’ businesses, it may impair our tenants’ ability to make timely payments under their existing leases with us, which would harm our operating results.

In addition, the events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile properties to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act, which was extended through 2020 by Terrorism Risk Insurance Program Reauthorization Act of 2015, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may affect the general real estate lending market, lending volume and the market’s overall loss of liquidity may reduce the number of suitable investment opportunities available to us and the pace at which its investments are made. We currently carry terrorism insurance under our master insurance program on all of our investments, except for Railway Street Corporate Centre, an office building located in Calgary, Canada.

We are subject to additional risks from our international investments.

We own one property located outside the United States as of December 31, 2015 and expect to purchase additional investments located outside the United States, and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	our limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.

Lack of compliance with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay distributions to our stockholders and the value of your investment.

Risks Related to Investments in Real Estate-Related Assets

Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.

Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by property values.

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus.

The value of the real estate-related securities that we may invest in may be volatile.

The value of real estate-related securities, including those of publicly listed REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

We may invest in mezzanine debt which is subject to greater risks of loss than senior loans secured by real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our securities portfolio to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate-related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We are subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

Risks Related to Debt Financing

We have incurred and are likely to continue to incur mortgage or other indebtedness, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.

As of December 31, 2015, we had total outstanding indebtedness of $488.1 million. Our company leverage ratio, calculated as our share of total liabilities divided by our share of the fair value of total assets, was 39% as of December 31, 2015. We may obtain mortgage loans and pledge some or all of our properties as security for these loans to acquire the property secured by the mortgage loan, acquire additional properties or pay down other debt. We may also use our line of credit as a flexible borrowing source to cover short-term capital needs, for new property acquisitions and for working capital.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders may be adversely affected.

Renewed uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.

The U.S. and global credit markets have experienced severe dislocations and liquidity disruptions in recent years, which caused volatility in the credit spreads on prospective debt financings and constrained the availability of debt financing due to the reluctance of lenders to offer financing at high leverage ratios. Renewed uncertainty in the credit markets may adversely impact our ability to access additional debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt upon maturity, or of being unable to refinance on favorable terms. As of December 31, 2015, we had $488.1 million in aggregate outstanding mortgage notes payable, which had maturity dates through March 1, 2027.

If interest rates are higher or other financing terms, such as principal amortization, the need for a corporate guaranty, or other terms are not as favorable when we refinance debt or issue new debt, our income could be reduced. To the extent we are unable to refinance debt on reasonable terms, or at appropriate times or at all, we may be required to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by borrowing more money.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to pay distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

If we draw on our line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may use our line of credit to provide for a ready source of liquidity to fund repurchases of shares of our common stock in the event that repurchase requests exceed net proceeds from our continuous offering. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. This policy is set forth under “Investment Objectives and Strategy—Derivative Instruments and Hedging Activities.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

The mortgage loans on two of our properties provide that the issuance, transfer and redemption of our shares are permitted only so long as we are advised by LaSalle, its affiliate, or a suitable successor or replacement, which could limit our ability to terminate our advisor or make such termination costly.

The loan agreement executed on April 30, 2007 in connection with the mortgage loan on Station Nine Apartments, or the loan agreement, provides that the transfer or redemption of shares of our common stock and the transfer of ownership of Station Nine Apartments or our subsidiary which owns Station Nine Apartments are permitted equity transfers under the loan agreement only so long as we are advised by LaSalle or its affiliate, a successor by merger to LaSalle or its affiliate or any entity that, together with its affiliates, owns, manages, advises or lends against commercial real estate assets of at least $1.0 billion. In the event that we ceased to be advised by LaSalle or its affiliate or another qualifying entity under the loan agreement, any transfer or redemption of our shares or transfer or sale of Station Nine Apartments could be deemed an event of default under the loan agreement. Such an event of default would entitle the lender to exercise all rights and remedies available under the loan agreement and the other loan documents and at law and in equity, including, without limitation, declaring the full amount of the loan immediately due and payable and seeking foreclosure. The loan on Station Nine Apartments may be prepaid, subject to the payment of a prepayment fee equal to the greater of 1.0% of the outstanding loan balance or yield maintenance.

The deed of trust executed on June 17, 2005 in connection with the mortgage loan on 111 Sutter Street, or the deed of trust, provides that the issuance, transfer or redemption of shares of our common stock are permitted transfers under the deed of trust only so long as we are advised by LaSalle or its affiliate, a successor by merger to LaSalle or its affiliate or any entity that, together with its affiliates, owns, manages, advises or lends against commercial real estate assets of at least $3.0 billion. In the event that we ceased to be advised by LaSalle or its affiliate or another qualifying entity under the deed of trust, any issuance, transfer or redemption of shares of our common stock could be deemed an event of default under the deed of trust. Such an event of default would entitle the beneficiary under the deed of trust to exercise all rights and remedies available under the deed of trust and the other loan documents and at law and in equity, including, without limitation, declaring the full amount of the loan immediately due and payable and seeking foreclosure. The loan on 111 Sutter Street may be prepaid, subject to the payment of a prepayment fee equal to the greater of 3.0% of the outstanding loan balance or yield maintenance.

The foregoing provisions could have the effect of limiting our ability to terminate our advisor or, in the event that we incur a fee in connection with the prepayment of the loan on Station Nine Apartments or 111 Sutter Street, make such a termination more costly. In addition, in the event that we were to default under the loan agreement or the deed of trust we would be unable to continue to raise capital through our public offering of our common stock or repurchase shares of common stock pursuant to our share repurchase plan, which could have a material adverse effect on our business, results of operations or financial condition.

Federal Income Tax Risks

Failure to qualify as a REIT would have significant adverse consequences to us.

We are organized and operated in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year that ended December 31, 2004. REIT qualification requires ongoing satisfaction of various requirements regarding our organization, the nature of our gross income and assets and the amount of dividends we distribute. In addition, future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If the IRS determines that we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved because:

•	we would be subject to federal corporate income taxation on our taxable income, potentially including alternative minimum tax, and could be subject to higher state and local taxes;

•	we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

•	we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified (unless we are entitled to relief under applicable statutory provisions).

The increased taxes would cause a reduction in our NAV and in cash available for distribution to stockholders. In addition, if we do not qualify as a REIT, we will not be required to pay distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could hinder our ability to raise capital and grow our business.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to pay distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to pay distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% after 2017) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. Finally, for taxable years after 2015, no more than 25% of our assets may consist of debt instruments that are issued by “publicly offered REITs” and would not otherwise be treated as qualifying real estate assets. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

The IRS may deem the gains from sales of our properties to be subject to a 100% prohibited transaction tax.

From time to time, we may be forced to sell assets to fund repurchase requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements or for other purposes. The IRS may deem one or more sales of our properties to be “prohibited transactions.” If the IRS takes the position that we have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. However, there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that our position will not be challenged by the IRS, especially if we make frequent sales or sales of property in which we have short holding periods.

Investments outside the U.S. may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the U.S. or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may be subject to tax liabilities that reduce our cash flow and our ability to pay distributions to you even if we qualify as a REIT for federal income tax purposes.

We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including:

•	in order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income;

•	we will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years;

•	if we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate; and

•	any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interest to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates on “qualified dividends.”

The maximum U.S. federal income tax rate for “qualified dividends” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Federal Income Tax Considerations” below) is 20%. However, ordinary dividends payable by REITs are generally not eligible for the reduced rates and generally are taxed as ordinary income rates (the maximum individual rate being 39.6%). Non-corporate investors may perceive investment in REITs to be relatively less attractive than investments in the stocks of other corporations whose dividends are taxed at lower rates as qualified dividends.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any of our investments in loans secured by interests in pass-through entities do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.

We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” the rental payments would not be treated as rents from real property which could affect our ability to satisfy the REIT gross income tests and qualify as a REIT.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Investors that are governmental plans or foreign plans may be subject to laws that are similar to the aforementioned provisions of ERISA and the Code or that otherwise regulate the purchase of our shares.

If we were at any time deemed to hold “plan assets” under ERISA, stockholders subject to ERISA and the related excise tax provisions of the Internal Revenue Code may be subject to adverse financial and legal consequences.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” our assets may be deemed to constitute “plan assets” of stockholders that are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of Section 4975 of the Code (“Plans”). If we were deemed to hold “plan assets” of Plans, (i) ERISA’s fiduciary standards would apply to, and might materially affect, our operations if any such Plans are subject to ERISA and (ii) any transaction we enter into could be deemed a transaction with each Plan and transactions we might enter into in the ordinary course of business could constitute prohibited transactions under ERISA and/or Section 4975 of the Code.

ESTIMATED USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the maximum primary offering amount of $2,400,000,000 and no shares under our distribution reinvestment plan and (2) the maximum primary offering amount of $2,400,000,000 and the maximum distribution reinvestment plan offering amount of $300,000,000. In each case, the table assumes that 25% of the gross offering proceeds in the primary offering are from the sale of Class A shares, 25% of the gross offering proceeds in the primary offering are from the sale of Class M shares, 25% of the gross offering proceeds in the primary offering are from the sale of Class A-I shares and 25% of the gross offering proceeds in the primary offering are from the sale of Class M-I shares. Because no selling commissions are paid with respect to shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of any class sold in the distribution reinvestment plan. We are offering up to $2,400,000,000 in shares of our common stock in our primary offering in any combination of Class A, Class M, Class A-I and Class M-I shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.

The estimated amount of selling commissions reflected in the table below was calculated based on a NAV per Class A and Class A-I share of $10.00. The actual amount of selling commissions, however, will vary from the estimated amounts shown because (1) the number of Class M and Class M-I shares, for which no selling commissions are paid, that we will sell is uncertain, (2) our Class A, Class M, Class A-I and Class M-I shares are each sold at a price that varies day by day based on our daily NAV per share for that class of shares and actual selling commissions per Class A and Class A-I share will be a percentage of the NAV per Class A and Class A-I share in our primary offering and (3) the selling commission may be reduced or eliminated in connection with certain categories of sales of Class A and Class A-I shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class A or Class A-I per share purchase price, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations, to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing instruments and (3) fund repurchases under our share repurchase plan or through tender offers. See “Our Real Estate Investments—Mortgage Financing” for information about our existing mortgage indebtedness.

Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of offering proceeds we may use to fund distributions.

	Maximum Primary Offering of $2,400,000,000		Maximum Primary Offering and Distribution Reinvestment Plan
	Amounts(1)	Percent	Amounts	Percent
Gross Offering Proceeds(2)	$2,400,000,000	100.0%	$2,700,000,000	100.0%
Less:
Selling Commissions	29,156,851	1.2%	29,156,851	1.1%
Organization and Offering Expenses(3)	8,158,000	0.3%	8,158,000	0.3%

Amount Available for Investment	$2,362,685,149	98.4%	$2,662,685,149	98.6%

(1)	The dollar amounts in the table are based on the assumption that, throughout the offering period, our NAV per share for each class remains the same as the NAV per share for such class at the commencement of this offering.

(2)	We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended; however, in certain states this offering is subject to annual extensions.
(3)	If we fund the reimbursement of our ongoing organization and offering expenses entirely out of cash flow from operations (which would not reduce the amount of capital available for investment), the percentage of gross offering proceeds available for investment for the maximum primary offering (assuming we sell the maximum distribution reinvestment plan offering amount) would be 98.9%. The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions and the dealer manager fee), including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse our dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend training and educational conferences sponsored by us and seminars conducted by participating broker-dealers.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to preserve and protect our stockholders’ capital investments;

•	to achieve appreciation of our NAV over time; and

•	to enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.

We cannot assure you that we will achieve our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

Investment Strategy

The cornerstone of our investment strategy is to acquire and manage income-producing commercial real estate properties and real estate-related assets around the world. We believe this strategy will enable us to provide stockholders with a portfolio that is well-diversified across property type, geographic region and industry, both in the United States and internationally. It is our belief that adding international investments to our portfolio over time will serve as an effective tool to construct a well-diversified portfolio designed to provide our stockholders with stable distributions and attractive long-term risk-adjusted returns.

We believe that our broadly diversified portfolio will benefit investors by providing:

•	diversification of sources of income;

•	access to attractive real estate opportunities currently in the United States and, over time, around the world; and

•	exposure to a return profile that should have lower correlations with other investments.

Since real estate markets are often cyclical in nature, our strategy will allow us to more effectively deploy capital into property types and geographic regions where the underlying investment fundamentals are relatively strong or strengthening and away from those property types and geographic regions where such fundamentals are relatively weak or weakening. We intend to meet our investment objectives by selecting investments across multiple property types and geographic regions to achieve portfolio stability, diversification, current income and favorable risk-adjusted returns. To a lesser degree, we also intend to invest in debt and equity interests backed principally by real estate, which we refer to collectively as “real estate-related assets.”

We will leverage LaSalle’s broad commercial real estate research and strategy platform and capabilities to employ a research-based investment philosophy focused on building a portfolio of commercial properties and real estate-related assets that we believe have the potential to provide stable income streams and outperform market averages over an extended holding period. Furthermore, we believe that having access to LaSalle and JLL’s international organization and platform, with real estate professionals living and working full time throughout our global target markets, will be a valuable resource to us when considering and executing upon international investment opportunities.

Investment Management Capabilities: The LaSalle Investment Management Platform

LaSalle Investment Management, Inc., our advisor, is a registered investment advisor with the SEC. Headquartered in Chicago, Illinois, our advisor is the U.S. investment management arm of the global LaSalle investment management platform. LaSalle was established and began managing real estate assets for institutional clients in 1980 and has become one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets. LaSalle specializes in providing comprehensive multi-disciplinary real estate investment services to a broad range of institutional and individual investors, including pension funds, foundations, endowments, corporations, insurance companies, sovereign wealth funds and money managers for high net worth individuals. LaSalle has over 30 years of real estate investment experience in public and private real estate markets in North America and Europe and more than a decade of experience in Asia Pacific. As of December 31, 2015, LaSalle managed approximately $58 billion of public and private real estate assets and had approximately 700 employees in 24 offices in 17 countries. Pursuant to the advisory agreement between us and our advisor, and as described under “Management—The Advisory Agreement,” our advisor is responsible for managing our affairs on a day-to-day basis and for identifying, making and managing acquisitions on our behalf.

We believe that access to LaSalle’s investment expertise, research capabilities and property acquisition sourcing and due diligence capabilities will enable us to successfully execute our investment strategy and objectives. LaSalle has substantial experience in acquiring, owning, managing, financing and operating commercial real estate across diverse property types around the world as well as significant experience in asset allocation across a diverse range of portfolio types. In sourcing and evaluating potential investment opportunities for our portfolio, our advisor will utilize its regional investment committees established by LaSalle in each region of the world in which it operates. These committees are comprised of senior members of its global management organization, each of whom has between 15 and 30 years of real estate investment experience. See “Management—Investment Committees.” Where appropriate, our advisor will leverage the worldwide resources of JLL, its parent company and our sponsor, to serve our investment goals and objectives. We believe that the local market knowledge and expertise of JLL’s international network of real estate professionals will provide us with a significant competitive advantage in executing our investment strategy.

Global Real Estate Services Capabilities: JLL

JLL (NYSE: JLL), our sponsor and the parent company of our advisor, is a global real estate services firm specializing in commercial property management, leasing and investment management with a portfolio of over 3.4 billion square feet worldwide. JLL provides real estate and money management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2015, JLL had over 230 corporate offices and operations in more than 1,000 locations in 80 countries and has approximately 58,000 employees worldwide. Where appropriate, our advisor will leverage the global resources of JLL, its parent company and our sponsor, to serve our investment goals and objectives. We believe that the local market knowledge developed globally and shared by JLL’s real estate professionals with our advisor provides us with a key competitive strength in connection with our global real estate investment and management activities. Our advisor also hires our sponsor for property management, leasing, financing, capital markets and other services at certain of our properties where our advisor determines that our sponsor’s credentials in the property type and geographic market are superior to third party alternatives.

Affiliates of JLL currently have invested an aggregate of $50.2 million in our company through the purchase of shares of our common stock. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates” for a description of the terms of these investments. As a result of this significant investment in us, JLL has a strong economic incentive to support our company, unlike other public, non-listed REITs whose sponsors have made a minimal investment and, consequently, are less aligned with the interests of their stockholders. We believe that our sponsor’s status as a publicly-traded, investment grade global corporation provides us with financial and reputational competitive advantages in addition to access to Jones Lange LaSalle’s global real estate services platform.

Real Estate as a Diversifying Asset Class

We make direct investments in real properties in multiple sectors consisting primarily of apartment, industrial, office and retail properties. Other real property types may include, but are not limited to parking facilities, hospitality, student housing, medical office, mixed-use and other property types. While substantially all of our real property investments are currently in the United States, we anticipate that in the future a portion of our investments may be located outside of the United States.

Historically, real estate has offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio. Individual and institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation, or enhancing risk-adjusted returns. Survey data reported by PREA indicates that investment in real estate by pension plans has been steadily increasing since 2000 with a significant percentage of the pension plans having a target allocation to real estate of 10% or more of their overall investment portfolios. Furthermore, according to a report published in 2013 by NAREIT, an optimized portfolio combining a blend of direct investments in real estate and publicly traded REITs produced better risk-adjusted returns than either direct investments in real estate or publicly traded REITs alone. Blended portfolios resulted in positive average annual returns for all rolling five-year holding periods over the past 22 years, even during periods of dramatic property valuation declines (e.g. 2008, 2009 and 2010). “Direct investments” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds.

Direct investments in real estate (particularly those held by institutional investors) generally differ from listed REITs in that the value of direct real estate investments is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces. An investment in our shares may differ from other direct investments in real estate because, among other reasons, we intend to allocate a portion of our portfolio to real estate-related assets, we may pay different fees for the management of our company and the distribution of our shares and, as a public reporting company, we may incur additional costs.

Industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.

We believe that individual investors can benefit from adding a diversified real estate component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through our continuous public offering.

Investment Portfolio Allocation Targets

Our board of directors has adopted investment guidelines for our advisor to implement and actively monitor in order to allow us to achieve and maintain diversification in our overall investment portfolio. Our board of directors formally reviews our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our board of directors will review the investment guidelines to ensure that the guidelines are being followed and are in the best interests of our stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Changes to our investment guidelines must be approved by our board of directors and do not require notice to or the vote of our stockholders.

We will seek to invest:

•	up to 95% of our assets in properties;

•	up to 25% of our assets in real estate-related assets; and

•	up to 15% of our assets in cash, cash equivalents and other short-term investments.

Notwithstanding the above, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.

Investments in Properties

We generally invest in properties located in large metropolitan areas that are well-leased with a stable tenant base and that are expected to generate predictable income. However, we may make investments in properties with other characteristics if we believe that the investments have the potential to enhance portfolio diversification or investment returns, as further described below under “Value Creation Opportunities.” There is no limitation on the amount we may invest in any single property.

We intend to manage risk through constructing and managing a broadly diversified portfolio of properties in developed markets around the world. We believe that a broadly diversified investment portfolio may offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. In addition, we believe that assembling a diversified tenant base by investing in multiple properties and property types across multiple markets and geographic regions may mitigate the economic impacts associated with releasing properties or tenants potentially defaulting under their leases, since lease revenues represent the primary source of income from our real estate investments.

We will focus on acquiring and managing a portfolio of properties that provides tenants and residents with modern functionality and location desirability in order to avoid near-term obsolescence. We will generally invest in well-designed buildings that we believe present an attractive appearance, have been and are properly maintained and require minimal capital improvements in the near term. We generally do not intend to acquire higher risk properties in need of significant renovation, development or new construction; however, we may invest in these types of properties if we believe attractive risk-adjusted investment returns can be achieved through proactive management techniques or value-add programs, as further described below under “Value Creation Opportunities.”

Our board of directors is responsible for determining the consideration we pay for each property we acquire. However, our board has adopted investment guidelines that delegate this authority to our advisor, so long as our advisor complies with these investment guidelines. The investment guidelines limit the types of properties and investment amounts that may be acquired or disposed of without the specific approval of our board. Our board may change from time to time the scope of authority delegated to our advisor.

Property Types

We will continue to primarily invest in the following property types:

Apartment Properties. Apartment properties are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main types of apartment properties: garden-style (mostly one-story apartments), low-rise and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in apartment properties that are located in or near employment centers with favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities. Traditional apartment properties are generally leased by apartment unit to individual tenants for one year terms. We also anticipate that we will continue to own and invest in student apartment communities which are typically leased on an individual lease basis by bed and for a term of one year or less.

Industrial Properties. Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of global trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which can help mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.

Office Properties. Office sector properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts, or CBDs, or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest-quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that are near executive housing, have sufficient transportation access or are located within well-established suburban office/business parks or CBDs. We also anticipate that a portion of the office properties in which we invest will be medical office and healthcare related facilities. We expect the duration of our office leases to be generally between five to ten years which can help mitigate the volatility of our portfolio’s income.

Retail Properties. The retail sector is comprised of five main formats: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Household incomes and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties that are located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.

Other Properties. The other property sector is currently comprised of parking facilities. The parking industry is large and fragmented and includes facilities that provide short-term parking spaces for vehicles on an hourly, daily, weekly, or monthly basis. Parking structures can range from surface lots to larger multi-level buildings. Location and the local trade area are critically important to the performance of parking facilities. In addition to location, parking rates offered at a facility have a significant influence on a driver’s decision to use a particular facility. We will seek to invest principally in parking facilities in densely populated urban areas with high barriers to entry for new competition and multiple demand drivers.

Global Target Markets

In general, we seek to invest in properties in well-established locations within larger metropolitan areas and with the potential for above average population or employment growth. Although we have and expect to continue to focus on investing primarily in developed markets throughout the United States, we may also invest a portion of the proceeds of our offering in markets outside of the United States. We believe that an allocation to international investments that meet our investment objectives and guidelines will contribute meaningfully to the diversification of our portfolio, the ability for us to identify favorable income-generating investments and the potential for achieving attractive long-term risk-adjusted returns. We believe that opportunities for attractive risk-adjusted returns exist both within the United States and globally. Most of our investments outside of the United States will be in core properties in stabilized, well-developed markets within Europe and the Asia Pacific region. We believe that our strategy to acquire properties on a global basis will provide for a well-diversified portfolio that will generate attractive current returns and optimize long-term value for our stockholders.

We believe that having access to our sponsor’s global real estate services business, with approximately 58,000 employees in 1,000 locations in 80 countries will be a valuable resource to our advisor when sourcing and evaluating potential international investment opportunities. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Ownership Interest

Although we generally seek to acquire the entire equity ownership interest in properties in which we invest, we also have entered and may continue to enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we seek to obtain critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Tenancy and Leasing

In general, we will seek a favorable mix of tenants in properties in our portfolio to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national and international credit tenants and creditworthy regional and local tenants. Tenancy criteria and diversification are applied at the property level as well as at the portfolio level.

The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. We will attempt to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, or expense increases, to be paid by the tenants.

Due Diligence

Our advisor will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, our advisor will obtain an environmental site assessment for each property (which at a minimum includes a Phase I assessment) and structural condition reports. Our advisor will not continue consideration of the purchase of any property unless it is generally satisfied with the physical and environmental status of the property as well as the property’s tenancy. Our advisor will also generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title;

•	title and liability insurance policies;

•	asbestos, soil, physical, structural and engineering reports;

•	evidence of compliance with zoning, the Americans with Disabilities Act, and fair housing laws;

•	tenant leases and other relevant legal documents; and

•	financial statements covering recent operations of properties having operating histories.

Value Creation Opportunities

We may periodically seek to enhance investment returns through various value creation opportunities. While there are no specific limitations on the nature or amount of these types of investments, in the aggregate they are not expected to materially change the risk profile of the overall portfolio. Examples of likely value creation investments include properties with significant leasing risk, forward purchase commitments, redevelopment or repositioning opportunities and nontraditional or mixed-use property types. These investments generally have a higher risk and higher return profile than our primarily core strategy.

Disposition Policy

We anticipate that we will hold most of our properties for an extended period. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Our advisor may determine to sell a property if:

•	an opportunity has arisen to enhance overall investment returns by reallocating capital;

•	there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	in the judgment of our advisor, the value of the property might decline or underperform as compared to our investment objectives;

•	an opportunity has arisen to pursue a more attractive investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines;

•	there exists a need to generate liquidity to satisfy repurchase requests, to pay distributions to our stockholders or for working capital; or

•	in the judgment of our advisor, the sale of the property is in the best interests of our stockholders.

Generally, we intend to reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy and guidelines, although we may be required to distribute such proceeds to stockholders in order to comply with REIT requirements or we may make distributions for other reasons.

Investments in Real Estate-Related Assets

We may invest a portion of our portfolio in real estate-related assets other than properties. These assets may include the common and preferred stock of publicly-traded real estate-related companies, preferred equity interests, mortgage loans and other real estate-related equity and debt instruments. Up to 25% of our overall portfolio may be invested in real estate-related assets. We believe that our advisor’s ability to acquire real estate-related assets in conjunction with acquiring a portfolio of properties may provide us with additional liquidity and further diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives. Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) not within the specific parameters of our investment guidelines adopted by our board of directors must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair, competitive and commercially reasonable.

We may invest in mortgage loans consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, mortgage loans will be secured by income-producing properties. They typically will be non-recourse, which means they will not be the borrower’s personal obligations. We expect that most will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable for qualification as a REIT. These participations may entitle us to receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property. We may also receive an option to buy an interest in the property securing the participating loan.

Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Companies engaged in real estate activities may include, for example, REITs that either own properties or make real estate loans, real estate developers, entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles, and other companies whose products and services are related to the real estate industry, such as mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Cash, Cash Equivalents and Other Short-Term Investments

We may invest up to 15% of our assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as previously described. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code.

Borrowing Policies

We expect to maintain a company leverage ratio (calculated as our share of total liabilities divided by our share of the fair value of total assets) of between approximately 30% and 50% of the gross value of our assets, inclusive of property and entity level debt.

Borrowings under our line of credit may be used to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of the gross value of our assets or our company leverage ratio, to decrease, at least temporarily, while significant outflows of equity as a result of repurchases of shares of our common stock will generally cause our company leverage ratio to increase, at least temporarily. Our company leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under our line of credit, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net offering proceeds or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. With respect to our line of credit, we will consider actual borrowings when determining whether or not we are at our leverage target, but not unused borrowing capacity. If, therefore, we are within our target company leverage ratio range of between 30% and 50% of the gross value of our assets and we borrow additional amounts under our line of credit, or if the value of our portfolio decreases, our company leverage could exceed 30% to 50% of the gross value of our assets. In the event that our leverage ratio exceeds our target range, regardless of the reason, we will thereafter endeavor to manage our leverage back down to within our target range. Our company leverage ratio was 39% at December 31, 2015.

There is no limitation on the amount we may invest in any single improved real property. However, we are precluded from borrowing more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter that borrowing may not exceed 300% of the cost of our net assets. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation and amortization, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our board, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. As of December 31, 2015, our indebtedness expressed as a percentage of our net assets was 57%, or approximately 35% of the cost of our investments, which is in compliance with our charter.

Our charter prohibits us from obtaining loans from any of our directors, our advisor, our sponsor or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.

Transactions with Affiliates

We may not acquire or lease any properties from our directors, our advisor, our sponsor or any of their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that the terms of the transaction are fair and reasonable and at a price to us no greater than the cost of the property to such director, our sponsor, our advisor or affiliate thereof unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from our advisor, our sponsor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

In addition, we may not make any loans to our directors, our advisor, our sponsor or any of their affiliates except for certain mortgages described in”—Charter Imposed Limitations” below or loans to wholly owned subsidiaries and we may not sell or lease assets to our directors, our advisor, our sponsor or any of their affiliates unless a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as fair and reasonable to us. Our charter also prohibits us from investing in mortgage loans or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser or that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or any of their affiliates.

Our charter prohibits us from borrowing funds from our advisor, our sponsor, any of our directors or any of their affiliates unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our advisor, our sponsor or their affiliates.

We may not enter into joint venture or co-ownership arrangements with our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, in each case consistent with the limitations otherwise applicable to transactions with our advisor and their affiliates described above.

Derivative Instruments and Hedging Activities

In the normal course of our business, we are exposed to the effect of interest rate changes, price changes and currency fluctuations and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars, floors and currency hedging. We have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We will attempt to conduct our hedging activities in a manner consistent with the REIT qualification requirements.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any of our subsidiaries is an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we and our subsidiaries will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine our compliance with Section 3(a)(1)(C) and Rule 3a-1.

In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through wholly owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us, one or more of our subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Finally, to maintain compliance with the Investment Company Act exceptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. See “Risk Factors—Risks Related Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Risk Factors—Risks Related Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Until our common stock is listed, we may not:

•	make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with our advisor, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or their affiliates;

•

issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, our sponsor, our advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants may be issued to persons other than the directors, our sponsor, our advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant. Any options or warrants issuable to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant;

•	make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons;

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; or

•	acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

OUR REAL ESTATE INVESTMENTS

Real Estate Portfolio

Our investments in real estate assets as of December 31, 2015 consisted of our interest in properties, including interests in seven joint ventures. As of December 31, 2015, our real estate portfolio was comprised of interests in 54 total properties, 53 of which are located in 14 U.S. states and one of which is located in Canada. As of December 31, 2015 our real estate portfolio was approximately 97% leased. Our operating real estate portfolio includes an aggregate original investment amount of $1.4 billion and consists of interests in:

•	five apartment properties, aggregating approximately 1,439,000 net rentable square feet, our interests in which represent approximately 14% of the aggregate estimated market value of our portfolio;

•	18 industrial properties, aggregating approximately 4,344,000 net rentable square feet, our interests in which represent approximately 22% of the aggregate estimated market value of our portfolio;

•	seven office properties, aggregating approximately 933,000 net rentable square feet, our interests in which represent approximately 24% of the aggregate estimated market value of our portfolio;

•	22 retail properties, aggregating approximately 3,849,000 net rentable square feet, our interests in which represent approximately 37% of the aggregate estimated market value of our portfolio; and

•	two parking facility properties, aggregating approximately 297,000 net rentable square feet, our interest in which represents approximately 3% of the aggregate estimated market value of our portfolio.

The following tables provide information regarding our consolidated and unconsolidated properties as of December 31, 2015. All properties are 100% owned unless otherwise specified.

Consolidated Properties:

Property Name(1)	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2015(2)
Apartment Segment:
Station Nine Apartments	Durham, NC	312,000	93%	$56,400	6.0%
Townlake of Coppell(3)	Coppell, TX	351,000	93	43,200	5.8
AQ Rittenhouse	Philadelphia, PA	92,000	76	51,000	2.7
Student-oriented Apartment Communities:
The Edge at Lafayette(4)(5)	Lafayette, LA	207,000	99	20,900	4.2
Campus Lodge Tampa(4)(5)	Tampa, FL	477,000	99	36,500	6.9

Total Apartment		1,439,000		$208,000	25.6%
Industrial Segment:
Kendall Distribution Center	Atlanta, GA	409,000	100	$18,800	1.7%
Norfleet Distribution Center	Kansas City, MO	702,000	100	37,900	3.0
Joliet Distribution Center	Joliet, IL	442,000	100	21,000	1.6
Suwanee Distribution Center	Suwanee, GA	559,000	100	37,900	2.7
South Seattle Distribution Center
3800 1st Avenue	Seattle, WA	162,000	100	18,700	1.1
3844 1st Avenue	Seattle, WA	101,000	100	12,100	0.8
3601 2nd Avenue	Seattle, WA	60,000	100	7,900	0.6
Grand Prairie Distribution Center	Grand Prairie, TX	277,000	100	17,200	1.2
Charlotte Distribution Center	Charlotte, NC	347,000	100	25,500	1.1
DFW Distribution Center
4050 Corporate Drive	Grapevine, TX	441,000	100	26,000	1.7
4055 Corporate Drive	Grapevine, TX	202,000	100	18,000	1.2

Property Name(1)	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2015(2)
O’Hare Industrial Portfolio
200 Lewis	Wood Dale, IL	31,000	100	6,300	0.7
1225 Michael Drive	Wood Dale, IL	109,000	100	9,800	0.6
1300 Michael Drive	Wood Dale, IL	71,000	100	9,500	0.5
1301 Mittel Drive	Wood Dale, IL	53,000	100	10,000	0.5
1350 Michael Drive	Wood Dale, IL	56,000	100	7,000	0.5
2501 Allan Drive	Elk Grove, IL	198,000	74	17,000	0.4
2601 Allan Drive	Elk Grove, IL	124,000	100	11,000	0.7

Total Industrial		4,344,000		$311,600	20.6%
Office Segment:
Monument IV at Worldgate	Herndon, VA	228,000	100	$59,600	5.7%
111 Sutter Street	San Francisco, CA	286,000	94	101,900	14.0
14600 Sherman Way	Van Nuys, CA	50,000	94	9,100	1.3
14624 Sherman Way	Van Nuys, CA	53,000	89	10,400	1.0
36 Research Park Drive(6)	St. Charles, MO	81,000	100	17,300	1.6
Railway Street Corporate Centre	Calgary, Canada	135,000	74	42,600	2.5
140 Park Avenue	Florham Park, NJ	100,000	100	45,600	2.8

Total Office		933,000		$286,500	28.9%
Retail Segment:
The District at Howell Mill(7)	Atlanta, GA	306,000	96	$69,200	5.3%
Grand Lakes Marketplace(3)	Katy, TX	131,000	100	43,000	3.2
Oak Grove Plaza	Sachse, TX	120,000	89	22,500	1.5
Rancho Temecula Town Center	Temecula, CA	165,000	90	60,000	4.2
Skokie Commons	Skokie, IL	97,000	97	48,500	2.9
Whitestone Market	Austin, TX	145,000	100	51,500	3.1
Maui Mall	Kahului, HI	235,000	91	91,100	4.7

Total Retail		1,199,000		$385,800	24.9%
Other Segment:
South Beach Parking Garage(8)	Miami Beach, FL	130,000	N/A	$22,000	N/A

Total Other		130,000		$22,000	0

Total		8,045,000		$1,213,900	100.0%

(1)	As of December 31, 2015, 111 Sutter Street’s gross revenues exceeded 10% of our total gross revenues. No individual property’s gross revenues exceeded 10% of our total gross revenues.
(2)	Percent of minimum base rent represents the property’s base rent (excluding above- and below-market lease amortization, tenant recoveries, percentage rents, free rents and straight-line rental income) divided by our total base rent for the year ended December 31, 2015.
(3)	We own a 90% interest in the joint venture that owns a fee interest in this property.
(4)	This apartment property is located near a university. The occupancy fluctuates during summer months due to leasing efforts before the school year.
(5)	We own a 78% interest in the joint venture that owns a fee interest in this property. The remaining 22% ownership interest is owned by an affiliate of LaSalle.
(6)	This property was sold on March 1, 2016.
(7)	We own an 88% interest in the joint venture that owns a fee interest in this property.
(8)	This property is owned pursuant to a ground lease that runs until 2041, subject to one ten-year extension option.

Unconsolidated Properties

Property Name	Type	Location	Net Rentable Square Feet	Leased as of December 31, 2015	Original Investment Amount (in thousands)
NYC Retail Portfolio(1)	Retail	NY/NJ	2,650,000	98%	$164,500
Chicago Parking Garage(2)	Office	Chicago, IL	167,000	N/A	16,900

Total			2,817,000		$181,400

(1)	On December 8, 2015, we acquired an approximate 14% interest in a portfolio of 15 urban infill retail properties located in the greater New York City area.
(2)	We own a condominium interest in the building that contains the parking garage.

Top Ten Tenants

The following table sets forth the top ten tenants of our properties, based on their percentage of annualized minimum base rent as of December 31, 2015:

Tenants	Property	Line of Business	Date of Lease Expiration	Lease Renewal Option	Annual Minimum Base Rent (in thousands)(1)	% of Total Area	% of Annualized Minimum Base Rent(2)

Amazon Corporation LLC	Monument IV at Worldgate	Online Retailer	April 30, 2027	Two 5-year options(3)	$4,961	3%	5%

Musician’s Friend	Norfleet Distribution Center	Online Retailer	December 31, 2026	Three 5-year options	2,562	9	3

Summit Medical Group PA	140 Park Avenue	Medical Practice	April 30, 2030	Three 5-year options	2,500	1	3

Mitsubishi Electric	Suwanee Distribution Center	HVAC Systems	July 31, 2023	Two 5-year options	2,328	7	2

The Kroger Co	Oak Grove Plaza & Skokie Commons	Grocey Store	Various	Various	2,130	2	2

Tapjoy Inc	111 Sutter Street	Mobile Technology Services	January 31, 2019	One 5-year option	1,722	—	2

HEB	Whitestone Market	Grocery Store	November 30, 2032	Six 5-year options	1,658	1	2

Sugar Publishing Inc	111 Sutter Street	Publishing	January 31, 2021	One 5-year option	1,636	—	2

Michelin North America Inc	Charlotte Distribution Center	Aircraft Tires	October 31, 2028	One 5-year option	1,558	4	2

Northwestern Mutual	111 Sutter Street	Insurance	February 29, 2016	One 5-year option	1,532	—	2

Total					$22,587	27%	25%

(1)	Annual minimum base rent is calculated as annualized monthly in-place minimum base rent excluding any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues.

(2)	Percent of annualized minimum base rent is calculated as annualized in-place minimum base rent excluding any above-and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues in the year of lease expiration divided by our total annualized minimum base rent.
(3)	The principal business operations carried on at 111 Sutter Street, our only property with gross revenues representing more than 10% of our total gross revenues, include consulting, technology services, insurance, investment management, legal services, real estate management, public relations and other services provided by a non-profit organization. The property also includes a fitness center and a restaurant. Northwestern Mutual Life Insurance company and Sugar Publishing Incorporated are the only tenants that lease more than 10% of the rentable square footage of 111 Sutter Street.

Geographic Concentration

The following table provides information regarding the geographic concentration of our real estate portfolio as of December 31, 2015:

	Consolidated Properties			Unconsolidated Properties			Consolidated and Unconsolidated Properties
Market	Number of Properties	Net Rentable Square Feet	Estimated Percent of Fair Value	Number of Properties	Net Rentable Square Feet	Estimated Percent of Fair Value	Number of Properties	Net Rentable Square Feet	Estimated Percent of Fair Value
East	5	1,079,000	21%	15	2,650,000	91%	20	3,729,000	30%
West-111 Sutter	1	286,000	13	—	—	—	1	286,000	11
West	7	826,000	17	—	—	—	7	826,000	15
Midwest	11	1,964,000	15	1	167,000	9	12	2,131,000	14
South	13	3,755,000	32	—	—	—	13	3,755,000	28
International	1	135,000	2	—	—	—	1	135,000	2

Grand Total	38	8,045,000	100%	16	2,817,000	100%	54	10,862,000	100%

Operating Statistics

With the exception of our apartment properties which are subject to short-term leases, we generally invest in properties with high occupancy rates leased to quality tenants under long-term, non-cancelable leases. We believe our leases are beneficial to achieving our investment objectives.

The following table shows our operating statistics by property sector for our consolidated properties as of December 31, 2015:

	Number of Properties	Total Area (Sq. Ft.)	% of Total Area	Occupancy %	% of the Aggregate Market Value of our Consolidated Properties	Average Minimum Base Rent per Occupied (Sq. Ft.)(1)

Consolidated Properties
Office:
111 Sutter Street	1	286,000	4%	94%	13%	$48.75
Commercial Office	6	647,000	8	93	14	32.74
Apartment	5	1,439,000	18	95	16	16.48
Industrial	18	4,344,000	53	99	25	4.28
Retail	7	1,199,000	15	95	30	19.22
Other(2)	1	130,000	2	N/A	2	N/A

Total	38	8,045,000	100%	97%	100%	$11.62

(1)	Amount calculated as in-place minimum base rent for all occupied space at December 31, 2015 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.
(2)	Occupancy % is based on 3,000 square feet of retail space.

As of December 31, 2015, our average effective annual rent per square foot, calculated as average minimum base rent per occupied square foot less tenant concessions and allowances, was $10.68 for our consolidated properties.

The following table shows our operating statistics by property sector for our unconsolidated properties as of December 31, 2015:

	Number of Properties	Total Area (Sq. Ft.)	% of Total Area	Occupancy %	% of the Aggregate Market Value of our Unconsolidated Properties	Average Minimum Base Rent per Occupied (Sq. Ft.)(1)
Unconsolidated Properties
Retail	15	2,650,000	94%	98%	91%	$29.51
Other	1	167,000	6	N/A	9	N/A

Total	16	2,817,000	100%	98%	100%	$29.51

(1)	Amount calculated as in-place minimum base rent for all occupied space at December 31, 2015 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.

The following table shows the aggregate occupancy rates for our properties as of December 31, 2015 and December 31 of each of the last five years. As of December 31, 2015, other than 111 Sutter Street, no other individual property’s gross revenues exceeded 10% of our total gross revenues.

Date	Occupancy Rate for Consolidated Properties	Occupancy Rate for Unconsolidated Properties
December 31, 2015	97%	98%
December 31, 2014	97	—
December 31, 2013	96	—
December 31, 2012	92	96
December 31, 2011	93	92

The following table shows the aggregate occupancy rates and average effective annual rent per square foot for 111 Sutter Street as of December 31, 2015 and for each of the last five years:

Date	Occupancy Rate	Average Effective Annual Rent Per Square Foot
December 31, 2015	94%	$48.75
December 31, 2014	94	41.89
December 31, 2013	90	37.83
December 31, 2012	98	31.58
December 31, 2011	93	32.68

As of December 31, 2015, the scheduled lease expirations at our consolidated properties are as follows (dollar amounts in thousands):

Year	Number of Leases Expiring	Annualized Minimum Base Rent(1)	Square Footage	Percentage of Annualized Minimum Base Rent

2016(2)	40	$6,606	425,000	10%
2017	52	8,173	747,000	13
2018	38	4,290	586,000	7
2019	28	4,044	307,000	6
2020	33	4,306	280,000	7
2021 and thereafter	106	36,800	3,906,000	57

Total	297	$64,219	6,251,000	100%

(1)	Amount calculated as annualized in-place minimum base rent excluding any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues presented in the year of lease expiration.
(2)	Does not include 2,330 leases totaling approximately 1,366,000 square feet and approximately $22.5 million in annualized minimum base rent associated with our seven apartment investments.

As of December 31, 2015, the scheduled lease expirations at our unconsolidated properties were as follows (dollar amount)

Year	Number of Leases Expiring	Annualized Minimum Base Rent(1)	Square Footage	Percentage of Annualized Minimum Base Rent
2016	31	$17,549	533,000	22%
2017	22	7,464	168,000	10
2018	12	5,481	221,000	7
2019	16	8,942	268,000	11
2020	19	10,530	218,000	13
2021 and thereafter	47	28,356	1,200,000	37

Total	147	$78,322	2,608,000	100%

(1)	Amount calculated as annualized in-place minimum base rent excluding any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues presented in the year of lease expiration.

As of December 31, 2015, the scheduled lease expirations at 111 Sutter Street are as (dollar amounts in thousands):

Year	Number of Leases Expiring	Annualized Minimum Base Rent(1)	Square Footage	Percentage of Annualized Minimum Base Rent

2016	11	$3,150	70,000	27%
2017	3	580	12,000	5
2018	1	43	—	—
2019	5	1,810	31,000	16
2020	13	2,138	49,000	19
2021 and thereafter	18	3,804	102,000	33

Total	51	$11,525	264,000	100%

(1)	Amount calculated as annualized in-place minimum base rent excluding any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues presented in the year of lease expiration.

Mortgage Financing

The following is a summary of the mortgage debt for our properties as of December 31, 2015 (dollar amounts in thousands):

Property	Interest Rate	Maturity Date	Principal Balance	Principal Balance at Maturity	Amortization Period (Years)	Prepayment Provisions
Campus Lodge Tampa	5.95%	October 2016	$31,730	$31,367	30	Defeasance(1)
Norfleet Distribution Center	LIBOR +2.92%	February 2017	12,000	12,000	Interest Only	None
Station Nine Apartments	5.50%	May 2017	36,885	36,885	Interest Only	Defeasance(1)
The District at Howell Mill	6.14%	June 2017	9,535	9,321	30	Yield maintenance(2)
Railway Street Corporate Centre	5.16%	September 2017	20,314	24,665	30	Yield maintenance(2)
The Edge at Lafayette	LIBOR +2.66%	December 2018	17,680	17,680	Interest Only	None
Grand Prairie Distribution Center	3.58%	April 2019	8,600	8,600	Interest Only	None
Townlake of Coppell	3.25%	June 2020	28,800	28,272	30	Yield maintenance(2)
Suwanee Distribution Center	3.66%	October 2020	19,100	19,100	Interest Only	Yield maintenance(2)
111 Sutter Street	4.50%	April 2023	53,922	48,158	30	Yield maintenance(2)
Grand Lakes Marketplace	4.20%	October 2023	23,900	23,900	Interest Only	Yield maintenance(2)
Oak Grove Plaza	4.17%	February 2024	10,213	8,381	30	Yield maintenance(2)
South Seattle Distribution Center	4.38%	March 2024	19,500	16,526	30	Yield maintenance(2)
Charlotte Distribution Center	3.66%	September 2024	10,220	8,725	30	Yield maintenance(2)
Skokie Commons	3.31%	June 2025	24,400	21,814	30	Yield maintenance(2)
DFW Distribution Center	3.23%	June 2025	17,720	17,720	Interest Only	Yield maintenance(2)
AQ Rittenhouse	3.65%	September 2025	26,370	26,370	Interest Only	Yield maintenance(2)
Whitestone Market	3.58%	December 2025	25,750	25,750	Interest Only	Yield maintenance(2)
Rancho Temecula Town Center	4.02%	July 2026	28,000	28,000	Interest Only	Yield maintenance(2)
The District at Howell Mill	5.30%	March 2027	32,976	24,099	30	Yield maintenance(2)

(1)	A defeasance provision requires the borrower to, in the event of a prepayment, substitute the collateral with other income-producing assets (typically U.S. Treasury bonds) to generate income for the lender for the remainder of the term of the loan.
(2)	A yield maintenance prepayment provision requires the borrower who prepays the loan to pay a premium equal to an amount that allows the lender to attain the same yield as if the borrower had made all scheduled payments until maturity.

Depreciable Tax Basis

For federal income tax purposes, the depreciable basis in 111 Sutter Street, our only property with gross revenues in excess of 10% of our total gross revenues, was approximately $117 million as of December 31, 2015. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention. We depreciate land improvements over a 15-year recovery period and furnishings and equipment over a seven-year recovery period using a declining balance method and half-year or mid-quarter convention.

Insurance

Although we believe our investments are currently adequately covered by insurance consistent with the level of coverage that is standard in our industry, we cannot predict at this time if we will be able to obtain adequate coverage at a reasonable cost in the future.

Competition

We face competition when attempting to make real estate investments, including competition from domestic and foreign financial institutions, other REITs, life insurance companies, pension funds, partnerships and individual investors. The leasing of real estate is highly competitive. Our properties compete for tenants with similar properties primarily on the basis of location, total occupancy costs (including base rent and operating expenses), services provided and the design and condition of the improvements. For more information regarding the competition that we face and the related risks, see “Risk Factors—Risks Related to Investment in Real Property.”

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and our portfolio of investments, subject to the board’s supervision.

We have a seven-member board. Our board of directors may change the size of the board, but not to fewer than three members. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor, and any of their affiliates exceeds five percent of (i) the director’s annual gross revenue derived from all sources during either of the last two years or (ii) the director’s net worth on a fair market value basis. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.

Each director will be elected by the stockholders to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Under the mandatory provisions of Maryland General Corporation Law, any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of a meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of election of an independent director, after nomination of a replacement by a majority of the remaining independent directors in consultation with our advisor. If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, then successor directors shall be elected by the stockholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

For so long as the advisory agreement is in effect, our advisor has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of the directors being independent directors. Our board of directors must also consult with our advisor in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director.

In fulfilling his or her duties to us, each director will be bound by our charter, which was reviewed and ratified by a unanimous vote of the directors and of the independent directors at a meeting held on November 11,

2011. The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. The board will generally meet quarterly or more frequently if necessary, in addition to meetings of the various committees of the board described below. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on our advisor. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Responsibilities of Directors

The responsibilities of the board of directors include the following:

•	It reviews and adopts valuation guidelines to be used in connection with the calculation of our NAV, monitoring our advisor’s compliance with the valuation guidelines, and approving the independent valuation firm selected by our advisor;

•	It approves and oversees our overall investment strategy, which consists of elements such as allocation percentages of capital to be invested in real properties and real estate-related assets, diversification strategies, (iii) investment selection criteria for real property and real estate-related assets, and (iv) asset disposition strategies;

•	It establishes and adopts investment guidelines that govern our property acquisitions and dispositions and limit the types of properties that may be purchased or sold, and depending on the type of transaction, limits the transaction amounts that may be approved without specific approval of our board. The board of directors has delegated to our advisor the authority to approve the consideration that we pay for each property we acquire, so long as the acquisition is consistent with the investment guidelines. Our board may change from time to time the scope of authority delegated to our advisor. The consideration we pay for each property acquired will ordinarily be based on the fair market value of the property. However, in connection with an acquisition of a property from our advisor, our sponsor, a director or any affiliate, and in connection with any other acquisition in which a majority of our independent directors determines to be appropriate, the fair market value of the property acquired will be determined by an independent appraiser selected by our independent directors;

•	It approves an asset allocation framework for investing in real estate-related assets consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and debt related investments and (iii) exposure limits to securities and debt related investment subclasses such as common equities and other securities, including foreign securities;

•	It approves specific discretionary limits and authority granted to our advisor in connection with the purchase and disposition of real estate-related assets that fit within the asset allocation framework;

•	It approves and oversees our debt financing strategies;

•	It determines our distribution policy and authorizes distributions from time to time; and

•	It approves amounts available for repurchases of shares of our common stock and oversees the share repurchase plan.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, our sponsor, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. See “—the Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Board Leadership Structure

Our board of directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent. Although our board of directors does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer, our board of directors currently operates under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Ms. Thurber, as our Chairman of the Board, is responsible for reviewing the agenda for the meetings of the board of directors and the annual meetings of stockholders, and Mr. Swaringen, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs and day-to-day operations.

In addition, our board has determined that since the Chairman of the Board is not an independent director, there should be a lead independent director appointed by a majority of our independent directors. Jonathan B. Bulkeley serves as our lead independent director. Responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman and Chief Executive Officer, and calling meetings of the independent directors, as necessary.

Committees of the Board of Directors

The board of directors may delegate many of its powers to one or more committees from time to time as deemed appropriate by the board. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The board has established an audit committee, which is comprised of Jonathan B. Bulkeley, R. Martel Day and William E. Sullivan, each of whom is independent. Mr. Sullivan serves as the chairperson of the audit committee. Our board of directors has determined that Mr. Sullivan qualifies as an “audit committee financial expert” as that term is defined by SEC rules.

The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements and reviews with the independent public accountants the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

Nominating Committee

The board has established a nominating committee, which is comprised of Virginia G. Breen, Jonathan B. Bulkeley and Lynn C. Thurber. Each of Ms. Breen and Mr. Bulkeley are independent. Ms. Breen serves as the chairman of the nominating committee.

The nominating committee assists the board with:

•	assessing the overall make-up and skills of the members of the board;

•	identifying qualified candidates for director, and recommending to the board those director nominees for each annual meeting of stockholders;

•	identifying and recommending to the board qualified candidates to fill vacancies on the board;

•	reviewing compensation paid to independent directors; and

•	recommending to the board director nominees for each committee of the board.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
Lynn C. Thurber	69	Director, Chairman of the Board and Nominating Committee Member
C. Allan Swaringen	56	Chief Executive Officer and President
Gregory A. Falk	46	Chief Financial Officer and Treasurer
Gordon G. Repp	56	General Counsel and Secretary
Jacques N. Gordon	59	Director
Jason B. Kern	45	Director
Jonathan B. Bulkeley	55	Lead Independent Director, Audit Committee Member and Nominating Committee Member
Virginia G. Breen	51	Independent Director and Nominating Committee Chairman
R. Martel Day	66	Independent Director and Audit Committee Member
William E. Sullivan	61	Independent Director and Audit Committee Chairman

Lynn C. Thurber has served as our Chairman of the Board since November 2011. Ms. Thurber has served as the non-Executive Chairman of LaSalle since December 2006. Ms. Thurber served as the Chief Executive Officer of LaSalle from 2000 to December 2006 and Co-President from 1994 to 2000. Between 1995 and 2007, Ms. Thurber was a member of the board of directors or advisory board of a number of privately held real estate investment funds sponsored by LaSalle. She also served as Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors, or ABKB, until the company merged with LaSalle Partners in 1994. Prior to joining ABKB in 1992, Ms. Thurber was a Principal at Morgan Stanley & Co. Ms. Thurber is also member of the board of directors of Duke Realty Corporation, a publicly traded REIT listed on the New York Stock Exchange, where she was a member of the Audit and Finance Committees from 2008 to 2012 and a member of the Compensation Committee from 2012 to the present, was a member of the board of directors of Investa Property Group, an Australian based real estate owner, developer and fund manager until February 2016, and was a member of the Real Estate Information Standards Board in the United States from 2008 through 2013. She is also a trustee the

Urban Land Institute and was its chairman from July 2013 until July 2015, a member of the Advisory Board of ULI Greenprint Center for Building Performance, and formerly chaired the Pension Real Estate Association. Ms. Thurber also previously served as a director of JLL and is a former member of the board of directors and Executive Committee of the Association of Foreign Investors in Real Estate and the board of directors of the Toigo Foundation. Ms. Thurber holds an M.B.A. from Harvard Business School and an A.B. from Wellesley College.

C. Allan Swaringen has served as our Chief Executive Officer and President since November 2011. As our Chief Executive Officer, Mr. Swaringen leads the investment team and is responsible for all of our investing, asset management and finance functions, along with overseeing our strategic direction. Mr. Swaringen served as our Fund Manager since our inception in 2004. As a Managing Director for LaSalle, Mr. Swaringen also served from its inception in 2000 until October 2012 as President and Portfolio Manager for LaSalle Investment Company I and II, the firm’s global co-investment programs which invested in excess of $1.2 billion, in the aggregate, across more than 30 separate funds and programs in 17 different countries around the world. Mr. Swaringen was a founding member of LaSalle’s global risk management committee and served on it for six years. Since joining LaSalle in 1998, his responsibilities have included portfolio management, business development and client services along with overseeing the formation and structuring of numerous real estate investment funds across LaSalle’s global platform. Mr. Swaringen is a member of NAREIT. Prior to joining LaSalle, Mr. Swaringen was a partner with Crown Golf Properties, L.P., an investment subsidiary of Henry Crown and Company, and began his career in real estate more than 25 years ago with Trammell Crow Company. Mr. Swaringen holds an M.B.A. from the University of Chicago Graduate School of Business and a B.S. from the University of Illinois.

Gregory A. Falk has served as our Chief Financial Officer and Treasurer since November 2011. Mr. Falk is a Managing Director of LaSalle and has held other officer positions since joining LaSalle in 2004. Mr. Falk is a member of NAREIT. Prior to joining LaSalle, Mr. Falk was an Audit Manager with Deloitte & Touche LLP for six years and a Senior Staff Accountant with First of America Bank for five years. Mr. Falk has worked on numerous real estate engagements, both public and private, since 1999. Mr. Falk holds a B.S. in Finance and a B.S. in Economics from Northern Illinois University and a M.S. in Accountancy Science from Northern Illinois University. He is also a Certified Public Accountant.

Gordon G. Repp has served as our General Counsel and Secretary since November 2011. Mr. Repp has served as Global Deputy General Counsel for JLL since 2003 and Assistant Secretary for JLL since 2001. He also served as Assistant Global General Counsel of JLL from 2001 to 2003. Mr. Repp has also served as General Counsel and Secretary for LaSalle since 2003. Mr. Repp is a member of NAREIT. Prior to joining JLL, Mr. Repp held various positions with Outboard Marine Corporation, a publicly traded, NYSE listed global manufacturer and distributor of marine and marine related products, including Assistant General Counsel and Assistant Secretary. Mr. Repp has also served on the boards of various not-for-profit organizations. Mr. Repp holds a J.D. from Northern Illinois University College of Law and a B.S. from Western Illinois University.

Jacques N. Gordon has served as one of our directors since September 2012. Since January 1998, Mr. Gordon has served on LaSalle’s Global Management Committee and directed the Investment Strategy and Research group, which analyzes capital markets, regional economies and property markets in approximately 30 countries. He has also lectured at Northwestern’s Kellogg School of Management since April 2011. Mr. Gordon initially joined LaSalle in 1994 as the Director of Research. Prior to joining LaSalle, he served as Director of Research at Baring Advisors, a subsidiary of London-based ING-Barings PLC, and at Real Estate Research Corporation in Chicago. Mr. Gordon is a member of the National Council of Real Estate Investment Fiduciaries, NAREIT and the Association of Foreign Investors in Real Estate, or AFIRE. He served four years on the board of directors of AFIRE and as Director of Programs for AFIRE in 2010. He has chaired and continues to serve on Pension Real Estate Association’s Research Committee and also serves on the Board of Governors of the Metropolitan Planning Council, a non-profit Chicago organization, and the Advisory Board of the Massachusetts Institute of Technology Center for Real Estate. Mr. Gordon holds a Ph.D. from the Massachusetts Institute of Technology, a M.Sc. from the London School of Economics and a B.A. from the University of Pennsylvania.

Jason B. Kern has served as the Chief Executive Officer of LaSalle’s Private Equity business in the Americas since July 2013. Mr. Kern also serves on LaSalle’s Global Management Committee, North American Investment Committee and North American Private Equity Allocation Committee. Prior to joining LaSalle, from November 2009 to July 2013, Mr. Kern worked at the Hong Kong and Shanghai Banking Corporation (HSBC), where he founded and was the head of HSBC’s Asia-Pacific Real Estate & Lodging Advisory Group. In this role, Mr. Kern worked with many of Asia’s leading REITs, developers and investors and advised on initial public offerings, equity and bond issues, private equity raises and asset acquisitions and sales in the Asian property sector, with total transaction volume exceeding $50 billion. Prior to joining HSBC, Mr. Kern spent 17 years at J.P. Morgan, principally in senior roles within the real estate investment banking team advising REITs and other real estate companies, and was based in J.P. Morgan’s offices in the United States, the United Kingdom, Continental Europe and Hong Kong. Mr. Kern is a member of the Urban Land Institute, PREA and NAREIT. Mr. Kern serves as a director of various private REITs sponsored by our advisor. Mr. Kern holds an M.B.A. in Finance and Accounting from New York University’s Stern School of Business and a B.A. in Economics and English Literature from Colgate University.

Jonathan B. Bulkeley has served as one of our directors since 2004 and our lead independent director since April 2012. Mr. Bulkeley is currently the Chief Executive Officer of RealMatch, Inc., a leader in online job recruitment having served in that role since November 2014. Prior to RealMatch, Mr. Bulkeley founded Blue Square Capital Management, LLC in March 2009 and served as its Chief Investment Officer until November 2014. From February 2006 to August 2010, Mr. Bulkeley served as Chief Executive Officer of Scanbuy, a wireless software company. Prior to Scanbuy, Mr. Bulkeley was an owner of Achilles Partners, an advisory firm, from 2002 to 2006. Mr. Bulkeley also served as a director of UST Global Private Markets Fund, LLC (since its inception in July 2008 until May 2015) and Excelsior Buyout Investors, LLC (since its inception in May 2003 to March 2014), each of which was registered under the Investment Company Act. In addition, Mr. Bulkeley also served on the advisory boards of three private equity funds: The Jordan Edminston Venture Fund in New York, Elderstreet Capital Partners in London and Jerusalem Global Venture Partners in Israel. Mr. Bulkeley has served previously as non-executive Chairman of QXL Ricardo plc, non-executive Vice Chairman of Edgar Online, Chairman of Logikeep, Chairman of the Yale Alumni magazine and as a director of Global Commerce Zone, The Readers Digest Association, IGN Entertainment, Milliken & Co. Booklamp, Instant Dx, Cross Media Marketing Corp and the Hotchkiss School. Mr. Bulkeley has served on the board of directors Dex Media Corporation, a public reporting company and successor to R.H. Donnelly Corporation and Dex One Corp, since January 2010, and served on the board of directors of Spark Networks, Inc., a public reporting company, from 2006 to 2014. Mr. Bulkeley holds a B.A. in African Studies from Yale University.

Virginia G. Breen has served as one of our directors since 2004. Ms. Breen has been an institutional investor in private equity for more than 25 years. She serves (or served) as a director of UST Global Private Markets Fund, LLC (since its inception in July 2008), Excelsior Buyout Investors, LLC (since its inception in May 2003 until its sale in December 2013), Excelsior Private Markets Fund II, LLC (since July 2015), Excelsior Private Markets Fund III, LLC (since July 2015) and NB Crossroads Private Markets Fund IV Holdings LLC (since November 2015). Ms. Breen also serves on the board of managers of the UBS A&Q Fund Complex, consisting of eight portfolios (since 2008), each of which is (or was) registered under the Investment Company Act. Ms. Breen also served as a director of ModusLink Global Solutions, Inc., a public company listed on the Nasdaq Global Select Market from 2001 through December 2013. Ms. Breen also serves as a trustee for the Calamos Fund Complex, consisting of 27 portfolios (since 2015). Ms. Breen holds an M.B.A. from Columbia University and an A.B. in Computer Science from Harvard College.

R. Martel Day has served as one of our directors since July 2015. Mr. Day has nearly 30 years of experience in the direct investment industry and is the founder and principal of NLR Advisory Services, which works with direct investment sponsors to realize their potential for success. Prior to that, Mr. Day was a primary part of RAIT Financial Trust’s, or RAIT’s, move into the non-listed REIT industry. While at RAIT, he served as Chief Executive Officer and Manager of Independence Realty Securities, LLC; President and Manager of Independence Realty Advisor, LLC; Executive Vice President of Independence Realty Trust, Inc.; President and

Manager of Independence Mortgage Advisor, LLC; Executive Vice President of Independence Mortgage Trust, Inc.; and Executive Vice President and Manager of Independence Mortgage Fund Manager, LLC, all of which are wholly owned subsidiaries of RAIT. Prior to joining RAIT, Mr. Day had an extensive career with the Inland Group of Companies, or Inland. He joined Inland in 1984 as a Regional Representative. During his 25 years with Inland he served as Regional Vice President; Senior Vice President National Sales and Marketing; and Executive Vice President -Director of Business Development. He also serves as a member of the board of directors of Inland Bancorp, Inc. Mr. Day is a member of the board of directors and past Chairman of the Investment Program Association (IPA), an industry association that advocates the importance of direct investments in a diversified portfolio. He is also a member of the board of directors of SFA Holdings, Inc. and the Wildermuth Endowment Strategy Fund, where he is also a member of the audit and valuation committees. Mr. Day holds General Securities Principal and General Securities licenses with the Financial Industry Regulatory Authority (FINRA). Mr. Day holds a B.S. in engineering from The Georgia Institute of Technology.

William E. Sullivan has served as one of our directors since September 2012. Mr. Sullivan has served as the Chief Financial Officer and Treasurer of Purdue University since June 2, 2014. From April 2007 to May 2012, Mr. Sullivan served as Chief Financial Officer of Prologis, Inc., or Prologis, a publicly traded REIT. Prior to joining Prologis, Mr. Sullivan was the founder and President of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. He served as Chief Executive Officer of SiteStuff, Inc. from 2001 to 2005 and Chairman of SiteStuff, Inc. from 2001 until the company was sold in June 2007. Mr. Sullivan served as Chief Financial Officer of JLL from 1997 to 2001 and in various other capacities with JLL since 1984. Prior to joining JLL, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP. Since January 2013, Mr. Sullivan has served on the board of directors of CyrusOne Inc., a publicly traded REIT, and is also the chair of its governance and nominating committee and a member of its audit committee. Since August 2013, Mr. Sullivan has also served on the board of directors of Club Corp., a publicly traded owner operator of private golf and country clubs, business sports and alumni clubs, as an independent director and chair of its audit committee. Mr. Sullivan holds a M.B.A. in Finance from Northwestern University’s Kellogg School of Management and a B.S.B.A. in Accounting and Marketing from Georgetown University.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Compensation of Directors

Effective November 2015, our board of directors has approved our Second Amendment and Restated Independent Directors Compensation Plan, which operates as a sub-plan of our incentive plan described below. Under our independent directors compensation plan, and subject to such plan’s conditions and restrictions, we compensate each of our independent directors with an annual retainer of $70,000, plus additional retainers of $10,000 to the Chairman of the audit committee, $5,000 to each other member of the audit committee, $5,000 to the Chairman of the Nominating Committee and $5,000 to the lead independent director.

In addition, as of November 2015 each new independent director will receive an initial grant of 2,000 Class M shares, which we refer to as the “initial stock grant,” on the date he or she joins the board. The initial stock grant vests immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares. Each of our independent directors will receive another grant of 2,000 Class M shares promptly after each annual stockholder meeting at which such director is reelected.

Executive Compensation

We currently have no employees to whom we pay salaries. We do not intend to pay any salaries to our officers for their services as officers; provided if we do so in the future, we will disclose any such payments in our next quarterly or annual reports filed pursuant to SEC requirements. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements. Each of our officers is also an officer of our advisor and receives compensation pursuant to employment arrangements of our advisor or one of its affiliates.

Incentive Plan

Our board of directors has approved an incentive plan, which we will use to attract and retain directors, officers, employees and consultants. Our incentive plan offers qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.

Our board of directors or a committee appointed by the board of directors will administer the incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized and reserved a maximum of 2,000,000 Class M shares for issuance under the incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceed 2% of the total outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Our Advisor

All of our day-to-day operations are managed by our advisor. Our advisor is also responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement.

The executive officers of our advisor who have management responsibility and authority with respect to the performance of services for us pursuant to the advisory agreement are as follows:

Name	Age	Position
Jeff A. Jacobson	54	Chief Executive Officer, Global
Jason B. Kern	45	Chief Executive Officer, Americas
Wade W. Judge	65	Chief Investment Officer, Americas
William J. Maher	60	Director, North American Strategy
C. Allan Swaringen	56	Managing Director
Gregory A. Falk	46	Managing Director
Gordon G. Repp	56	General Counsel, Executive Vice President and Secretary

For more information concerning the background and experience of Messrs. Kern, Swaringen, Falk and Repp, see “—Directors and Executive Officers.”

Jeff A. Jacobson is the Global Chief Executive Officer of LaSalle and is responsible for its global property platform managing over $58 billion of investments in private and public real estate in Europe, North America and Asia Pacific. Prior to his appointment as Global Chief Executive Officer, Mr. Jacobson served as Regional Chief Executive Officer for LaSalle’s European operation, where he was responsible for servicing LaSalle’s European investment management clients, chairing the European Investment Committee and implementing growth initiatives. Mr. Jacobson was a Managing Director of Security Capital Group Incorporated from 1998 to 2000 and Senior Vice President of the company from 1997 to 1998. From 1986 until 1997, he held various positions at LaSalle Partners where he worked on a broad range of property acquisitions, sales financing and restructuring assignments. Mr. Jacobson is a member of JLL’s Global Executive Committee and Co-Investment Capital Allocation Committee and he serves on LaSalle’s three regional Investment Committees. Mr. Jacobson holds an M.A. from Stanford University’s Food Research Institute and a B.A. from Stanford University.

Wade W. Judge serves as the Chief Investment Officer of LaSalle’s North American Private Equity business, the President of LaSalle Property Fund, LaSalle’s U.S. open-end fund and Senior Account Executive for some of LaSalle’s major separate account clients. Prior to assuming these responsibilities, for approximately ten years, Mr. Judge was responsible for directing the LaSalle Acquisitions Group’s office, industrial, retail and residential investments. From 1975 to 1992, Mr. Judge worked for the Chairman of JLL and later managed JLL’s Development Group. Before joining JLL, he was a banking officer with Brown Brothers Harriman & Co. in New York City. Mr. Judge holds an M.B.A. from Stanford University and a B.A. from Dartmouth College.

William J. Maher serves as Director of North American Research and Strategy for LaSalle. In this role, he is responsible for the development of real estate investment strategy for LaSalle’s North American business and the oversight of a team that provides market analysis for existing and potential new investments. In addition to leading research efforts throughout North America, Mr. Maher works with clients to develop custom real estate investment and portfolio strategies. Mr. Maher is a principal author of our sponsor’s Investment Strategy Annual and numerous white papers and reports. Prior to joining LaSalle, Mr. Maher was a partner with Ernst & Young and director of the Real Estate Consulting Group’s Washington, D.C. office, where his responsibilities included strategic planning, market and financial feasibility assessment, portfolio due diligence and management of corporate real estate. Previously, Mr. Maher was Executive Vice President of Halcyon Ltd., a real estate consulting and services firm. He has held leadership positions with the Urban Land Institute, International

Council of Shopping Centers, Real Estate Research Institute and the Real Estate Roundtable. Mr. Maher holds an M.C.R.P. in Urban Planning from Harvard University’s Kennedy School of Government and a B.A. from Williams College.

Investment Committees

In evaluating investment opportunities for our real estate portfolio, our advisor will utilize its regional investment committees for North America, Continental Europe, the Asia Pacific region and the United Kingdom. All acquisitions and dispositions of properties in our portfolio will be subject to the prior review and approval of the investment committee in the geographic region of the investment. Each of the investment committees is comprised of senior real estate professionals who individually have between 15 and 30 years of experience in the real estate industry. A brief description of the each investment committee and its members is below.

North American Investment Committee

Our advisor will utilize the North American Investment Committee in evaluating potential investment opportunities for our real estate portfolio throughout North America. The North American Investment Committee will review and approve, by majority vote, each potential investment in a property located in North America before our advisor may consider the opportunity for our portfolio. The members of the North American Investment Committee are Jacques N. Gordon, James M. Hutchinson, Jeff A. Jacobson, Wade W. Judge, Jason B. Kern, Karen Brennan, Dan Witte and William J. Maher. Mr. Gordon is a non-voting ex-officio member of the committee.

James M. Hutchinson is an International Director of LaSalle and President of the LaSalle Income & Growth series of funds in the United States. In this role, Mr. Hutchinson is responsible for relationships with investors, portfolio design, selection of acquisitions and financing of fund properties. He has worked with both domestic and international investors, including closed- and open-ended funds, international insurance companies, opportunity funds and domestic separate account investors. For the first 14 years after joining LaSalle in 1985, he was an Acquisitions Officer in LaSalle’s Acquisitions Group. Prior to joining LaSalle, Mr. Hutchinson was a Senior Manager at Deloitte & Touche LLP in the Audit Department. Mr. Hutchinson holds an M.B.A. from Indiana University and a B.A. from Brown University.

Karen G. Brennan is an International Director of LaSalle and the Head of Custom Accounts for the Americas. In this role, she oversees LaSalle’s separate account business and is responsible for establishing customized investment programs, including separate accounts, clubs and one-off joint venture transactions, on behalf of the firm’s global clients. Ms. Brennan’s responsibilities include working with the acquisitions team and global Client Capital Group to connect international capital sources with investment opportunities across the Americas. Since joining the firm in 1999, Ms. Brennan had held various roles in acquisitions, asset and portfolio management, client relationship management and business development. From 2008 through 2012, Ms. Brennan was a member of LaSalle’s Asia Pacific team as the Portfolio Manager ex-Japan for LaSalle Asia Opportunity Funds II and III, and also led transaction structuring for the Greater China Acquisitions team. Prior to relocating to Singapore and Hong Kong, she managed acquisitions, due diligence, and financing for the firm’s U.S. Income & Growth Fund series, and served as an asset manager on select properties in those Funds. She is a member of the Association of Foreign Investors in Real Estate. Ms. Brennan holds a B.B.A., Summa Cum Laude from Loyola University Maryland and an M.B.A. from The University of Chicago Booth School of Business.

Dan C. Witte is an International Director of LaSalle and leads the Strategic Capital Group. His current responsibilities include managing a series of discretionary co-investment vehicles on behalf of a significant institutional investor. Since joining LaSalle’s acquisitions group in 1992, Mr. Witte has led approximately $6 billion in investments, including the privatization of the publicly-traded CenterPoint REIT, and the recapitalization of Aeroterm, the largest portfolio of on-tarmac air cargo properties in North America. He has completed significant transactions on behalf of numerous institutional clients, including the Teacher Retirement

System of Texas, California Public Employees’ Retirement System, the Massachusetts Pension Reserves Investment Management Board, and the Colorado Public Employees Retirement Association. In addition, Mr. Witte has initiated, structured and overseen joint ventures with public and private real estate operators. Mr. Witte earned an MBA with a specialization in Finance and Real Estate from Northwestern University’s Kellogg School of Management and a BS with Highest Honors in Finance from the University of Illinois.

For more information concerning the background and experience of Messrs. Jacobson, Judge and Maher, see “—Our Advisor,” and for Messrs. Gordon and Kern, see “—Directors and Executive Officers.”

Continental Europe Investment Committee

Our advisor will utilize the Continental Europe Investment Committee in evaluating potential investment opportunities for our real estate portfolio throughout Continental Europe. The Continental Europe Investment Committee will review and approve, by majority vote, each potential investment in a property located in Europe before our advisor may consider the opportunity for our portfolio. The members of the Continental Europe Investment Committee are Jeff A. Jacobson, James S. Lyon, Simon W. Marrison, Mahdi A. Mokrane, David A. Ironside and Andrew J. Watson.

James S. Lyon serves as LaSalle’s European Operations & Finance Director responsible for European Support Services and infrastructure across all Fund and separate account business. Mr. Lyon has more than 17 years of international real estate experience. Prior to joining LaSalle, he was European Finance Director of ProLogis Europe, responsible for tax planning and fiscal structuring of ProLogis’ investments in Europe from their start-up in early 1998. Prior to ProLogis, Mr. Lyon worked for Harman International and Mobil Oil in Europe, Asia and Africa. Mr. Lyon is a qualified Chartered Accountant, having trained with KPMG and has a B.Acc. from Glasgow University.

Simon W. Marrison is the Head of Europe for LaSalle and is responsible for LaSalle’s private equity business in the United Kingdom and Continental Europe. In this role, Mr. Marrison oversees teams located in London, Paris, Munich, Madrid and Luxembourg. Mr. Marrison joined LaSalle in 2001 from Rodamco France, where he served as Country Director. Since September 2011, Mr. Marrison has also served as a director of TR Property Trust. He is a former Board Member of the French National Council of Shopping Centres and is a current member of the Royal Institution of Chartered Surveyors. Mr. Marrison holds a B.Sc. in Urban Land Administration from the Portsmouth Polytechnic University.

Mahdi A. Mokrane joined LaSalle in June 2013 as Head of Research and Strategy for Europe. Dr. Mokrane oversees European property investment strategy and the Regional Strategy team, working closely with the Global Strategy team. Prior to joining LaSalle, he was Head of Research and Strategy for AEW Europe. Dr. Mokrane has extensive experience in real estate transactions and portfolio management in both U.K. and Continental European markets. Prior to joining AEW in 2004, he worked at Investment Property Databank, or IPD, as Director for Research and Training for France and Southern Europe from 2001 to 2004. Dr. Mokrane taught at the ESSEC Business School and holds a Ph.D. in Economics and Finance from the EHESS School for the Social Sciences and a M.Sc. from Dauphine University. He is an active member of industry organizations including IPD, INREV, the European Association for investments in Non-Listed Real Estate Vehicles, and the International Council of Shopping Centers.

David A. Ironside is responsible for facilitating large scale cross border capital investment into the European markets for LaSalle’s existing and new institutional clients. The role involves coordinating the transaction teams in the United Kingdom, Germany, France and Central and Eastern Europe through direct investments, portfolio deals, joint ventures and partnerships. Mr. Ironside has been working in the real estate industry since 1983 and joined LaSalle in July 2001 after four years with Bayernfonds/Real I.S. AG, the subsidiary of Bayerische Landesbank responsible for Real Estate investments and foreign acquisitions. In this role he had been in charge of acquiring properties in the USA as well as major European countries such as

France, Belgium and Spain for various investment purposes. In addition he was responsible for supervising acquisitions in Germany and asset management. Prior to his role at Bayernfonds Mr. Ironside was with Jones Lang Wootton (now JLL) where he gained detailed knowledge of the German markets. Mr. Ironside holds a B.Sc. in Land Economics with Commendation from Paisley College of Technology. He is also a Member of the Royal Institution of Chartered Surveyors.

Andrew J. Watson is a Managing Director in LaSalle’s Continental European business. In this role, he manages all activities across Continental Europe, including oversight of the rapidly evolving German business and is responsible for business development and progressing growth initiatives across Continental Europe. Prior to this, Mr. Watson was Head of Core Funds & Separate Accounts for Continental Europe. Mr. Watson joined LaSalle in 2004 and through 2009 he was Head of Acquisitions for Southern Europe with additional responsibility for all retail acquisitions in Continental Europe. Mr. Watson has 24 years of experience in real estate. Prior to LaSalle, he spent eight years at The Retail Consulting Group where he was an equity partner in the management buyout of the French business from Matthews and Goodman U.K. and worked for six years with Weatherall, Green and Smith. Mr. Watson is a graduate of Oxford University with a degree in German and French Literature, and is a Member of the Royal Institution of Chartered Surveyors.

For more information concerning the background and experience of Mr. Jacobson, see “—Our Advisor.”

Asia Pacific Investment Committee

Our advisor will utilize the Asia Pacific Investment Committee in evaluating potential investment opportunities for our real estate portfolio throughout the Asia Pacific region. The Asia Pacific Investment Committee will review and approve, by majority vote, each potential investment in a property located in the Asia Pacific region before our advisor may consider the opportunity for our portfolio. The members of the Asia Pacific Investment Committee are Mark N. Gabbay, Jacques N. Gordon, Jeff A. Jacobson, Ian R. Mackie, Marc Montanus and Yasuo Nakashima.

Mark N. Gabbay is an International Director of LaSalle and Chief Investment Officer and Co-Chief Executive Officer for the Asia Pacific region. In this role, he is responsible for formulating and implementing LaSalle’s investment strategy in the region, sourcing and structuring opportunities and overseeing the investment process. Mr. Gabbay has been in the real estate industry for over 18 years, working in the Asia Pacific region for 13 years and the United States for five years. Most recently, he served as Managing Director and Head of Nomura’s Asia Asset Finance Division and as Co-Head of the Global Real Estate Group, Asia Pacific, at Lehman Brothers, where he was responsible for the firm’s expansion into new markets for debt and equity real estate investments. Prior to joining Lehman Brothers in Tokyo, Mr. Gabbay worked at GMAC Commercial Mortgage Corporation, where he served as the Head of Real Estate Lending. Mr. Gabbay holds a B.A. in Architecture from the University of California, Berkeley.

Ian R. Mackie is an International Director of LaSalle and Head of Private Equity for the Asia Pacific region. Mr. Mackie was a founding member of LaSalle’s Asia Pacific business that was established in 2000. He has worked in the Asia Pacific region since 1988 and has lived in Singapore since 1994. During this time, he was responsible for investing either directly or in joint ventures in office, retail, industrial, hotel, apartment and residential properties and developments in Australia, Indonesia, Malaysia, the Philippines, Thailand, Singapore, Hong Kong, China, Korea and Japan. He is also an Associate of the Australian Property Institute. Mr. Mackie holds a B.A. in Economics and Law from the University of Canberra and an Associate Diploma in Valuation from Sydney University of Technology.

Marc Montanus is an International Director of LaSalle and the fund manager of the LaSalle Asia Opportunistic Fund Series. In this role, Mr. Montanus is responsible for working with the Chief Investment Officer to deliver fund performance from acquisition through disposition. Working with a dedicated team, he also is responsible for overseeing and executing all of the operational and reporting functions of the funds. Mr. Montanus is one of the two Executive Officers of the Fund. Mr. Montanus has been in the real estate industry for over 20 years, working for the LaSalle Group in the United States and Europe before joining the Asia Pacific business in 2001. Mr. Montanus has worked extensively in different disciplines of institutional real estate investment management including acquisitions, asset management, portfolio management, real estate securities and investor relations. Prior to assuming his current role in 2008, he was responsible for managing the Asia Property Fund, the core plus open-ended pan-regional fund in Asia Pacific, which significantly exceeded its return targets during his tenure. Before that, he was the portfolio manager for a regional separate account mandate, acquiring ten direct and indirect investments across Asia, all of which exceeded their acquisition underwriting projections during his tenure. Mr. Montanus holds a B.S. in Business Administration from Miami University (Ohio).

Yasuo Nakashima is an International Director of LaSalle and Chief Executive Officer of LaSalle Japan. Mr. Nakashima has over 20 years of direct real estate experience in Japan and the United States. He launched and managed LaSalle’s Japan Logistics Fund series. Mr. Nakashima previously served as a Managing Director and a co-founder of Prospect Development Corp., a New York based developer specializing in public-private partnership developments. Mr. Nakashima holds an M.S. in Real Estate Development from Columbia University, a B.S. in Architecture from Waseda University and is a Certified First-class Architect in Japan.

For more information concerning the background and experience of Mr. Jacobson, see “—Our Advisor,” for Mr. Gordon, see “—Directors and Executive Officers.”

U.K. Investment Committee

Our advisor will utilize the U.K. Investment Committee in evaluating potential investment opportunities for our real estate portfolio within the United Kingdom. The U.K. Investment Committee will review and approve, by majority vote, each potential investment in a property located in the United Kingdom before our advisor may consider the opportunity for our portfolio. The members of the U.K. Investment Committee are Julian M. Agnew, Andrew M. Bull, Richard J. Debney, Christopher J. Fry, Robin M. Goodchild, Simon W. Marrison, Stuart Richmond-Watson, Rebecca J. Gates and Alan Tripp.

Julian M. Agnew serves as a Senior Fund Manager responsible for the management of a major U.K. pension fund. He is responsible for preparing and implementing the annual investment strategies, approving all acquisitions and sales and supervising asset management for a major U.K. pension fund. Mr. Agnew joined Jones Lang Wootton Fund Management in 1988, having previously worked for Hall Pain & Foster as a Commercial Letting Agent and Henry Butcher & Co as an Investment Surveyor. Mr. Agnew became a Partner of Jones Lang Wootton in 1995 and was promoted to International Director in 2011. From his 25 years in the property business, he has developed substantial experience with investment transactions and managing portfolios that either contain structural risks or have underperformed their benchmarks. Mr. Agnew is a Member of the Royal Institution of Chartered Surveyors and holds an Investment Management Certificate (FSA).

Andrew M. Bull serves as a Regional Director of LaSalle and Fund Manager for LaSalle’s separate accounts in the United Kingdom. In this role, he is responsible for overseeing the property portfolio of a major U.K. pension fund, involving direct and indirect property investments (including unlisted funds, joint ventures and listed securities), and arranging debt financing when required. Mr. Bull is also responsible for defining and implementing investment strategies, purchases, sales and asset management. Mr. Bull joined Jones Lang Wootton, which merged with LaSalle Partners in 2000 to form our sponsor and our advisor, in 1979, and became a partner in 1983. Mr. Bull is a Fellow of the Royal Institution of Chartered Surveyors.

Richard J. Debney serves as a Senior Fund Manager at LaSalle, where he manages a property portfolio on behalf of a major U.K. pension fund. Prior to joining LaSalle, Mr. Debney served as the Head of Property at British Steel Pension Fund. He has 25 years of experience in the real estate industry and is a member of the Royal Institution of Chartered Surveyors. Mr. Debney holds a B.S.C. in Land Management from Reading University.

Christopher J. Fry is a Senior Fund Manager at LaSalle. His responsibilities include setting annual investment strategies, implementing acquisitions and sales strategies and overseeing a team of asset and investment managers. Prior to joining LaSalle in 2005, Mr. Fry worked at Schroders Plc as fund manager of the industrial portfolio of the Schroders Exempt Property Unit Trust. He trained and qualified as a chartered surveyor at Gerald Eve. Mr. Fry is a member of the Royal Institution of Chartered Surveyors and a holder of the Investment Management Certificate. He graduated with a B.Sc. in Geography from Exeter University and an M.Sc. in Land Management from Reading University.

Robin N. Goodchild serves as an International Director and a member of LaSalle’s Global Research and Strategy Team and has over 30 years of real estate investment experience. In this role, Dr. Goodchild is responsible for identifying opportunities in European property markets. Dr. Goodchild joined LaSalle in 1997 as a Research Director, prior to which he was a partner at Gerald Eve, Chartered Surveyors, for 12 years. He is a Fellow of the Royal Institution of Chartered Surveyors, an honorary Fellow of the Society of Property Researchers and a frequent speaker at property conferences across Europe. Dr. Goodchild holds a Ph.D. and an M.A. in land economy from Cambridge University.

Stuart Richmond-Watson serves as a Senior Fund Manager managing property portfolios on behalf of U.K. institutional clients and as a Trustee of the JLL Pension Fund. Mr. Richmond-Watson joined the Jones Lang Wootton Fund Management department when it was formed in 1988 and, since then, has specialized in the construction and fund management of investment portfolios and the purchase, sale and valuation of investments. Prior to joining Jones Lang Wooton Fund Management, he worked in the commercial property sector of the firm. He began his career at Jones Lang Wootton as a trainee agricultural management surveyor in 1973. Mr. Richmond-Watson is a Fellow of the Royal Institution of Chartered Surveyors and is registered with the Financial Services Authority of the United Kingdom, or the FSA, to conduct Investment Management activities. He holds a M.Sc. from the Royal Agricultural College Cirencester.

Rebecca J. Gates is an International Director of LaSalle and Head of Asset Management overseeing LaSalle’s UK Retail and Business Space Asset Management teams. Ms. Gate’s focus is to drive the implementation of asset business plans and identify and exploit opportunities to add value. In this role, she liaises very closely with client fund managers to develop and evolve investment strategy. In addition, she is responsible for structuring and coordinating external suppliers including property management. Ms. Gates joined JLL in 1992 and during this period has undertaken a variety of roles for clients including charities, non-UK organizations and private individuals; although the majority of her work has been for UK pension funds. Before specializing in a fund management role, she has spent time specializing in shopping centers and a variety of professional work. Ms. Gates currently sits on the UK MB and is a member of the UKIC. Following completion of a BSc (Hons) in Land Management from Reading University, Ms. Gates qualified as a Chartered Surveyor in 1994.

Alan Tripp serves as Managing Director of LaSalle’s U.K. business, with responsibility for overseeing LaSalle’s U.K. separate account business. He is the Chair of the U.K. Management Board and sits on the European Management Board. Mr. Tripp has 30 years of real estate experience as a client and a manager, either directly managing or overseeing a variety of pension fund and life company portfolios of various sizes and with a variety of investment objectives. Prior to joining LaSalle in 2008, Mr. Tripp worked for Invista REIM, where, as Head of HBoS Funds, he was responsible for managing property investment funds. Before joining Investa REIM, he worked for Clerical Medical, the Electricity Supply Pension Scheme and The Carroll Group, a private property company. He is a Member of the Royal Institution of Chartered Surveyors and the Investment Property Forum and is registered with the FSA to conduct investment management activities. Mr. Tripp holds a B.Sc. from the Portsmouth Polytechnic University.

For more information concerning the background and experience of Mr. Marrison, see “—Continental Europe Investment Committee.”

The Advisory Agreement

We and our advisor are party to an advisory agreement, which is summarized below.

Services

Pursuant to the terms of the advisory agreement, our advisor has responsibility to, among other things:

•	consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

•	recommend to our board of directors the proper allocation of our investments between properties, real estate-related assets and cash, cash equivalents and other short-term investments;

•	calculate our NAV at the close of business on each business day in accordance with our valuation guidelines;

•	supervise our independent valuation advisor and, if and when necessary, recommend to our board of directors its replacement;

•	assist our dealer manager administratively with the distribution of our shares;

•	select joint venture and strategic partners and structure corresponding agreements;

•	within the authority granted to the advisor by the board of directors, identify, analyze and complete acquisition and dispositions of investments, and outside of the authority granted by board of directors, identify, analyze and recommend acquisitions and dispositions of investments to the board and complete such transactions on our behalf in accordance with the direction of the board;

•	structure the terms of our investments and arrange for financing or refinancing in connection with investments;

•	assist us in complying with all federal, state and local regulatory requirements applicable to us with respect to this public offering and the our business activities (including the Sarbanes-Oxley Act of 2002, as amended), including preparing or causing to be prepared all supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under applicable securities laws; and

•	monitor and manage our investments and provide periodic reports to our board of directors on their performance.

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that our advisor may engage one or more sub-advisors to assist our advisor in providing these services; provided, however, that any sub-advisor that performs substantially all of the management function will be deemed to have a fiduciary relationship with us and our stockholders.

Term and Termination Rights

The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the advisor, or (3) upon a material breach of the advisory agreement by the advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by our advisor.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement.

In the event the advisory agreement is terminated, our advisor will be entitled to receive its prorated advisory fee through the date of termination. In addition, upon the termination or expiration of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that the successor advisor possess sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Advisory Fee and Expense Reimbursements

As compensation for its services provided pursuant to the advisory agreement, we will pay our advisor an advisory fee comprised of two separate components:

(1)	a fixed component in an amount equal to 1/365th of 1.25% of our NAV for each class of our common stock for each day, payable monthly in arrears; and

(2)	a performance component calculated based on our total return of each class of our common stock in any calendar year (defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class), payable annually in arrears.

We will accrue the fixed component of the advisory fee on a daily basis and the performance component of the advisory fee on a daily basis to the extent that it is earned. The performance component will be calculated such that for any calendar year in which the total return per share for a particular class exceeds 7% per annum, which we refer to as the 7% return, our advisor will receive 10% of the excess total return above the 7% return allocable to that class. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. However, in the event our NAV per share for any class of our common stock decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 per share with respect to that class. The foregoing per share NAV thresholds for each class are subject to downward adjustment by our board of directors to account for any distributions made after the commencement of this offering that the board of directors deems to be a return of capital to the applicable class of stockholders. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 7% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 7%, and (4) is payable to our advisor if our total return exceeds the 7% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 7% per annum. The performance component does not take into account any selling commissions paid by Class A stockholders. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

In connection with certain sales of Class D shares in the Class D private offering, our advisor may reallow to the applicable participating broker-dealer a portion of the fixed component of the advisory fee payable to our advisor attributable to such Class D shares.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. As a result, our advisor may be entitled to receive the performance component with respect to one class of shares but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders who request that we repurchase their shares during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above the threshold levels described in the paragraph above, our advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years. Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our advisor;

•	the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities;

•	expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person;

•	acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired; and

•	out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all personnel that provide services to us; provided, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.

Our advisor must reimburse us at least quarterly for expense reimbursements paid to our advisor in any four consecutive fiscal quarters commencing with the fourth fiscal quarter following the commencement of this offering to the extent that our total operating expenses exceed the greater of: (1) 2% of our average invested assets; and (2) 25% of our net income. For purposes of these limits, (1) “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under GAAP, including items such as legal, accounting and auditing expenses, the advisory fee, fees of our independent valuation advisor, transfer agent costs, directors’ and officers’ insurance, board of directors fees and related expenses, and expenses relating to compliance with the Sarbanes-Oxley Act of 2002. Such operating expenses will not include: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines; and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate-related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; and (3) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves and excluding any gain from the sale of our assets.

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees and reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of the services and advice furnished by our advisor; and

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, we may not indemnify a director, our advisor or any of our advisor’s affiliates for any liability or loss suffered by them or hold a director, our advisor or any of our advisor’s affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement. Notwithstanding the foregoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless our advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the NASAA REIT Guidelines. In addition, pursuant to our charter, if our board of directors determines that Maryland law conflicts with any of the provisions of the NASAA REIT Guidelines that are referenced in our charter, the NASAA REIT Guidelines will control to the extent that any provisions of Maryland law are not mandatory.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our charter further provides that we may advance funds to our directors, officers our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the person seeking advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the person seeking the advancement undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

COMPENSATION

We will pay our advisor and our dealer manager the fees and reimbursements described below in connection with performing services for us. We will not pay acquisition or disposition fees to our advisor or its affiliates in connection with the purchase or sale of our investments, though our charter authorizes us to do so.

Type of Compensation— Recipient	Determination of Amount	Estimated Amount
Selling Commission(1)(2)— Our Dealer Manager and Your Investment Advisor

We will pay our dealer manager selling commissions of (i) up to 3.5% of the NAV per Class A share on the date of purchase and (ii) up to 1.5% of the NAV per Class A-I share on the date of purchase. All or a portion of the selling commissions may be waived at the discretion of our dealer manager, reallowed to participating broker-dealers and reduced for volume purchases.

We will not pay selling commissions with respect to purchases of Class M or Class M-I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A and Class A-I shares sold, the NAV per Class A and Class A-I share and the type of accounts that purchase Class A and Class A-I shares. Aggregate selling commissions will equal approximately $58,313,700, assuming that we sell the maximum offering, 50% of the shares sold are Class A shares and 50% of the shares sold are Class A-I shares, the maximum selling commission is paid for each primary offering share, our NAV per Class A and Class A-I share is $10.00 and there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee(2)— Our Dealer Manager and Your Investment Advisor	We will pay our dealer manager a dealer manager fee that accrues daily on a continuous basis from year to year in an amount up to 1/365th of (1) 1.05% of our NAV for each of our outstanding Class A shares for such day, (2) 0.30% of our NAV for each of our outstanding Class A-I shares for such day, (3) 0.30% of our NAV for each of our outstanding Class M shares for such day, and (4) 0.05% of our NAV for each of our outstanding Class M-I shares for such day. We will cease paying the dealer manager fee with respect to shares sold in this offering on the date at which total underwriting compensation paid with respect to such shares equals 10% of the gross proceeds from the primary portion of this offering. Our dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and for services that such broker-dealers perform in connection with the distribution of Class A shares. The dealer manager fee will be payable in arrears on a quarterly basis. Because the dealer manager fee is calculated based on our	Actual amounts depend upon our daily NAV, when shares of each class are purchased and the actual amount of the dealer manager fee incurred. The dealer manager fee will equal approximately $11,475,000 per annum, assuming that we sell the maximum offering on the date this offering commences, we do not repurchase any shares, 25% of the shares sold are Class A shares, 25% of the shares sold are Class M shares, 25% of the shares sold are Class A-I shares and 25% of the shares sold are Class M-I shares, our NAV per share is $10.00 for all classes of shares and the maximum amount of the dealer manager fee is incurred. Based on these same assumptions, the aggregate dealer manager fee that will be

Type of Compensation— Recipient	Determination of Amount	Estimated Amount

	NAV, it reduces the NAV with respect to all outstanding Class A and Class M shares of our common stock, including Class A and Class M shares issued under our distribution reinvestment plan.	paid over the initial two-year offering period will equal approximately $14,400,000.

Organization and Offering Expense Reimbursement(3)— Our Dealer Manager and Our Advisor

Our advisor and our dealer manager agreed to fund our organization and offering expenses related to this offering through the date this offering commences, following which time we will reimburse our advisor and our dealer manager for such organization and offering expenses incurred prior to the commencement date in equal monthly installments over a period of 36 months. Following the date this offering commences and we will pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any organization and offering expenses incurred during the offering period (other than selling commissions and the dealer manager fee) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In connection with this offering, our advisor and our dealer manager agreed to fund our organization and offering expenses associated with our initial public offering through the commencement of the offering, following which time we agreed to reimburse our advisor and our dealer manager for such organization and offering expenses in equal monthly installments of $31,862 over the 36 month period ending in January 2018.

Actual amounts depend upon the amount raised in this offering. We estimate our organization and offering expenses for this offering through the initial two-year offering period to be approximately $8,158,000 if we sell the maximum offering.

Acquisition Expense Reimbursement(4)— Our Advisor	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We will reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate-related assets and other investments, whether or not such investments are acquired.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement(5)— Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals that provide services to us; provided,	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation— Recipient	Determination of Amount	Estimated Amount

that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual reports filed pursuant to SEC requirements.

Advisory Fee— Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of our NAV for each class of our outstanding common stock (including the Class D shares which are not offered hereby) for such day, which will be payable monthly in arrears and (2) a performance component calculated for each class of our outstanding common stock (including the Class D shares which are not offered hereby) on the basis of the total return on that class in any calendar year, such that for any year in which our total return per share for such class exceeds 7% per annum, our advisor will receive 10% of the excess total return allocable to that class. In the event our NAV per share for any class of our common stock decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 with respect to that class. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”	Actual amounts depend upon our daily NAV per share and future distributions and, therefore, cannot be determined at this time.

(1)	Selling commissions for sales of Class A and Class A-I shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts—Class A and Class A-I Shares.”
(2)	The dealer manager fee may be reduced at the discretion of the dealer manager. We will cease paying selling commissions and dealer manager fees with respect to shares sold in this offering on the date at which total underwriting compensation paid with respect to such shares equals 10% of the gross proceeds from the primary portion of this offering. This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation, which will include selling commissions and the dealer manager fee and also may include certain other items of underwriting compensation paid in connection with this offering, does not exceed 10% of the gross proceeds of our primary offering.
(3)	These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse our dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend educational conferences sponsored by us and seminars conducted by participating broker-dealers, if any. As required by FINRA rules and the NASAA REIT Guidelines, under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees and bona fide due diligence expenses) exceed 15% of the gross proceeds from the primary offering.

(4)	We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. As required by the NASAA REIT Guidelines, acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price.
(5)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any 12 month period to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation, bad debts and other non-cash reserves and the average book value of securities or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debt and other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, such determination, when made, shall be reflected in the minutes of the meeting. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. These conflicts include (i) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of our advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts and the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts are discussed below.

Interests in Other Real Estate Programs

Our advisor and certain members of its management team, some of whom serve as our executive officers and directors, are presently, and in the future intend to be, involved with a number of other real estate programs and activities. In particular, our advisor currently manages one private commingled investment fund that is focused on major real estate property types and markets in the United States. This fund may directly compete with us for investment opportunities because it also seeks to provide investors with exposure to stabilized, income-oriented real estate and will be receiving investment allocations on an ongoing basis. In addition, our advisor manages separate accounts, three that are currently active, on behalf of institutional investors that seek similar investment opportunities and may compete with us in receiving allocated investment opportunities. See “Management—Directors and Executive Officers” for additional information about our officers’ and directors’ involvement with other real estate programs.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the LaSalle affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.

Allocation of Time of Our Advisor’s Key Personnel

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of its time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other LaSalle affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved.

This could result in actions that are more favorable to other LaSalle affiliated entities than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Competition

We may compete with other entities that LaSalle affiliated entities may advise or own interests in, for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliated and other related entities. Our advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflicts of Interest—Conflict Resolution Measures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate and real estate-related assets for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.

Certain of our advisor’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we own or expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other LaSalle affiliated entities or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another LaSalle affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another LaSalle affiliated entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

Our dealer manager, LaSalle Investment Management Distributors, LLC, is an affiliate of our advisor and this relationship may create conflicts of interest. Our dealer manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our continuous public offering and the ongoing Class D private offering.

Our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other real estate investment programs that may have investment objectives similar to ours.

Fees and Other Compensation to Our Advisor and Our Dealer Manager

The agreements between us and our advisor and our dealer manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

The timing and nature of the fees our advisor and dealer manager will receive from us could create a conflict of interest between our advisor and our stockholders. Specifically, our advisor is responsible for the calculation of our NAV, and the advisory fee we pay our advisor and the fees we pay our dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•	public offerings of equity by us, which may result in increased advisory fees to our advisor and increased dealer manager fees to our dealer manager; and

•	competition for tenants from affiliated programs that own properties in the same geographic area as us.

We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors who are disinterested in the transaction, must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Valuation Conflicts

Our advisor is paid advisory fees for its services based on our NAV, which is calculated by our advisor in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate-related assets, which are two components used to calculate our NAV, are only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because our advisor is responsible for calculating our NAV, our advisor could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by our advisor.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by a majority of our directors (including a majority of our independent directors), we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are, or may become, inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate of our advisor are on substantially the same terms and conditions. We currently own a 78% interest in two apartment properties in which an affiliate of our advisor owns the remaining 22% interest. In addition, other clients of our advisor, including one which an affiliate is invested, own a portion of the joint venture that owns the NYC Retail Portfolio.

Certain Conflict Resolution Measures

We have adopted the following restrictions and procedures to address the potential conflicts of interest arising out of our relationship with our advisor and its affiliates.

Advisor Compensation

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out.

This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of the services and advice furnished by our advisor;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our assets relative to the investments generated by our advisor for its own account.

Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement on 60 days’ written notice.

Prohibition Against Certain Transactions with Affiliates

Our charter prohibits us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We may not acquire or lease any properties from our directors, our advisor, our sponsor or any of their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that the terms of the transaction are fair and reasonable and at a price to us no greater than the cost of the property to such director, our sponsor, our advisor or affiliate thereof unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from our advisor, our sponsor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

In addition, we may not make any loans to our directors, our advisor, our sponsor or any of their affiliates except for certain mortgages described in “Investment Objectives and Strategy—Charter Imposed Investment Limitations” above or loans to wholly owned subsidiaries and we may not sell or lease assets to our directors, our advisor, our sponsor or any of their affiliates. Our charter also prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser or that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or any of their affiliates.

Our charter prohibits us from borrowing funds from our advisor, our sponsor, any of our directors or any of their affiliates unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our sponsor, our advisor or any of their affiliates.

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or any of their affiliates in connection with our repurchase of our common stock.

Voting of Shares of Common Stock Owned by Affiliates

Our advisor, our sponsor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsor, our advisor, our directors and their affiliates may not vote any shares owned by them will not be included.

Allocation of Investment Opportunities

Investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by LaSalle. For each opportunity identified by LaSalle, a determination will be made as to which client the opportunity is most suitable pursuant to the methodology described below. In determining the client for which an investment opportunity would be most suitable, LaSalle’s allocation committee will consider several factors, including, but not limited to, the investment objectives and strategy of each client and the effect of the acquisition on the diversification of the investments of each client. In the event that an investment opportunity becomes available that is equally suitable for us and one or more other clients, the allocation committee will allocate investment opportunities in accordance with an equitable and reasonable allocation procedure consistent with our advisor’s fiduciary duty to us and with due regard to our investment objectives and the characteristics of the specific investment. Investments identified by LaSalle that are appropriate for more than one client are allocated on a rotating basis such that the client that has had the greatest amount of time pass since its last allocated investment receives priority in the rotation over other eligible clients. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm’s-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and are administered by our advisor and, with respect to the valuation of our properties, our independent valuation advisor.

Our board monitors on an ongoing basis our advisor’s compliance with our valuation guidelines. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and are not subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Our advisor calculates the fair value of our assets based on appraisals performed by our independent valuation advisor and in accordance with our valuation guidelines. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

One fundamental element of the valuation process, the valuation of our properties, is managed by our independent valuation advisor, Real Estate Research Corporation, a valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. Real Estate Research Corporation, founded in 1931, is one of the longest-serving commercial real estate research, valuation and consulting firms in the nation with offices throughout the United States. Real Estate Research Corporation is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or our advisor. The compensation we pay to our independent valuation advisor is based on the number of properties we own and is not based on the estimated values of our properties. Our advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies globally. While our independent valuation advisor is responsible for providing our property valuations, our independent valuation advisor is not responsible for, and does not calculate, our daily NAV.

Each year, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation guidelines. With respect to the valuation of our properties, our independent valuation advisor provides the board with periodic valuation reports in connection with regularly scheduled board meetings, or at such other times as may be requested by the board. From time to time, our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

While the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our advisor’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our advisor may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, our advisor and, to the extent of the independent valuation advisor’s responsibilities with respect to the valuation of our real properties, the independent valuation advisor, may apply alternative methodologies; provided, that our advisor and, if applicable, the independent valuation advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of the our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

NAV and NAV Per Share Calculation

We are offering to the public in this offering four classes of shares of our common stock, Class A, Class M, Class A-I and Class M-I shares. Each class of our common stock will have an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our advisor calculates our NAV for each class after the end of each business day that the New York Stock Exchange is open for unrestricted trading. We will use the same methodology as set forth below to calculate our NAV for each of our share classes.

At the end of each unrestricted trading day, before taking into consideration additional issuances of shares of common stock, repurchases or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense and unrealized/realized gains (losses) on assets, and accruals for the advisory fee. The portfolio income is calculated and accrued on the basis of data extracted from (1) the annual budget for each property and at the company level, including organization and offering expenses incurred following the date this offering commences and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. On an ongoing basis, our advisor adjusts the accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. The daily accrual of portfolio income also includes reimbursements to our advisor and dealer manager for organization and offering expenses incurred prior to the date this offering commences and paid on our behalf, which we will reimburse over the 36 months following the date this offering commences. For the purpose of calculating our NAV, all organization and offering costs incurred following the date this offering commences are recognized as expenses when incurred, and acquisition expenses with respect to each acquired property are amortized on a daily basis over a five year period following the acquisition date.

Following the allocation of income and expenses as described above, NAV for each class is adjusted for additional issuances of common stock, repurchases, and class specific expense accruals, such as the dealer manager fee, to determine the current day’s NAV. Selling commissions, which are paid by purchasers of Class A and Class A-I shares in the primary offering and Class D shares in the Class D private offering at the time of purchase in addition to the NAV per Class A, Class A-I and Class D share, have no effect on the NAV of any class. Our share classes may have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements” for a discussion of the calculation of the performance component of the advisory fee. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

A hypothetical calculation illustrating the various components that are likely to impact our NAV calculation on any given day is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical day which is not a distribution adjustment date and on which there are no distribution reinvestments. If the hypothetical day were a distribution adjustment date, the adjustment to reflect the accrual of our liability to pay the distribution would reduce our NAV. This table does not reflect that we have five classes of shares of common stock. As described above and in the footnote to the table below, each class of shares will have a different NAV because certain fees will differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

NAV
Beginning NAV on Hypothetical Trading Day	$1,250,000,000
Daily Activity:
Accrual of Portfolio Income (Loss)	300,000
Accrual of Advisory Fee and Dealer Manager Fee(1)	(80,000)
Unrealized/Realized Gains (Losses) on Assets	75,000

NAV Before Share Purchases and Repurchases	1,250,295,000
Share Purchases	3,000,000
Share Repurchases	(750,000)

Ending NAV on Hypothetical Trading Day	$1,252,545,000

(1)	Our share classes may have different expense accruals associated with the advisory fee because the performance component of our advisory fee is calculated separately with respect to each class. In addition, the dealer manager fee will be accrued and paid with respect to Class A, Class M, Class A-I and Class M-I shares, but in differing amounts.

The combination of the NAV of each class of our shares equals the value of our assets less our liabilities, which include certain class-specific liabilities. Our advisor calculates the value of our investments as directed by our valuation guidelines based upon values received from various sources, including our independent valuation advisor, as described in greater detail below. Our advisor is responsible for information received from third parties, other than our independent valuation advisor, that is used in calculating our NAV.

Valuation of Properties

Wholly Owned Properties

At the beginning of each calendar year, our advisor develops a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal, except for newly acquired properties as described below. Our independent valuation advisor relies in part on property-level information provided by our advisor, including (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Our independent valuation advisor generally performs the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuation advisor will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal.

Newly acquired wholly owned properties will initially be valued at cost and thereafter will join the quarterly appraisal cycle during the quarter following the first full calendar quarter in which we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the quarterly appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset.

Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist our independent valuation advisor in providing our daily property portfolio valuation. Our independent valuation advisor’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell an shares of our common stock. In preparing its valuation reports, our independent valuation advisor will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Real estate appraisals are reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Properties Held Through Joint Ventures

Properties held through joint ventures are valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Interim Valuations

Wholly owned properties and joint ventures may be valued more frequently than quarterly if our advisor believes that the value of a wholly owned property or joint venture has changed materially since the most recent quarterly valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Upon the occurrence of such a material event and provided that our advisor is reasonably aware that such event has occurred, our advisor will promptly notify our independent valuation advisor and request that the independent valuation advisor promptly provide an estimate of the change in value of the property. Once the independent valuation advisor has communicated the estimate of property value to our advisor, our advisor will include the revised value in our daily NAV calculation. Any such daily adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct and may also be based on limited information readily available at that time. In addition to the interim estimated valuation adjustment, the independent valuation advisor, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the advisor. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by our advisor that a material change has occurred and the financial effects of such change are quantifiable by the independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, commercial mortgage-backed securities, mortgage loans and participations in mortgage loans (i.e., A-Notes and B-Notes) and mezzanine loans. In general, real estate-related assets are valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, as applicable, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as bonds and shares issued by public REITs) that are not restricted as to salability or transferability are valued by our advisor on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our advisor may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, are valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter are revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are valued by our advisor at our acquisition cost and may be revalued by our advisor from time to time. Revaluations of mortgages reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

Valuation of Liquid Non-Real estate-related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued daily by our advisor.

Liabilities

Our advisor includes the value of our liabilities as part of our NAV calculation. Our liabilities generally include the fees payable to our advisor and dealer manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities are valued at cost. Costs and expenses that relate to a particular loan are amortized over the life of the loan. We allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class. For non-recourse, property-level mortgages that exceed the value of the underlying property, we assume a value of zero for purposes of the property and the mortgage in the determination of our NAV.

Review of and Changes to Our Valuation Guidelines

Our advisor reviews our valuation guidelines and methodologies with our board of directors at least annually. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Historical Consolidated Financial and Other Data

The following tables present the selected historical consolidated financial and other data for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, and balance sheet data as of December 31, 2015, 2014, 2013, 2012 and 2011. The selected historical consolidated financial data has been derived from our consolidated financial statements.

Because the information presented below is only a summary and does not provide all of the information contained in our consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2015. On October 1, 2012, we paid a stock dividend with respect to all Class E shares at a ratio of 4.786-to-1. The effects of the stock dividend have been applied retroactively to all share and per share amounts for all periods presented. The amounts in the table are in thousands, except shares and per share data.

	Year ended December 31,
	2015	2014	2013	2012	2011
Operating Data:
Total revenues	$93,230	$98,202	$76,516	$57,108	$61,498
Income (loss) from continuing operations	18,351	5,007	(34,804)	25,304	(4,719)
Income (loss) from discontinued operations(1)	—	808	4,363	12,031	(14,919)
Income (loss) from continuing operations attributable to Jones Lang LaSalle Income Property Trust, Inc. per share-basic and diluted	$0.20	$0.09	$(0.80)	$0.99	$(0.19)
Weighted average shares outstanding	61,237,711	45,658,735	36,681,847	25,651,220	23,938,406
Cash distributions declared per common share	$0.48	$0.46	$0.41	$0.39	$0.10

Other Data:
Funds from operations attributable to Jones Lang LaSalle Income Property Trust, Inc.(2)	$26,226	$31,128	$28,268	$21,544	$23,709
Funds from operations per share–basic and diluted(2)	$0.43	$0.68	$0.77	$0.84	$0.99

	December 31,
	2015	2014	2013	2012	2011
Balance Sheet Data:
Total assets	$1,322,692	$898,766	$774,939	$842,034	$835,050
Total mortgage notes and other debt payable	488,092	421,331	357,806	492,985	582,495
Total equity	784,923	441,124	391,348	317,085	231,079

(1)	Effective January 1, 2014, we adopted a new accounting pronouncement requiring reporting of discontinued operations only if the disposal represents a strategic shift that has a major effect on an entity’s operations and financial results.
(2)	Consistent with real estate industry and investment community preferences, we consider funds from operations (“FFO”) as a supplemental measure of the operating performance for a REIT and a complement to GAAP measures because it facilitates an understanding of the operating performance of our properties.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains or losses from cumulative effects of accounting changes, extraordinary items, impairment write-downs of depreciable real estate and sales of properties, plus real estate-related depreciation and amortization and after adjustments for these items related to non-controlling interests and unconsolidated affiliates.

FFO does not give effect to real estate depreciation and amortization because these amounts are computed to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO provides investors with a clearer view of our operating performance. We also use Adjusted FFO (“AFFO”) as a supplemental measure of operating performance. We define AFFO as FFO adjusted for straight-line rental income, amortization of above- and below-market leases, amortization of net discount on assumed debt, gains or losses on the extinguishment or modification of debt and acquisition related costs.

In order to provide a better understanding of the relationship between FFO, AFFO and GAAP net income, the most directly comparable GAAP financial reporting measure, we have provided a reconciliation of GAAP net (loss) income attributable to us, to FFO and FFO to AFFO. FFO and AFFO do not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. The amounts in the table are in thousands, except shares and per share data.

	Year ended December 31,
	2015	2014	2013	2012	2011
Reconciliation of net income (loss) to FFO
Net income (loss) attributable to Jones Lang LaSalle Income Property Trust, Inc.	$12,045	$5,053	$(24,947)	$37,476	$(19,388)
Plus: Real estate depreciation and amortization(1)	33,007	26,516	32,396	23,902	28,163
(Gain) loss on disposition of property	(23,754)	(181)	(22,556)	117	—
Gain on consolidation of real estate affiliate	—	—	—	(34,852)	—
Gain on transfer of property	—	(260)	—	(6,012)	—
Impairment of depreciable real estate(1)	4,928	—	43,375	913	14,934

FFO attributable to Jones Lang LaSalle Income Property Trust, Inc.	$26,226	$31,128	$28,268	$21,544	$23,709

Weighted average shares outstanding, basic and diluted(2)	61,237,711	45,658,735	36,681,847	25,651,220	23,938,406
FFO per share, basic and diluted(2)	$0.43	$0.68	$0.77	$0.84	$0.99

The following table presents a reconciliation of FFO to AFFO for the periods presented (amounts in table in thousands except share and per share data):

	Year ended December 31,
	2015	2014	2013	2012	2011
Reconciliation of FFO to AFFO
FFO attributable to Jones Lang LaSalle Income Property Trust, Inc.	$26,226	$31,128	$28,268	$21,544	$23,709
Straight-line rental income(1)	(1,588)	(2,245)	(3,178)	(269)	(146)
Amortization of above- and below-market leases(1)	(1,584)	(1,395)	(4,844)	(886)	(2,017)
Amortization of net discount on assumed debt(1)	(319)	(311)	(687)	(364)	(239)
Loss (gain) loss on derivative instruments and extinguishment or modification of debt	1,183	(34)	(184)	(8,595)	—
Adjustment for investment accounted for under the fair value option	305	—	—	—	—
Performance fees	2,280	251	—	—	—
Acquisition expenses(1)	2,868	545	566	33	—

AFFO attributable to Jones Lang LaSalle Income Property Trust, Inc.	$29,371	$27,939	$19,941	$11,463	$21,307

Weighted average shares outstanding, basic and diluted(2)	61,237,711	45,658,735	36,681,847	25,651,220	23,938,406
AFFO per share, basic and diluted(2)	$0.48	$0.61	$0.54	$0.45	$0.89

(1)	Includes amounts attributable to discontinued operations, non-controlling interests and unconsolidated real estate affiliates.
(2)	On October 1, 2012, we declared a stock dividend with respect to all Class E shares at a ratio of 4.786-to-1. The effects of the stock dividend have been applied retroactively to all share and per share amounts for all periods presented.

Distribution Information

Our board of directors declared quarterly distributions for our stockholders beginning in the first quarterly period following the initial closing of our first offering on December 23, 2004 through March 31, 2009. We did not pay distributions for the nine quarterly periods from March 2009 to September 30, 2011, we however have declared quarterly distributions for our stockholders every quarter since. While we intend to continue to pay regular quarterly distributions to our stockholders, there can be no assurance that sufficient cash will be available to pay distributions to our stockholders in the future or that the amount of the distributions will not either decrease or fail to increase over time. Any future distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.

The following table summarizes our distributions paid over the last five fiscal years and the current year (amounts in thousands):

	For the year ended
	2015	2014	2013	2012	2011	Total
Distributions:
Paid in cash	$10,811	$11,631	$11,353	$6,286	$1,858	$41,939
Reinvested in shares	13,630	5,505	1,998	794	417	22,344

Total Distributions	24,441	17,136	13,351	7,080	2,275	64,283

Source of Distributions:
Cash flow from operations	$24,441	$17,136	$13,351	$7,080	$2,275	$64,283
Financing activities	—	—	—	—	—	—

Total Sources of Distributions	$24,441	$17,136	$13,351	$7,080	$2,275	$64,283

The following table summarizes our distributions paid for each quarter of the last fiscal year and the current year (amounts in thousands):

	For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Paid in cash	$2,791	$2,686	$2,599	$2,735
Reinvested in shares	4,837	3,479	2,904	2,410

Total Distributions	7,628	6,165	5,503	5,145

Total Cash flow from operations	$4,442	$8,643	$7,134	$6,702
Total Funds from operations	6,600	6,296	7,086	6,244
Total net (loss) income attributable to Jones Lang LaSalle Income Property Trust, Inc.	(7,466)	(3,289)	(352)	23,512

From our inception in 2004 to December 31, 2015, we paid cumulative distributions of $134.0 million, compared with our cumulative FFO of $251.4 million for the same period. The payment of distributions from sources other than FFO may be dilutive because it may reduce the amount of proceeds available for investment or operations or cause us to incur additional interest expense as a result of borrowed funds. For a discussion of how we calculate FFO, see “Selected Information Regarding Our Operations—Selected Historical Consolidated Financial and Other Data.”

We intend to accrue distributions quarterly and pay distributions on a quarterly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We cannot provide assurance with respect to the amount of distributions, if any, that we will pay in the future. Our board of directors and our advisor will periodically review the distribution policy to determine the appropriateness of our dividend rate relative to our current and forecasted cash flows. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions we paid. See “Description of Capital Stock—Distributions.”

Tender Offers

The following schedule describes our historical tender offers since October 1, 2012 (amounts in thousands other than share and per share amounts). See “Share Repurchase Plan” for details about our current share repurchase plan.

Tender Offer Date	Dollar Amount Offered For Repurchase	Dollar Amount Accepted For Repurchase	Number of Shares Purchased	Average Price Per Share
September 25, 2014(1)	$40,000	$46,000	4,389,280	$10.48

(1)	Beginning on August 26, 2014 and concluding on September 25, 2014, we conducted a tender offer to provide Class M stockholders an alternative liquidity option at full current NAV per share in advance of the eligibility of the converted Class E shares for our share repurchase plan on October 1, 2014.

While we may conduct additional tender offers as an alternative liquidity option, we cannot guarantee that sufficient cash will be available at any particular time to conduct future tender offers or fund repurchases pursuant to our share repurchase plan.

Historical NAV Per Share

Our advisor calculates our NAV for each class of our common stock after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Our valuation guidelines, which we have adopted for purposes of the daily determination of NAV per share in our continuous public offering, differ from the valuation methodologies we employed prior to October 1, 2012 in connection with our historical quarterly NAV per share calculations in certain respects. For example, for purposes of calculating our historical quarterly NAV per share, our mortgage debt payable was recorded at fair value on a quarterly basis. This method resulted in an asset or liability, depending on current lending rates for similar mortgages, that was amortized away over the loan term. Our valuation guidelines now provide that, for purposes of calculating NAV per share on a daily basis, mortgage debt payable will be valued at the outstanding loan balance. For more information regarding how we will calculate our NAV on a daily basis, see “Net Asset Value Calculation and Valuation Guidelines.”

The following table presents our historical NAV per share of common stock for each period indicated below:

Quarter Ended	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D
December 31, 2015	$11.17	$11.20	$11.20	$11.20	$11.19
September 30, 2015	11.08	11.10	11.11	11.11	11.10
June 30, 2015	10.76	10.78	10.79	10.79	10.78
March 31, 2015	10.64	10.66	10.67	10.67	10.66
December 31, 2014	10.55	10.57	10.57	10.57	10.56
September 30, 2014	10.42	10.44	—	10.44	10.43
June 30, 2014	10.32	10.34	—	—	—
March 31, 2014	10.24	10.26	—	—	—

The following table provides a breakdown of the major components of our NAV per share as of December 31, 2015 (dollar in thousands, except per share amounts):

	December 31, 2015
Component of NAV	Class A Shares	Class M Shares	Class A-I Shares	Class M-I Shares	Class D Shares
Real estate investments(1)	$649,538	$489,821	$107,397	$58,934	$136,610
Debt	(246,853)	(186,153)	(40,816)	(22,398)	(51,918)
Other assets and liabilities, net	11,576	8,778	1,915	1,051	2,435
Estimated enterprise value premium	None assumed	None assumed	None assumed	None assumed	None assumed

NAV	$414,261	$312,446	$68,496	$37,587	$87,127

Number of outstanding shares	37,092,768	27,909,411	6,116,812	3,356,619	7,787,823

NAV per share	$11.17	$11.20	$11.20	$11.20	$11.19

(1)	The value of our real estate investments was greater than the historical cost by approximately 3.3% as of December 31, 2015.

The following table provides a breakdown of the major components of our NAV per share as of December 31, 2014 (dollar in thousands, except per share amounts):

	December 31, 2014
Component of NAV	Class A Shares	Class M Shares	Class A-I Shares	Class M-I Shares	Class D Shares
Real estate investments(1)	$294,228	$426,336	$83,480	$13,398	$61,164
Debt	(129,344)	(187,420)	(36,698)	(5,890)	(26,888)
Other assets and liabilities, net	5,794	8,396	1,644	264	1,205
Estimated enterprise value premium	None assumed	None assumed	None assumed	None assumed	None assumed

NAV	$170,678	$247,312	$48,426	$7,772	$35,481

Number of outstanding shares	16,243,819	23,432,192	4,580,309	735,052	3,358,562

NAV per share	$10.55	$10.57	$10.57	$10.57	$10.56

(1)	The value of our real estate investments was greater than the historical cost by approximately 2.8% as of December 31, 2014.

The following are key assumptions (shown on a weighted-average basis) that are used in the discounted cash flow models to estimate the value of our real estate investments as of December 31, 2015:

	Apartment	Industrial	Office	Retail	Other(1)	Total Company
Exit capitalization rate	6.54%	6.31%	6.36%	6.07%	7.25%	6.32%
Discount rate/internal rate of return (IRR)	7.84	7.06	7.28	6.94	8.39	7.29
Annual market rent growth rate	2.98	3.10	2.96	3.11	3.59	3.06
Holding period (years)	10.00	10.00	10.00	10.00	23.63	10.38

(1)	The Other category includes South Beach Parking Garage, which is subject to a ground lease. The appraisal of the garage incorporated discounted cash flows over the remaining term of the ground lease.

The following are key assumptions (shown on a weighted-average basis) that are used in the discounted cash flow models to estimate the value of our real estate investments as of December 31, 2014:

	Apartment	Industrial	Office	Retail	Other(1)	Total Company
Exit capitalization rate	6.94%	6.44%	6.61%	6.48%	N/A	6.62%
Discount rate/internal rate of return (IRR)	8.26	7.27	7.67	7.25	8.75%	7.65
Annual market rent growth rate	2.81	3.03	3.18	3.21	3.89	3.08
Holding period (years)	10.00	10.00	10.00	10.00	35.00	10.30

(1)	The other category includes South Beach Parking Garage which is subject to a ground lease. The appraisal of the garage incorporated discounted cash flows over the remaining term of the ground lease.

While we believe our assumptions are reasonable, a change in these assumptions would impact the calculation of the value of our real estate assets. For example, assuming all other factors remain unchanged, an increase in the weighted-average discount/internal rate of return (IRR) used as of December 31, 2015 of 0.25% would yield a decrease in our total real estate asset value of 1.23% and our NAV per each share class would have been $10.96, $10.98, $10.99, $10.98 and $10.97 for Class A, Class M, Class A-I, Class M-I and Class D, respectively. An increase in the weighted-average discount /internal rate of return (IRR) used as of December 31, 2014 of 0.25% would yield a decrease in our total real estate investments value of 1.87% and our NAV per share would have been $10.22, $10.23, $10.23, $10.24 and $10.23 for Class A, Class M, Class A-I, Class M-I and Class D, respectively.

Limitations and Risks

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different NAV per share. Accordingly, with respect to our NAV per share, we can provide no assurance that:

•	a stockholder would be able to realize this NAV per share upon attempting to resell his or her shares;

•	we would be able to achieve, for our stockholders, the NAV per share, upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio or merging with another company; or

•	the NAV per share, or the methodologies relied upon to estimate the NAV per share, will be found by any regulatory authority to comply with FINRA, ERISA or any other regulatory requirements.

Furthermore, the NAV per share was calculated as of a particular point in time. The NAV per share will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities and attributes specific to the properties and leases within our portfolio.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2015. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes for the year ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein.

As of December 31, 2015
(In thousands)
Mortgage notes payable, net	$488,092
Equity:
Class A common stock: $0.01 par value; 200,000,000 shares authorized 37,092,768 shares issued and outstanding	371
Class M common stock: $0.01 par value; 200,000,000 shares authorized 27,909,411 shares issued and outstanding	279
Class A-I common stock: $0.01 par value; 200,000,000 shares authorized 6,116,812 shares issued and outstanding	61
Class M-I common stock: $0.01 par value; 200,000,000 shares authorized 3,356,619 shares issued and outstanding	34
Class D common stock: $0.01 par value; 200,000,000 shares authorized 7,787,823 shares issued and outstanding	78
Additional paid-in capital	1,051,230
Accumulated other comprehensive income (loss)	(2,327)
Distributions to stockholders	(151,277)
Accumulated deficit	(123,700)
Noncontrolling interests	10,174
Total equity	784,923

Total capitalization	$1,273,015

DILUTION

Purchasers of our common stock in this offering will experience immediate dilution of the net tangible book value of our common stock to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of our common stock at the time of purchasing shares in this offering. Our historical net tangible book value as of December 31, 2015 was approximately $684 million, which represents $8.31 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding.

Assuming that (1) we raise the maximum offering amount of $2.7 billion, (2) all shares sold after December 31, 2015 are Class A shares and (3) all such Class A shares are sold for $11.17 per share (excluding selling commissions), which represents the NAV per Class A share as of December 31, 2015, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2015 would have been approximately $3.0 billion, or $10.25 per Class A share. Assuming that (1) we raise the maximum offering amount of $2.7 billion, (2) all shares sold after December 31, 2015 are Class M shares and (3) all such Class M shares are sold for $11.20 per share, which represents the NAV per Class M share as of December 31, 2015, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2015 would have been approximately $3.0 billion, or $10.27 per Class M share. Assuming that (1) we raise the maximum offering amount of $2.7 billion, (2) all shares sold after December 31, 2015 are Class A-I shares and (3) all such Class A-I shares are sold for $11.20 per share, which represents the NAV per Class A-I share as of December 31, 2015, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2015 would have been approximately $3.0 billion, or $10.27 per Class A-I share. Assuming that (1) we raise the maximum offering amount of $2.7 billion, (2) all shares sold after December 31, 2015 are Class M-I shares and (3) all such Class M-I shares are sold for $11.20 per share, which represents the NAV per Class M-I share as of December 31, 2015, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2015 would have been approximately $3.0 billion, or $10.27 per Class M-I share.

As a result, assuming all shares sold after December 31, 2015 are Class A shares, there would be an immediate increase in net tangible book value to our existing stockholders of $1.94 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class A shares of $0.92 per share. Assuming all shares sold after December 31, 2015 are Class M shares, there would be an immediate increase in net tangible book value to our existing stockholders of $1.96 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class M shares of $0.93 per share. Assuming all shares sold after December 31, 2015 are Class A-I shares, there would be an immediate increase in net tangible book value to our existing stockholders of $1.96 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class A-I shares of $0.93 per share. The following table illustrates this per share dilution related to the primary offering: Assuming all shares sold after December 31, 2015 are Class M-I shares, there would be an immediate increase in net tangible book value to our existing stockholders of $1.96 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class M-I shares of $0.93 per share.

	Class A	Class M	Class A-I	Class M-I
Historical net tangible book value per share(1) as of December 31, 2015	$8.31	$8.31	$8.31	$8.31
Increase in net tangible book value per share attributable to this offering	1.94	1.96	1.96	1.96

Pro forma net tangible book value per share after giving effect to this offering	10.25	10.27	10.27	10.27
Assumed public offering price per share	11.17	11.20	11.20	11.20

Dilution in net tangible book value per share to investors in this offering	$0.92	$0.93	$0.93	$0.93

(1)	Net tangible book value per share is calculated by taking our historical cost balance sheet and removing all intangible assets and liabilities (examples include deferred expenses, acquired intangible assets, deferred rent and acquired intangible liabilities) divided by the number of outstanding shares of common stock.

We have authorized and reserved an aggregate maximum number of 2,000,000 Class M shares for issuance under our incentive plan. To the extent that any stock based-awards are granted or we issue additional shares of any class of common stock in the future, there will be further dilution to investors participating in this offering.

SHARE REPURCHASE PLAN

General

While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a daily basis, stockholders may request that we repurchase all or any portion of their shares of Class A, Class M, Class A-I, Class M-I and Class D shares of common stock. Our advisor has agreed that the Class M shares that it purchased prior to the commencement of our initial public offering will not be eligible for repurchase pursuant to the plan and instead will be subject to separate repurchase terms pursuant to the purchase agreement with respect to such shares. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates.” Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “—Repurchase Limitations” below. Further, our board of directors has the right to modify or suspend the share repurchase plan if it deems such action to be in the best interest of our stockholders.

You may request that we repurchase shares of our common stock through your investment advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the repurchase of shares of our common stock:

•	Under our share repurchase plan, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we repurchase all or any portion of their shares. Repurchase requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a repurchase price equal to our NAV per share for the class of shares being repurchased calculated after the close of business on that day.

•	Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being repurchased calculated after the close of business on the next business day. The repurchase price per share on any business day will be our NAV per share for the class of shares being repurchased, after giving effect to any share purchases or repurchases to be effected on such day. Although a stockholder will not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (855) 652-0277. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

•	Repurchase requests may be made by mail or by contacting your financial intermediary, all subject to certain conditions described in this prospectus.

If by Mail: Written requests signed by the registered account owner(s) should be sent to our transfer agent specifying: (1) the stockholder’s account number, (2) the name(s) registered on the account, and (3) the dollar value or number of shares that the stockholder wishes us to repurchase. Written requests should be sent to the transfer agent at the following address:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, MO 64121-9165

(855) 652-0277

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•	For processed repurchases, stockholders may request that repurchase proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed repurchases of more than $100,000 are intended to be paid only via direct deposit. For this reason, stockholders who own more than $100,000 of our common stock must provide banking instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive repurchase proceeds via direct deposit, provided the payment amount is at least $5,000. For all repurchases paid via direct deposit, the funds will be electronically delivered to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be electronically delivered only to U.S. financial institutions (ACH network members).

•	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $100,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares will have a different amount of net income allocated thereto as a result of the differences in the fees paid on each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors requesting that we repurchase shares of our common stock will be affected in the following manner:

•	If your request for repurchase is received and processed up to and including the business day immediately preceding the distribution adjustment date, your repurchase price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.

•	If your request for repurchase is received and processed on or after the distribution adjustment date, your repurchase price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $5,000 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Repurchases

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy repurchase requests, subject to the limitation on the amount of funds we may use described below under “—Repurchase Limitations.” Potential sources of funding repurchases include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.

Payment of Repurchase Proceeds

Under normal market conditions, we will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a repurchase request in good order. However, when you request that we repurchase shares for which the purchase money for the shares being repurchased has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the repurchase price may fluctuate between the date we receive the repurchase request and the date on which repurchase proceeds are paid. As a result, the repurchase price that a stockholder will receive may be different from the repurchase price on the day the repurchase proceeds are paid. If a stockholder’s shares are repurchased after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the repurchased shares of our common stock held on the record date. Such stockholder’s repurchase price will reflect the reduction in NAV allocable to the class of shares being repurchased on the distribution adjustment date to reflect the accrual of our liability to pay a distribution to our holders of record of that class of shares as of the applicable record date. This will have no effect on the true price of the repurchased shares even though, everything being equal, NAV will decrease on the distribution adjustment date by the amount of the declared distribution.

Repurchase Limitations

Under our share repurchase plan, shares are not eligible for repurchase for the first year after purchase except upon death or disability of a stockholder; provided, however, that shares issued pursuant to our distribution reinvestment plan are not subject to the one-year holding period. The repurchase of shares is limited during any calendar quarter to shares whose aggregate value (based on the repurchase price per share on the day the repurchase is effected) is 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV; provided, however, on December 2, 2014, our board of directors voted unanimously to increase the repurchase limitation under our share repurchase plan for the quarter ended December 31, 2014 from 5% of the combined NAV of all classes of shares as of September 30, 2014 to 6% of the combined NAV of all classes of shares as of September 30, 2014. Unless our board takes further action to amend our share repurchase plan, this increase applies only to the quarter ended December 31, 2014.

On the first business day during any quarter in which we have reached that quarter’s repurchase volume limitation, we will publicly disclose such fact through a filing with the SEC and a posting to our website in order to notify stockholders that we will not accept additional repurchase requests during such quarter. In such event, unless our board of directors determines to suspend our share repurchase plan for any of the reasons described below, our share repurchase plan will automatically and without stockholder notification resume on the first day of the calendar quarter following the quarter in which repurchases were suspended due to reaching such quarter’s volume limitation. Even when repurchase requests do not exceed our plan’s quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy repurchase requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to cash, cash equivalents, securities and other liquid assets, which we may supplement by borrowing additional funds under our line of credit.

If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, repurchase requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a “per stockholder allocation,” instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request repurchase at any time during such quarter of a total number of shares not to exceed five percent of the shares of common stock the stockholder held as of the end of the prior quarter. Under a per stockholder allocation, repurchase capacity and available liquidity would be allocated daily during the quarter among those stockholders who request repurchase, but only up to each stockholder’s individual limit for the entire quarter. Therefore, all stockholders would be treated equally during the quarter as a whole, based on the number of shares held by each stockholder as of the end of the immediately preceding quarter, regardless of the particular day during the quarter when they choose to submit their repurchase requests. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total repurchases for the immediately preceding quarter exceeded four percent of our NAV on the last business day of such preceding quarter. If total repurchases during a quarter for which the per stockholder allocation applies are equal to or less than four percent of our NAV on the last business day of such preceding quarter, then repurchases will again be first-come, first-served for the next succeeding quarter and each quarter thereafter.

Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Accordingly, stockholders cannot be assured that all of the shares in their repurchase requests will be repurchased. Any suspension of, or material modification to, the share repurchase plan will be disclosed to stockholders as promptly as practicable in reports we file with the SEC and via our website. Once the share repurchase plan is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the share repurchase plan. Because our board of directors is not required to authorize the recommencement of the plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the share repurchase plan following such a suspension due to action of our board of directors.

If the full amount of all shares of our common stock requested to be repurchased as of any given date are not repurchased, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending repurchase requests without regard to class and subject to the volume limitation.

All unsatisfied repurchase requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the share repurchase plan, as applicable.

REIT Restrictions

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Taxation of the Company— Annual Distribution Requirements”), we will implement procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Repurchases of Our Common Stock.”

Other

When you request that we repurchase shares, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $5,000 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks; and

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at (855) 652-0277, we will utilize the first-in-first-out method. For purposes of calculating your cost basis using the first-in-first-out method, tax lots of both held shares and available shares are used.

Shares repurchased under our share repurchase plan will have the status of authorized but unissued shares. Shares we acquire through the share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,000,000,000 shares of common stock, par value $0.01, 200,000,000 of which are classified as Class A shares, 200,000,000 of which are classified as Class M shares, 200,000,000 of which are classified as Class A-I shares, 200,000,000 of which are classified as Class M-I shares and 200,000,000 of which are classified as Class D shares, and 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series that we have authority to issue without stockholder approval.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote pursuant to applicable law) at all meetings of stockholders. Our charter does not provide for cumulative voting in the election of directors. Therefore, under the mandatory provisions of Maryland General Corporation Law, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, MO 64121-9165

(855) 652-0277

Class A Shares

Each Class A share issued in the primary offering is subject to a selling commission of up to 3.5% of the NAV per Class A share on the date of purchase. In addition, we pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 1.05% of the amount of our NAV for the Class A shares for such day on a continuous basis from year to year, subject to certain limitations.

Class M Shares

No selling commissions are paid for sales of any Class M shares. We pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class M shares for such day on a continuous basis from year to year, subject to certain limitations. Class M shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers.

Class A-I Shares

Each Class A-I share issued in the primary offering is subject to a selling commission of up to 1.5% of the NAV per Class A-I share on the date of purchase. In addition, we pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class A-I shares for such day on a continuous basis from year to year, subject to certain limitations. Investors in Class A-I shares must purchase the minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount may be reduced in the discretion of our board of directors and by our advisor with respect to investments by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates.

Class M-I Shares

No selling commissions are paid in connection with the sale of any Class M-I shares. We pay our dealer manager a dealer manager fee that accrues daily in an amount equal to up to 1/365th of 0.05% of the amount of our NAV for the Class M-I shares for such day on a continuous basis from year to year, subject to certain limitations. Class M-I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our advisor, joint venture partners, consultants and other service providers. Investors in Class M-I shares must purchase the minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount may be reduced in the discretion of our board of directors and by our advisor with respect to investments by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates.

Class D Shares

No Class D shares will be issued in this offering. Each Class D share sold in the private offering which terminated upon the commencement of this offering and the Class D private offering which we commenced on March 3, 2015 following the commencement of this offering is subject to a selling commission of up to 1.0% of the NAV per Class D share on the date of purchase, provided that no selling commissions will be charged with respect to Class D shares sold pursuant to the distribution reinvestment plan. No dealer manager fee is payable with respect to the Class D shares. Class D shares are available for purchase by any investor which satisfies the investor suitability standards established by us and which satisfies the minimum initial investment amount of at least $10,000,000 in Class D shares.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any distribution of our assets, (i) the holder of each Class A share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A shares divided by the number of Class A shares outstanding, or the NAV per Class A share, (ii) the holder of each Class M share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class M shares divided by the number of Class M shares outstanding, or the NAV per Class M share, (iii) the holder of each Class D share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class D shares divided by the number of Class D shares outstanding, or the NAV per Class D share, (iv) the holder of each Class A-I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A-I shares divided by the number of Class A-I shares outstanding, or the NAV per Class A-I share, and (v) the holder of each Class M-I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class M-I shares divided by the number of Class M-I shares outstanding, or the NAV per Class M-I share. If upon the voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidation preferences, then such assets, or the proceeds thereof, will be distributed among the holders of each of share class ratably in the same proportion as the respective amounts that would be payable on such share class if all amounts payable thereon were paid in full.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the mandatory provisions of Maryland General Corporation Law, stockholders are not entitled to vote to cause the company to dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such matters are first declared advisable by the board of directors. Even if declared advisable by the board of directors, a Maryland corporation generally cannot perform any such action unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Under Maryland General Corporation Law, stockholder approval is not required for certain mergers and transfers of all or substantially all of a corporation’s assets. Such transactions include (1) mergers with a 90% or more owned subsidiary in which the charter is not amended and stockholder contract rights do not change, (2) mergers in which the corporation is the successor entity and the terms of its stock do not change, its charter is not otherwise amended and the number of shares of stock of any class or series outstanding immediately after the merger becomes effective does not increase by more than 20% of the number of shares of the class or series outstanding immediately before the merger becomes effective and (3) transfers of all or substantially all of the corporation’s assets to a wholly-owned subsidiary or by mortgage or pledge.

The advisory agreement is approved annually by our board of directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Under Maryland General Corporation Law, any stockholder and any designated representative will be permitted access to the following records: our charter, our bylaws, the minutes of the proceedings of our stockholders, our annual statements of affairs and voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request; provided, however, that we will have up to 20 days to prepare and have available on file for inspection and copying certain requested statements of stock and securities issued. A requesting stockholder may inspect and copy any of these documents for a reasonable charge, upon reasonable notice and during normal business hours. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to the stockholder’s interest in us. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the

Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs, including attorneys’ fees, incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction on Ownership and Transfer of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents we receive from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or any of our direct or indirect subsidiaries or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Code; cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of any of our direct or indirect subsidiaries; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all dividends or other distributions on the shares of our capital stock in the share trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be within 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our capital stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

Any person who acquires shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give written notice to us of such event promptly, and any person who proposes or attempts to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to declare and pay distributions on a quarterly basis, subject to applicable law. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution for each share of each class of our common stock. For purposes of calculating our NAV to account for any declared distributions, our advisor will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record at the close of business on the business day immediately preceding the distribution adjustment date.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on each class of shares will likely differ because of different allocations of class-specific expenses. We expect to use the record share method of determining the per share amount of distributions on each share class, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of

Certified Public Accountants (AICPA). Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of share of our common stock outstanding at the close of business on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to pay distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to pay distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, the net proceeds from this offering, the net proceeds from the issuance of additional securities and the deferral of fees and expense reimbursements by our advisor in its sole discretion. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in properties, real estate-related assets and other investments. In addition, in each previous year in which we paid distributions, our total distributions for the year exceeded our GAAP earnings due to the fact that GAAP earnings are reduced by non-cash charges for depreciation and amortization expenses and impairment of real estate. For the same reasons, we anticipate that we will pay distributions in excess of our earnings in the future. We will make certain payments to our advisor for services provided to us in connection with the selection, acquisition and management of our assets and certain administrative services, some of which are based on performance. Such payments, including advisory fees and expense reimbursements, will reduce the amount of cash available for distributions. Payments to fulfill repurchase requests under our share repurchase plan will also reduce funds available for distribution to remaining stockholders. However, as described in greater detail under “Share Repurchase Plan,” our board of directors may modify or suspend our share repurchase plan if it deems such modification or suspension to be in the best interest of our stockholders, which may include the preservation of funds to pay distributions.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby holders of shares of each class of our common stock may elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions are reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV of each class of our common stock, including shares issued under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Account Statements

We provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant: (1) the distributions reinvested during the quarter; (2) the number of shares purchased during the quarter; (3) the per share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year is provided to each applicable participant.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders.”

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	requiring a two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors—Risks Related to Our General Business Operations and Our Corporate Structure—The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders” and “—Certain provisions in our organizational documents and Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Any non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Ownership by Significant Holders and Management

The following table sets forth, as of the date of this prospectus, the beneficial ownership of each class of our common stock for each director and executive officer, all directors and executive officers as a group and any person or group that holds more than 5% of any class of our common stock. No options were issued as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each of our directors and officers.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons listed in the table below is c/o Jones Lang LaSalle Income Property Trust, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

Name of Beneficial Owner	Number of Shares	Percent of All Shares
Directors and Executive Officers:
Virginia G. Breen(1)	4,347	< 1%
Jonathan B. Bulkeley(1)	4,347	< 1
R. Martel Day(1)	1,019	< 1
Jacques N. Gordon	—	—
Jason B. Kern	—	—
William E. Sullivan(1)	4,000	< 1
Lynn C. Thurber(2)	3,022	< 1
C. Allan Swaringen(1)(4)	12,523	< 1
Gregory A. Falk(1)(4)	10,000	< 1
Gordon G. Repp(1)	2,000	< 1

All directors and executive officers as a group	41,258	< 1%
5% Stockholders:
Jones Lang LaSalle Incorporated(1)	5,147,000	5.7%
Hospital Sisters Health System(3)	6,319,475	6.9%

(1)	Owns Class M shares.
(2)	Owns Class A shares.
(3)	Owns Class D shares.
(4)	Shares pledged as security.

Ownership by Our Sponsor and its Affiliates

As of the date of this prospectus, JLL and its affiliates own an aggregate of 5,147,000 Class M shares for which they have contributed to us an aggregate of $50.2 million. In consideration for the issuance of these shares, $200,000 was contributed in November 2011, and $50 million was contributed on August 8, 2012. Each of the foregoing purchases was made at a price equal to the most recently reported NAV per share as of the purchase date. The $50 million in shares purchased on August 8, 2012 by LIC II Solstice Holdings, LLC, or LIC Solstice, an affiliate of our advisor, will not be eligible for repurchase pursuant to our share repurchase plan for a period of five years after the date of purchase. LIC Solstice may, at its option, request pursuant to our share repurchase plan that we repurchase (1) up to three-fifths of its Class M shares beginning on or after August 8, 2017, the fifth anniversary of the purchase date, and (2) up to an additional one-fifth of its Class M shares beginning on or after August 8, 2019, the seventh anniversary of the purchase date, in each case at a price equal to the then-current NAV per Class M share on the repurchase date. For so long as we are externally managed and advised by our advisor or an affiliate of our sponsor, LIC Solstice has agreed that it or another affiliate of our sponsor will not, without our prior written consent, submit any request for the repurchase of any Class M shares on the purchase date or sell, transfer, pledge, assign or otherwise dispose of such shares to any person or entity, other than to a subsidiary, parent company or company under common control with LIC Solstice, to the extent that any such repurchase, sale, transfer, assignment or disposition would cause LIC Solstice to be the beneficial owner (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of less than 1/5th of the Class M shares issued on the purchase date. In connection with our initial capitalization, a JLL affiliate contributed $10 million. On March 29, 2016, this investment was repurchased under the Share Repurchase Plan. The other Class M shares held by affiliates of JLL will be eligible for repurchase pursuant to our share repurchase plan after they satisfied the applicable one-year holding period thereunder. Any shares held by affiliates of JLL are subject to certain voting restrictions and will not be included in determining the requisite percentage in interest of shares necessary to approve a matter regarding the removal of any of them or any transaction between them and us. See “Conflicts of Interest—Certain Conflict Resolution Measures—Voting of Shares of Common Stock Owned by Affiliates.”

In the event that LaSalle or its affiliate is terminated other than for cause as defined in the advisory agreement, JLL, LaSalle and any of its affiliates owning shares of our common stock, may require us to repurchase all or any portion of their shares at a price equal to NAV per share of the class to be repurchased as of the repurchase date. To the extent that our board of directors determines that we do not have sufficient cash on hand and other assets available that can be readily liquidated to pay the full price for any such repurchase in cash at the time of repurchase, we may issue an interest-bearing promissory note for the balance of the repurchase price. LaSalle U.S. Holdings, Inc., or LUSHI, has agreed that LUSHI will maintain an investment of at least $10 million in us at all times that LaSalle serves as our advisor, provided that in the event the advisory agreement is terminated for any reason, LUSHI or its permitted successor or assigns may require us to repurchase all or any portion of its shares at a price equal to NAV per share of the class to be repurchased as of the repurchase date. In addition, at any time after December 23, 2014, LUSHI or its permitted successors or assigns may require us to repurchase all or any portion of its shares at a price equal to NAV per share of the class to be repurchased as of the repurchase date.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “the company,” “we,” “our,” “us” and “JLL Income Property Trust” mean only Jones Lang LaSalle Income Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. federal income tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•	subject to the alternative minimum tax provisions of the Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”; or

•	a U.S. person whose “functional currency” is not the U.S. dollar.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of the Company

We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We first elected REIT status for our taxable year that ended on December 31, 2004.

The law firm of Alston & Bird LLP acted as our counsel in connection with this offering. We have received an opinion from Alston & Bird LLP to the effect that, commencing with our taxable year that ended on December 31, 2004, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based on, and is expressly conditioned upon the accuracy of, various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, which Alston & Bird LLP will not verify. The opinion of Alston & Bird LLP is based upon current law as of the date of such opinion, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we have been organized and have operated so that we qualify as a REIT and our intended plan of operations going forward will allow us to continue such qualification, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates on any REIT taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may be subject to the alternative minimum tax.

•	If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate income tax on such income at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions in the Code, we will be required to pay a tax equal to the greater of $50,000 or tax at the highest corporate income tax rate (currently 35%) on the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the five-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect to be subject to an immediate tax when the asset is acquired by us.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)	that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended, among other things, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Asset Tests” and “—Gross Income Tests” below.

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to federal, state and local corporate income tax and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent 50% of the REITs adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership.

Gross Income Tests

In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•	The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•	If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•	For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

•

Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is fully secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquire or originate the mortgage loan, and the fair market value of the personal property securing the loan does not exceed 15% of all property securing the loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans which are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investments in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe the interest thereon will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire commercial mortgage-backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the loan also secured by personal property and the fair market value of personal property securing the loan does not exceed 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, or to hedge existing hedging positions after a portion of the hedged indebtedness of property is disposed of will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income with respect to other hedges generally will be non-qualifying income for purposes of the 75% and 95% gross income tests.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, debt instruments issued by publicly offered REITs and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% (20% after 2017) of the value of our gross assets.

•	Not more than 25% of the value of our assets may consist of “Nonqualified publicly offered REIT debt instruments.”

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset tests. We may acquire “regular” REMIC interests but do not intend to acquire “residual” interests.

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance that we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans as described above. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets for purposes of the REIT asset tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gain in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares, and to avoid dividend equivalent redemptions. (See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Non-U.S. Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and might not be qualifying income under the 75% and 95% gross income tests.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Medicare tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions. Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends-received deduction for corporations. U.S. stockholders who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income. The maximum ordinary income tax rate currently is 39.6%.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate U.S. stockholders, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for non-corporate U.S. stockholders.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 20% if shares of our common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 39.6%) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of capital gain dividends received from us.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the stockholder, (2) results in a “complete termination” of the stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend that is taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. We cannot assure you, however, that we will be successful in preventing all dividend equivalent repurchases.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt-financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described above under “—Dispositions and Repurchases of Our Common Stock.”

Non-Dividend Distributions. Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S.

stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.

Dispositions and Repurchases of Our Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemption of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

The following new rules apply in determining whether a REIT is a domestically controlled qualified investment entity:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person. Our stock is not publicly traded.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A repurchase of shares generally will be taxable under FIRPTA to the extent the distribution in the repurchase of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. stockholder’s basis in the repurchased shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Recent FIRPTA Amendments. A number of changes were made in December 2015 regarding taxation of non-U.S. persons under FIRPTA:

•	Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI,

unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than (10% of the stock of the REIT. If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a “qualified shareholder” is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a US real property holding corporation if it were a US corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.

•	“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.

•	The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as US real property holding corporations) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a “distribution reinvestment plan”). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations promulgated thereunder by the Department of Labor, or DOL, contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in a class of shares of our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving (1) the assets of an ERISA Plan, (2) plans (as defined in Section 4975(e)(1) of the Code) that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts and (3) any other entities, including without limitation, an insurance company general account, whose underlying assets include assets of the plans described in (1) or (2) above by reason of such plan’s investment in the entities, each of which we refer to as a Plan, and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

In some circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be “Plan Assets” (defined below). This is known as the “look-through rule.” If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or the prohibited transaction rules of the Code.

Plan Assets are defined in Section 3(42) of ERISA. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101, or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in which equity participation by “benefit plan investors” is not significant;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We do not intend to limit participation by “benefit plan investors” and accordingly, such participation with respect to any class of equity interest in us may exceed 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant or for the exemption for investments in securities issued by a registered investment company.

Also, as noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company,” or a VCOC, and a “real estate operating company,” or a REOC. Under the Plan Assets Regulation, an entity will qualify as a VCOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the Plan Assets Regulation, an entity will constitute a REOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

As noted above, if a Plan’s investment in an entity constitutes “publicly offered securities,” the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and each other. We anticipate that this requirement will be met with respect to our Class A, Class M, Class A-I and Class M-I shares of our common stock. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception. The Plan Assets Regulation states that whether a security is “freely transferable” is a determination to be made based on all relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the Plan Assets Regulation states that the certain requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable, including: (i) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent the transfer of all of the then remaining shares or units held by an investor; (ii) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (iii) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; and (iv) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security.

We intend to either qualify as an operating company or satisfy the criteria for “publicly offered securities.” Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or be subject to any fiduciary or investment restrictions under Section 4975 of the Code or ERISA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our shares is appropriate for, and permissible under, the terms of its IRA governing documents.

Although IRAs are not subject to ERISA, as discussed above, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Governmental plans, most church plans, and foreign plans (“Other Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to local, state, other federal, or foreign laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our shares.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in shares of our common stock.

Acceptance of subscriptions of any Plan or Other Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or Other Plan or that the investment is appropriate for such Plan or Other Plan.

PLAN OF DISTRIBUTION

General

We are offering up to $2,700,000,000 in shares of our common stock pursuant to this prospectus through LaSalle Investment Management Distributors, LLC, our dealer manager, a registered broker-dealer. LaSalle Investment Management Distributors, LLC is a wholly owned subsidiary of our advisor. Because this is a “best efforts” offering, our dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

We are offering to the public four classes of shares of our common stock, Class A, Class M, Class A-I and Class M-I shares. We are offering to sell any combination of Class A, Class M, Class A-I and Class M-I shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions, minimum investment amounts, and ongoing fees. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions attributable to the Class A and Class A-I shares and whether you qualify for any selling commission discounts described below and the different dealer manager fees attributable to each class of shares.

Class A and Class A-I shares are available through brokerage and transactional-based accounts. Class M and Class M-I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our advisor, joint venture partners, consultants and other service providers.

The minimum initial investment in shares of our Class A and Class M common stock is $10,000. Investors in Class A-I and Class M-I shares must purchase a minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount for Class A-I and Class M-I shares may be reduced in the discretion of our board of directors and by our advisor with respect to investments by our executive officers and directors and their immediate family members and officers and employees of our advisor, our sponsor or other affiliates. The minimum subsequent investment in shares of any class is $1,000 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.

We are offering to the public a maximum of $2,400,000,000 in shares of our common stock in our primary offering. We are also offering up to $300,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may be able to extend this offering one additional year pursuant to a filing under Rule 415 of the Securities Act if all of the shares we have registered are not yet sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Buying Shares

The per share purchase price for each class of shares varies from day-to-day and, on each business day, equals our NAV per share for each class of shares as determined after the close of business on such day, plus, for Class A and Class A-I shares only, applicable selling commissions. Each class of shares has a different NAV per share because certain fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution.

In order to purchase shares, you must (1) complete a subscription agreement to be mailed to us by your investment advisor and direct your investment advisor to purchase shares in this offering and (2) pay for the shares at the time your subscription is settled. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•	As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, our advisor will determine our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we will (i) post our NAV per share for such day for each share class on our website, www.JLLIPT.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, (855) 652-0277. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month.

•

On each business day, our transfer agent will collect and process subscriptions. We are not permitted to accept your subscription for shares of our common stock until at least five business days after you receive a final prospectus. Notwithstanding, we can reject subscriptions for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each subscription will be executed at a price equal to our NAV per share for the applicable class of shares as determined after the close of business on the day the subscription is processed and accepted, plus, for Class A and Class A-I shares only, applicable selling commissions. For example, if a subscription is processed and accepted after the close of business (4:00 p.m. Eastern time) on a business day, the subscription will be executed at a purchase price equal to our NAV per share for the applicable class of shares being purchased as determined after the close of business on the next business day, plus, for Class A and Class A-I shares only, applicable selling commissions. As a result of this process, the price per share at which your subscription is executed could be different than the NAV per share on the date you submitted your subscription.

•	You will receive a confirmation statement of each new transaction in your account promptly after your subscription is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.JLLIPT.com.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. However, you will have available, through our latest prospectus, information regarding the methodology pursuant to which our NAV is determined, and accordingly, the method upon which the price of shares of our common stock is determined on the business day that your subscription is processed. You will also have available through our website and toll-free information line information about our NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your subscription. Through our prior filings, including the prospectus supplements we will file on a monthly basis disclosing the daily determination of our NAV per share for each business day in the preceding month, you will have access to information concerning the trend in our historical NAV since the initial offering date. Although we do not anticipate that our NAV per share will generally vary significantly from one day to the next under normal circumstances, there can be no assurance that this will be the case. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. Additionally, during the early stages of our company’s life, while our portfolio is growing in size and diversification, if we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we will disclose the information as promptly as reasonably practicable through a press release that is posted on our website and in our filings with the SEC, and we may also decline to accept purchase orders from investors until such information is disclosed or reconfirm orders that were placed after we became aware of such facts and circumstances until such information is disclosed.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for repurchase. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A shares only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason, or cancel as permitted or required by law, any subscriptions. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a specified date, which we refer to as the record date or date of record. Because we anticipate that each class of shares will have different amounts of net income allocated thereto as a result of the differences in the fees paid on each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. You are considered a stockholder of record for distribution purposes if your subscription is processed and accepted, and payment for the shares is made, up to and including the record date. As a result, investors purchasing shares of our common stock will be affected in the following manner:

•	If your subscription for our shares is processed and accepted up to and including the business day immediately preceding the distribution adjustment date, your purchase price will not reflect this reduction in NAV because you will be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will be entitled to receive the distribution.

•	If your subscription for our shares is processed and accepted on or after the distribution adjustment date, your purchase price will reflect this reduction in NAV because you will not be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will not be entitled to receive the distribution.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. We may alter these policies at any time without prior notice to stockholders.

We prohibit frequent trading, which is defined as follows:

•	any stockholder who requests that we purchase their shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by investment advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $5,000 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

If a violation of our frequent trading policy is identified, the following action will be taken:

•	Upon the first violation of the policy in a calendar year, repurchase privileges shall be suspended for 90 days. Upon a second violation in a calendar year, purchase privileges shall be suspended for 180 days.

•	On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder shall be removed.

Underwriting Compensation

Prior to the commencement of this offering, we have entered into a dealer manager agreement with our dealer manager, pursuant to which our dealer manager has agreed to (1) advise us regarding this offering and all subsequent public offerings of our common stock, (2) manage our relationships with participating broker-dealers and investment advisors and (3) provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. Our dealer manager intends to engage third party broker-dealers to participate in the distribution of shares of our common stock, which we refer to as participating broker-dealers. Our dealer manager manages our relationships with participating broker-dealers by identifying and soliciting registered broker-dealers that are members of FINRA to act as participating broker-dealers. Our dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations, and subscriptions procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the selling commissions payable at the time you subscribe for Class A and Class A-I shares, which selling commissions are subject to the provisions regarding discounts as described below. No selling commissions are payable with respect to sales of Class M or Class M-I shares.

Maximum up-front sales charge as a % of NAV per share on date of purchase
Class A shares	3.5%
Class A-I shares	1.5%

The following table shows the dealer manager fee we will pay our dealer manager with respect to each class of our shares of common stock on an annualized basis as a percentage of our NAV for such class.

	Class A	Class M	Class A-I	Class M-I
Dealer Manager Fee(1)	1.05%	0.30%	0.30%	0.05%

(1)	Subject to certain limitations under applicable FINRA rules, the dealer manager fee accrues daily on a continuous basis from year to year in an amount equal to up to 1/365th of (i) 1.05% of our NAV for each of our Class A shares for such day, (ii) 0.30% of our NAV for each of our Class A-I shares for such day, (iii) 0.30% of our NAV for each of our Class M shares for such day, and (iv) 0.05% of our NAV for each of our Class M-I shares for such day. The dealer manager may agree to reduce the amount of the dealer manager fee to less than the percentages of our NAV set forth above.

Selling Commissions and Discounts—Class A and Class A-I Shares

Subject to the volume and other discounts described below, we pay our dealer manager selling commissions of up to 3.5% of the NAV per Class A share sold in the primary offering on the date of purchase and selling commissions of up to 1.5% of the NAV per Class A-I share sold in the primary offering on the date of purchase. All or a portion of the selling commission will be reallowed to participating broker-dealers. Further, selling commissions may be lower for certain participating broker-dealers and may be reduced or waived by our dealer manager in connection with volume or other discounts, other fee arrangements or for sales to certain purchasers.

We are offering volume discounts to qualifying purchasers (as defined below) who purchase $150,000 or more in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. Our dealer manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

The following table illustrates the various discount levels that may be offered to qualifying purchasers for Class A shares purchased in the primary offering:

Commission as a % of NAV Per Class A Share
Up to $149,999.99	3.50%
$150,000 to $499,999.99	3.00
$500,000 to $999,999.99	2.50
$1,000,000 and up	2.00

For an example of how the volume discount is calculated, assuming Class A NAV per share of $10.00 and no volume discount per share, if an investor purchases $800,000 of Class A shares, the investor would pay $10.35 per share and purchase 77,294 shares. With the volume discount, the investor would pay $10.25 per share and purchase 78,048 Class A shares.

If you qualify for a volume discount as the result of multiple purchases of our Class A shares in our primary offering, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

As set forth below, subscriptions of Class A shares of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount, and for determining commissions payable to our dealer manager and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	related retail and individual retirement accounts for a client, his/her spouse and dependent children;

•	any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

•	corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual’s personal accounts may be included in this relationship); and

•	non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts etc.) may be considered qualifying purchasers.

Any request to combine purchases of our Class A shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

Requests to combine subscriptions of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the investment advisor or broker-dealer through which you purchase your Class A shares, as certain investment advisors or broker-dealers may agree with our dealer manager to reduced selling commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your investment advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares.

We will not pay selling commissions on any Class M shares issued or sold under our incentive plan or to our directors, our advisor or its employees or affiliates.

Selling Commissions—Class M and Class M-I Shares

We do not pay selling commissions on Class M or Class M-I shares sold in this offering.

Distribution Reinvestment Plan Shares

We do not pay selling commissions on shares of any class sold pursuant to our distribution reinvestment plan.

Dealer Manager Fee—Class A, Class M, Class A-I and Class M-I Shares

We pay our dealer manager a dealer manager fee for coordinating our marketing and distribution efforts, and, with respect to our Class A Shares, as additional compensation for selling shares in the offering and for ongoing stockholder services. The dealer manager fee accrues daily on a continuous basis from year to year in an amount up to 1/365th of (i) 1.05% of our NAV per share for each of our Class A shares for such day, (ii) 0.30% of our NAV for each of our Class A-I shares for such day, (iii) 0.30% of our NAV for each of our Class M shares for such day, and (iv) 0.05% of our NAV for each of our Class M-I shares for such day. The dealer manager fee is payable in arrears on a quarterly basis. Because the dealer manager fee is based on our NAV, it is payable with respect to all shares, including shares issued under our distribution reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. Our dealer manager may also agree to reduce the amount of the dealer manager fee to less than the percentages of our NAV per class set forth above.

Other Compensation

We may also pay directly, or reimburse our dealer manager if our dealer manager pays on our behalf, any organizational and offering expenses (other than selling commissions and dealer manager fees).

Limitations on Underwriting Compensation

We monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with applicable FINRA rules. FINRA rules limit total underwriting compensation payable from whatever source, including offering proceeds and amounts paid by our sponsor and its affiliates for underwriting services that are not reimbursed by us, to 10% of the gross proceeds from our primary offering. We will cease paying selling commissions and dealer manager fees with respect to shares sold in this offering and any other type of underwriting compensation on the date at which total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds of the primary offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that we sell all of the shares offered by this prospectus, that all shares sold are Class A shares, that no shares are reallocated between the primary offering and the distribution reinvestment plan and that all Class A shares are sold with the highest possible selling commissions.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,400,000,000

Selling commissions(1)	$84,000,000	3.50%
Dealer manager fee(2)	140,795,000	5.86
Wholesaling compensation allocations(3)	11,958,000	0.50
Reimbursements for retailing activities(4)	2,350,000	0.10
Reimbursements for wholesaling activities(5)	722,000	0.03
Legal fees allocable to dealer manager	175,000	< 0.01

Total	$240,000,000	10.00%

(1)	Assumes (a) no volume discounts, (b) the full selling commission of 3.5% of the NAV per share is paid for each Class A share, (c) NAV per share is $10.00, and (d) all shares sold in the offering are Class A shares.
(2)	The dealer manager fee accrues daily in an amount equal to up to 1/365th of 1.05% of our NAV for each of our Class A shares for such day. The numbers presented reflect that dealer manager fees are paid over a number of years, and as a result, can cumulatively increase above 1.05% of total underwriting fees and expenses over time. The dealer manager may agree to reduce the amount of the dealer manager fee paid on our Class A shares to less than 1.05% of our NAV.
(3)	Represents the estimated amount of transaction-based and non-transaction based compensation of our dealer manager’s employees engaged in the distribution of this offering that will be allocated to this offering under applicable FINRA rules. In the event we raise the maximum offering, our dealer manager will be reimbursed these amounts through dealer manager fees it receives from us.
(4)	Consists primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers and (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers.
(5)	Consists primarily of expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities, allocations of salaries for personnel of our dealer manager for providing services related to the procurement of selling agreements for the offering, and the actual costs of wholesaling marketing materials. We will reimburse our dealer manager for these expenses to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

The dealer manager agreement with LaSalle Investment Management Distributors, LLC shall continue for the term of this offering and any subsequent public offering of our shares, until such time as the dealer manager notifies us of its desire to withdraw as our dealer manager. Notwithstanding any termination of the dealer manager agreement, our obligations under the dealer manager agreement to pay the dealer manager fees with respect to the shares distributed in this offering as described therein shall survive for so long as such shares remain outstanding and until the date on which total underwriting compensation paid in connection with this offering equals 10% of the gross proceeds of the primary portion of this offering. We or the dealer manager may terminate the dealer manager agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision.

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of affiliates of our advisor, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Foley & Lardner LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements of Jones Lang LaSalle Income Property Trust, Inc. as of December 31, 2015 and 2014 and for each of years in the three-year period ended December 31, 2015 and the related 2015 financial statement schedule III have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of revenues and certain expenses of Maui Mall for the year ended December 31, 2014 has also been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report related to the historical summary of revenues and certain expenses refers to the fact that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses.

The consolidated financial statements of MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary for the year ended December 31, 2014 and the statement of revenues and certain expenses of Chancellory Distribution Center for the year ended September 30, 2014, incorporated by reference in this prospectus from

Jones Lang LaSalle Income Property Trust, Inc.’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on January 12, 2016, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and statement of revenues and certain expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The (1) statement of revenues and certain expenses of DFW Distribution Center for the year ended December 31, 2014 incorporated by reference herein from Jones Lang LaSalle Income Property Trust, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 12, 2016, (2) statement of revenues and certain expenses of Townlake of Coppell for the year ended December 31, 2014 incorporated by reference herein from Jones Lang LaSalle Income Property Trust, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 12, 2016, and (3) statement of revenues and certain expenses of Whitestone Market Shopping Center for the year ended December 31, 2014 incorporated by reference herein from Jones Lang LaSalle Income Property Trust, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 12, 2016, have been audited by RSM US LLP (formerly McGladery LLP), an independent registered public accounting firm, as stated in their reports thereon, and have been incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Real Estate Research Corporation, an independent valuation services firm, periodically provides individual appraisal reports with respect to each of our properties in accordance with valuation guidelines approved by our board of directors. In addition, Real Estate Research Corporation provided the values of our real estate investments as disclosed in “Selected Information Regarding Our Operations—Historical NAV Per Share.” As further described under “Net Asset Value Calculation and Valuation Guidelines,” our advisor uses the estimated market values provided as well as inputs from other sources in its calculation of our daily net asset value per share. Real Estate Research Corporation does not prepare and is not responsible for our daily NAV per share.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except to the extent that any such filing or the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016;

•	Our Current Report on Form 8-K filed with the SEC on January 6, 2016;

•	Our Current Report on Form 8-K/A filed with the SEC on January 12, 2016;

•	Our Current Report on Form 8-K filed with the SEC on January 14, 2016;

•	Our Current Report on Form 8-K filed with the SEC on January 20, 2016;

•	Our Current Report on Form 8-K filed with the SEC on January 25, 2016;

•	Our Current Report on Form 8-K filed with the SEC on March 3, 2016;

•	Our Current Report on Form 8-K filed with the SEC on March 23, 2016;

•	Our Current Report on Form 8-K filed with the SEC on December 22, 2014; and

•	Our definitive Proxy Statement filed with the SEC on April 1, 2016.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto filed with the SEC, reference to which is hereby made.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

You may also request a copy of these filings, at no cost, by writing or telephoning us:

Jones Lang LaSalle Income Property Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219165

Kansas City, MO 64121-9165

Attention: Stockholder Services

Telephone: (855) 652-0277

Email: JLLIPT@lasalle.com

APPENDIX A

SUBSCRIPTION AGREEMENT

Important information about opening an account:

When you open an account, you must provide your name, address, social security number, date of birth and other information that will allow us to identify you. Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) encourages all prospective investors to consult with their investment advisor/RIA and read the Company’s prospectus, including all supplements and amendments thereto (the “Prospectus”), prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company.

1.	INVESTMENT

A. Investment Amount

We do not accept cash, cashier’s checks/official bank checks, starter checks, foreign checks, money orders, third-party checks or traveler’s checks.
$	☐	This is my initial investment (Minimum initial investment is $10,000 for Class A and Class M shares and $1,000,000 for Class A-I and Class M-I shares)

	☐	This is an additional investment ($1,000 minimum for all share classes)

☐ Check this box if you are purchasing shares from a registered investment advisor or bank acting as a custodian in a fee-only account. (Investment advisor listed in Section 10 must agree to this election and/or custodian information must be included in Section 4E.)

B. Payment will be made via: (Check one)

☐	Enclosed Check (Payable to Jones Lang LaSalle Income Property Trust, Inc.)	☐ Wired Funds
☐ Funds Transferring from Another Firm

2.	ACCOUNT TYPE

The Jones Lang LaSalle Income Property Trust, Inc. offers for sale Class A, Class M, Class A-I and Class M-I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class. Please check the box below to indicate your purchase of Class A, M, A-I or M-I shares.

☐ Class A Shares	☐ Class M Shares	☐ Class A-I Shares	☐ Class M-I Shares

☐ Check here if you are a registered representative or an immediate family member of a registered representative and are purchasing shares at NAV.

☐ Check here if you are applying Rights of Accumulation.

Existing Account(s) to be linked

3.	TYPE OF OWNERSHIP Please select one ownership type and attach any applicable documentation.

Non-Custodial Ownership	Custodial Ownership

☐ Individual Ownership - One signature required.	☐ Traditional IRA - Custodian signature required in section 4E.

☐ Transfer on Death - Form will be sent to account owner to effect designation.	☐ Roth IRA - Custodian signature required in section 4E. ☐ DCD IRA - Custodian signature required in section 4E.
☐ Joint Tenants with Rights of Survivorship - All parties must sign.		Name of Executor

☐ Community Property - All parties must sign.

☐ Tenants in Common - All parties must sign.

☐ Corporate Ownership - Authorized signature required. Include copy of corporate resolution.

☐ Partnership Ownership - Authorized signature required. Include copy of partnership agreement.

☐ Rollover IRA - Custodian signature required in Section 4E.

☐ Simplified Employee Pension/Trust (SEP)

☐ Pension or Profit-Sharing Plan - Custodian signature required in section 4E.

☐ Partnership Ownership - Authorized signature required. Include copy of partnership agreement.

☐ Uniform Gift to Minors Act Custodian signature required in section 4E.

☐ Qualified Pension Plan and Profit-Sharing Plan (Non-Custodial)	State of	Custodian for

☐ Estate - Personal representative signature required.	☐ Other (Specify)
Name of Executor
(Include a copy of the court appointment date within 90 days)

Trust Accounts
☐ Taxable Trust - Include a copy of the first and last page of the trust.	☐ Tax-Exempt Trust - Include a copy of the first and last page of the trust.
Other (Specify name of Trustee)	Include a copy of the first and last page of the plan, as well as Trustee information

4.	INVESTOR INFORMATION

A. Investor

First Name	MI	Last Name	Gender: ☐ Male ☐ Female

Social Security Number/Tax ID Number		Date of Birth		(MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted)

City		State	Zip Code

Email Address		☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

B. Joint Owner/Co-Investor (If applicable)

First Name	MI	Last Name	Gender: ☐ Male ☐ Female

Social Security Number/Tax ID Number		Date of Birth		(MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted)

City		State	Zip Code

Email Address		☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

C.	Transfer on Death Beneficiary Information (For accounts with rights of survivorship only)
(Whole % only. Additional Beneficiaries may be added on a separate sheet of paper.)

PRIMARY
	First Name	MI	Last Name

	SSN	Date of Birth		(MM/DD/YYYY)	%

+

	First Name	MI	Last Name		%

	SSN	Date of Birth		(MM/DD/YYYY)	= 100%

SECONDARY
	First Name	MI	Last Name

	SSN	Date of Birth		(MM/DD/YYYY)	%

+

	First Name	MI	Last Name		%

	SSN	Date of Birth		(MM/DD/YYYY)	= 100%

D. Trust / Corporation /Partnership / Pension Fund / Other (If applicable)
(Sections 4A and 4B must also be completed with Trustee information if the investment is made on behalf of a Trust.)
Name of Entity

Tax ID Number	Date of Trust	(MM/DD/YYYY)

E. Custodian Information (If applicable)
(Sections 4A and 4B must also be completed.)

Name of Custodian or Trustee

Address

City	State	Zip Code

Custodian Tax ID#	Custodian/Brokerage Account	#

Email Address	Daytime Phone Number

5.	DISTRIBUTION DESIGNATION

Please complete this section to enroll in the Distribution Reinvestment Plan (the “DRIP”) or to designate the form of distributions that you would like to receive (Please select one).

Investors who reside in New Jersey, other than persons who meet the definition of “Accredited Investor” under Rule 501 of Regulation D, must elect to participate in the DRIP by selecting that option below. If no method is selected, for investors who do not reside in New Jersey, the Company will default to reinvest distributions pursuant to the DRIP.

☐	A. Reinvest distributions pursuant to the DRIP

The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 8 for important additional information.

☐	B. Check mailed to address set forth in Section 4A of this form

☐	C. Check mailed to Third-Party/Alternate Address/Custodian

Name/Entity Name/Financial Institution

Mailing Address

City	State	Zip Code	Account Number

☐	D. Direct Deposit (Please complete Section 6)
The investor authorizes the Company or its agent to deposit distributions to the designated bank/brokerage account. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the account, they are authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

6.	BANKING INSTRUCTIONS FOR DIRECT DEPOSITS

All investors utilizing Direct Deposit for distributions must provide banking instructions to the investor’s brokerage account or pre-designated U.S. bank account. All repurchases processed will be electronically delivered to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the investor has made the necessary funds transfer arrangements. Funds electronically delivered by the Company or its agents must be to a U.S. financial institution (ACH network member).

Financial Institution

Street Address

City	State	Zip Code

☐	Checking (Please include a voided check)	Account Number

☐	Savings (Please include a deposit check)	ABA Routing Number

☐	Brokerage or Other

Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form.

7.	COST BASIS ELECTION

Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or repurchased, the nature of the gain or loss and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis; select one of the following options as the tax lot relief method to be used. This election may be changed at any time prior to or at the time of each repurchase.

If no method is selected, the Company will utilize the FIFO method as the default option.

Select one:

☐	FIFO: First in first out method depletes tax lots in the chronological order in which they were acquired.
☐	LIFO: Last in first out method will repurchase newest available shares purchased.
☐	HIFO: Highest cost available shares will be repurchased first.
☐	LOFO: Lowest cost available shares will be repurchased first.
☐	HILT: Long term highest cost available shares will be repurchased first.
☐	HIST: Short term highest cost available shares will be repurchased first.
☐	LILT: Long term lowest cost available shares will be repurchased first.
☐	LIST: Short term lowest cost available shares will be repurchased first.
☐	Specific Identification: Stockholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each repurchase.

8.	IMPORTANT INVESTOR INFORMATION

All items on this form must be completed in order to process the application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account.

In order to invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN:

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify the Company in writing if at any time you experience a material change in your financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by your state of residence and as set forth in the Prospectus and this form relating to such investment or can no longer make the representations or warranties set forth in Section 11 of this form. This request in no way shifts the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to you, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by you.

IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA):

To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor’s state of residency.

9.	CUSTODIAN SIGNATURE (For Custodian identified in Section 4E, as applicable)

The undersigned, being the custodian of the IRA being invested in the Company by the investor, hereby accepts and agrees to this subscription.

Name of Authorized Signatory

Signature of Authorized Signatory	Date

If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRP described therein, please initial here.

10.	PARTICIPATING BROKER-DEALER / INVESTMENT ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION

The undersigned confirms by its signature, on behalf of the RIA, as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

The undersigned further represents and certifies, on behalf of the RIA, as applicable, has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, RIA will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of shares of the Offering. Upon request by the Dealer Manager at any time, RIA hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review, (ii) provide certification to the Dealer Manager that RIA has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with RIA’s most recent testing of its AML Program.

The undersigned RIA further represents and certifies that the investor has granted said RIA a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address	Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

RIAs complete this section:

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address	Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If required by RIA Firm)
Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

11.	ELECTRONIC DELIVERY

Please initial box if you wish to elect this option	Email Address

The investor hereby requests all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semiannual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be made available and delivered electronically. The internet address (URL) where the materials are available will be contained within an announcement sent to investor’s address when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. Costs associated with accessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically and that timely access to the materials may not be available in the event of a system failure or network outage. By initialing above, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify the Company that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that the Company send a paper copy of a particular stockholder communication to me. The Company has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

12.	INVESTOR SIGNATURES

Please read and separately initial each of the representations below in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company’s website at www.JLLIPT.com. Investment advisors/RIAs can also contact their wholesale representatives. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.

PLEASE NOTE: ALL ITEMS MUSTS BE READ AND INITIALED

I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf), hereby represent and warrant to the Company as follows:

	Investor/	Co-Investor/
	Owner	Joint-Owner

(a)    I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for Jones Lang LaSalle Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.

(b)    I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company’s website at www.JLLIPT.com, the SEC’s website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company’s daily pricing information for that day from any of these sources as well as through the Company’s toll-free automated telephone line at 855-652-0277. I (we) have received the Company’s NAV per share from one or more of these sources before completing this purchase.

(c)    I (we) have (i) a minimum net worth of at least $250,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, “net worth” is calculated excluding the value of my (our) home(s), home furnishings and automobiles.

(d)    With the purchase of shares of the Company, no more than 10% of my (our) liquid net worth will be invested in shares of the Company and other similar programs, including direct participation programs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

(e)    Ohio residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Ohio, my (our) investment in the Company, its affiliates, and my (our) investments in other non-traded REITs does not exceed 10% of my (our) liquid net worth, with liquid net worth being defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobile minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

(f)    Alabama residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Alabama, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates.

(g)    New Jersey residents only: If I am (we are) an investor from New Jersey, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.

(h) I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.

(i)    I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.

By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state’s suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.

I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.

I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.

Except in the case of a fiduciary account, I (we) understand that I (we) may not grant any person a power of attorney to make the above representations on my (our) behalf. Anyone signing on behalf of the investor pursuant to a power of attorney represents by their signature that they are acting as a fiduciary for the investor.

SUBSTITUTE W-9

The undersigned certifies, under penalties of perjury, (i) that the taxpayer identification number shown in this Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding and (iii) I am (we are) a U.S. citizen or other U.S. person.

NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.

NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Authorized Signatory

Signature of Authorized Signatory	Date

Name of Co-Investor/Joint Owner

Signature of Co-Investor/Joint Owner	Date

A.	Please review this application to ensure that all sections are complete, all additional required information is attached and that initials and signatures are provided wherever requested. For IRA accounts, mail investor-signed documents to the IRA Custodian for signatures.

B.	Payment by check:

Checks should be made payable to:

Jones Lang LaSalle Income Property Trust, Inc.

Payment by wire:

Wire to:	United Missouri Bank, Kansas City, MO
ABA Routing Number:	101000695
Beneficiary Name:	LaSalle Universal
Beneficiary Account Number:	98-7197-617-3
For Further Credit to:	Investor Name
Fund Name:	Jones Lang LaSalle Income Property Trust, Inc.

C.	This original subscription agreement, together with a check for the full purchase price (if payment by check), should be delivered to the applicable address below (no faxes):

Standard Mail	Overnight Delivery:
Jones Lang LaSalle Income Property Trust, Inc.	Jones Lang LaSalle Income Property Trust, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219165	430 W. 7th Street, Suite 219165
Kansas City, Missouri 64121-9165	Kansas City, Missouri 64105

Questions:
(855) 652-0277

APPENDIX B:

SUBSEQUENT SUBSCRIPTION AGREEMENT

Existing Account Registration (Name of Account)	Existing DST or Broker-Dealer Account Number

Additional Subscription Amount $

Please read and separately initial each of the representations below in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company’s website at www.JLLIPT.com. Investment advisors/RIAs can also contact their wholesale representatives. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf), hereby represent and warrant to the Company as follows:

	Investor/	Co-Investor/
	Owner	Joint-Owner

(a)    I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for Jones Lang LaSalle Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.

(b)    I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company’s website at www.JLLIPT.com, the SEC’s website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company’s daily pricing information for that day from any of these sources as well as through the Company’s toll-free automated telephone line at 855-652-0277. I (we) have received the Company’s NAV per share from one or more of these sources before completing this purchase.

(c)    I (we) have (i) a minimum net worth of at least $250,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, “net worth” is calculated excluding the value of my (our) home(s), home furnishings and automobiles.

(d)    With the purchase of shares of the Company, no more than 10% of my (our) liquid net worth will be invested in shares of the Company and other similar programs, including direct participation programs, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

(e)    Ohio residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Ohio, my (our) investment in the Company, its affiliates, and my (our) investments in other non-traded REITs does not exceed 10% of my (our) liquid net worth, with liquid net worth being defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobile minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

(f)    Alabama residents only: In addition to the general suitability requirements described above, if I am (we are) an investor from Alabama, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates.

(g)    New Jersey residents only: If I am (we are) an investor from New Jersey, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.

(h) I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.

(i)    I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address	Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If Required by Participating Broker-Dealer)
Date

RIAs complete this section:

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address	Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If Required by RIA Firm)
Date

Branch Manager Signature (If Required by Participating Broker-Dealer)
Date

By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state’s suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.

I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.

I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.

Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers or its benefit.

SUBSTITUTE W-9

The undersigned certifies, under penalties of perjury, (i) that the taxpayer identification number shown in this Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding and (iii) I am (we are) a U.S. citizen or other U.S. person.

NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.

NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Authorized Signatory

Signature of Authorized Signatory	Date

Name of Co-Investor/Joint Owner

Signature of Co-Investor/Joint Owner	Date

Name of Custodian (If Applicable)

Signature of Custodian (If Applicable)	Date

APPENDIX C: DISTRIBUTION REINVESTMENT PLAN

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This Amended and Restated Distribution Reinvestment Plan (the “Plan”) is adopted by Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), effective as of June 20, 2014. This Plan supersedes and replaces the distribution reinvestment plan previously adopted by the Company which was effective as of the date that the registration statement of the Company filed with the Securities and Exchange Commission (the “SEC”) registering the initial public offering of the Company’s Class A Shares and Class M Shares was declared effective by the SEC (the “Initial Registration Statement”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Company’s charter, as amended or restated from time to time (the “Charter”).

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s Class A, Class D, Class A-I, Class M-I and Class M common stock (collectively, the “Shares”) held by each Participant and attributable to the class of Shares held by such Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Procedure for Participation. Any Stockholder who has received (a) a Prospectus, as contained in the Initial Registration Statement or in any registration statement filed by the Company with the SEC to register any future public offering of Shares, or (b) a private placement memorandum with respect to the Company’s unregistered private offering of Shares (a “Private Placement Memorandum”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Company’s public or private offering of Shares or any soliciting dealer participating in the distribution of the Company’s public or private offering of Shares. Participation in the Plan will begin with the next Dividend payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company.

3. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in such Participant’s financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and as set forth in the Company’s most recent Prospectus or Private Placement Memorandum. For the avoidance of doubt, this request in no way shifts the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company, to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

4. Purchase of Shares.

(a) Participants will acquire Shares pursuant to the Plan at a price equal to the NAV per Share applicable to the class of Shares held by the Participant, calculated as of the distribution date in accordance with the Company’s valuation guidelines. No selling commissions will be payable with respect to Shares purchased pursuant to the Plan. Participants in the Plan may purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from, as applicable: (i) the Shares which will be registered with the SEC for issuance pursuant to the Plan, (ii) Shares purchased by the Company for issuance pursuant to the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”), or (iii) unregistered Shares which have

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not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state, and which will be issued in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws.

(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market may be at prices lower or higher than the Share price which will be paid for Shares of that class pursuant to the Company’s continuous public offering or private offering pursuant to a Private Placement Memorandum.

(d) If the Company acquires Shares in any Secondary Market for issuance pursuant to the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or register for Shares in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.

5. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL INCOME TAX LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant an individualized report describing, as to such Participant: (i) the Dividends reinvested during the year; (ii) the number and class of Shares purchased during the year; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering written notice to the Company or by contacting the Participant’s investment advisor. The notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of a quarter in which it is received and will not affect participation in the Plan for any prior quarter.) Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company repurchases a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares which were not repurchased will not be terminated unless the Participant requests such termination in accordance with the requirements of this Section 9. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends will be distributed to the Stockholder in cash.

9. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account.

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You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Jones Lang LaSalle Income Property Trust, Inc.

Common Stock

Maximum Offering of $2,700,000,000

PROSPECTUS

April 1, 2016

LS_P2016

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

SUPPLEMENT NO. 1 DATED APRIL 1, 2016

TO THE PROSPECTUS DATED APRIL 1, 2016

This supplement No. 1 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 1 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose:

•	the status of our offering;

•	the status of our share repurchase plan;

•	compensation paid to our advisor and its affiliates; and

•	the recent share pricing information.

Status of the Offering

We commenced our First Extended Public Offering of up to $2,700,000,000 in shares of common stock on January 16, 2015, of which $2,400,000,000 in shares can be issued pursuant to our primary offering and $300,000,000 in shares can be issued pursuant to our distribution reinvestment plan.

As of March 31, 2016, we have received aggregate gross proceeds of approximately $465,838,000 including $312,888,000 from the sale of 28,068,313 Class A shares, $88,818,000 from the sale of 8,035,918 Class M shares, $30,467,000 from the sale of 2,749,692 Class A-I shares and $33,665,000 from the sale of 3,066,576 Class M-I shares pursuant to our primary offering. As of March 31, 2016, there were $1,934,162,000 in shares of our common stock in our primary offering available for sale. As of March 31, 2016, we have received approximately $16,323,000 pursuant to our distribution reinvestment plan, including $10,709,000 from the sale of 970,347 Class A shares, $3,524,000 from the sale of 318,388 Class M shares, $856,000 from the sale of 76,989 Class A-I shares and $1,234,000 from the sale of 111,360 Class M-I shares. As of March 31, 2016, there were $283,677,000 in shares of our common stock available for sale pursuant to our distribution reinvestment plan.

We are structured as an externally managed, non-listed, daily valued perpetual-life REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will sell shares of our common stock on a continuous basis and for an indefinite period of time by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Share Repurchase Plan Status

For the year ended December 31, 2015, we repurchased 494,216, 1,840,770 and 615,509 shares of Class A, Class M and Class A-I common stock, respectively, for a total of approximately $32,082,000 pursuant to our share repurchase plan. During the period from January 1, 2016 through March 31, 2016, we redeemed 93,661, 895,390, 97,431 and 1,551,418 Class A, M, A-I and D shares, respectively, for a total of approximately $29,745,000 pursuant to our share repurchase plan.

Compensation Paid to Our Advisor and its Affiliates

Set forth below is a chart showing fees and reimbursements paid to our advisor and its affiliates during the years ended December 31, 2015 and 2014.

Type of Fee or Reimbursement	Year Ended December 31, 2015	Year Ended December 31, 2014
Selling commissions, dealer manager fees and distribution fees	$5,971,000	$3,598,000
Other organization and offering expense reimbursement	1,655,000	4,084,000
Advisory fee (fixed)	8,374,000	5,931,000
Advisory fee (performance-based)	2,280,000	250,000
Acquisition expense reimbursement	241,000	125,000
Operating expense reimbursement	—	285,000
Property management fees	348,000	299,000
Leasing services	262,000	611,000
Loan placement	383,000	201,000
Sales brokerage	—	—

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from March 1 to March 31, 2016, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D (1)
March 1, 2016	$11.25	$11.29	$11.29	$11.30	$11.28
March 2, 2016	$11.25	$11.29	$11.29	$11.30	$11.29
March 3, 2016	$11.25	$11.29	$11.30	$11.30	$11.29
March 4, 2016	$11.25	$11.29	$11.30	$11.30	$11.29
March 7, 2016	$11.26	$11.29	$11.30	$11.31	$11.29
March 8, 2016	$11.26	$11.29	$11.30	$11.31	$11.29
March 9, 2016	$11.26	$11.29	$11.30	$11.31	$11.29
March 10, 2016	$11.26	$11.30	$11.30	$11.31	$11.29
March 11, 2016	$11.26	$11.30	$11.30	$11.31	$11.30
March 14, 2016	$11.26	$11.30	$11.30	$11.31	$11.30
March 15, 2016	$11.26	$11.30	$11.31	$11.31	$11.30
March 16, 2016	$11.26	$11.30	$11.30	$11.31	$11.30
March 17, 2016	$11.26	$11.30	$11.30	$11.31	$11.30
March 18, 2016	$11.26	$11.30	$11.31	$11.32	$11.30
March 21, 2016	$11.27	$11.31	$11.31	$11.32	$11.31
March 22, 2016	$11.24	$11.28	$11.28	$11.29	$11.28
March 23, 2016	$11.24	$11.28	$11.29	$11.29	$11.28
March 24, 2016	$11.24	$11.28	$11.29	$11.29	$11.28
March 28, 2016	$11.24	$11.28	$11.29	$11.30	$11.28
March 29, 2016	$11.24	$11.28	$11.29	$11.30	$11.28
March 30, 2016	$11.24	$11.28	$11.29	$11.30	$11.28
March 31, 2016	$11.15	$11.17	$11.18	$11.18	$11.17

(1)	Shares of Class D common stock are currently being offered pursuant to a private placement offering and are not available for sale pursuant to this offering.

Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. See “Share Repurchase Plan.” On each business day, our NAV per share for each class other than Class D is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$—
FINRA filing fee	500
Printing costs	504,000
Legal fees and expenses	1,381,000
Accounting fees and expenses	2,200,000
Transfer agent fees	1,255,000
Training and education seminars	220,500
Due diligence	1,109,000
Sales and advertising expenses	966,000
Blue sky fees and expenses	147,000

Miscellaneous expenses	375,000

Total	$8,158,000

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On February 5, 2016, we received approximately $935,000 from the sale of approximately 83,070 shares of our Class D shares pursuant to our distribution reinvestment plan.

On November 6, 2015, we received approximately $925,000 from the sale of approximately 82,047 shares of our Class D shares pursuant to our distribution reinvestment plan.

On September 22, 2015, we received approximately $47 million from the sale of approximately 4,234,234 shares of our Class D shares pursuant to our private offering. On March 3, 2015, we launched a private offering of up to $350,000,000 of shares of our Class D common stock, which refer to as our “follow-on private offering.” We are offering shares of our Class D common stock in the follow-on private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder.

On August 7, 2015, we received approximately $412,000 from the sale of approximately 37,326 shares of our Class D shares pursuant to our distribution reinvestment plan.

On July 21, 2015, we granted 1,000 Class M shares to one of our independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The stock grant vested immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares.

On June 23, 2015, we granted 1,000 Class M shares to each of our three independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The stock grant vested immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares.

On May 1, 2015, we received approximately $408,000 from the sale of approximately 37,875 shares of our Class D shares pursuant to our distribution reinvestment plan.

On February 6, 2015, we received approximately $403,000 from the sale of approximately 37,561 shares of our Class D shares pursuant to our distribution reinvestment plan.

On November 7, 2014, we received approximately $410,000 from the sale of approximately 38,970 shares of our Class M-I and Class D shares pursuant to our distribution reinvestment plan.

From June 9, 2014 through January 16, 2015, we conducted a private offering of up to $400 million in shares of our Class D, Class A-I and Class M-I common stock, which we refer to as the “private offering.” We offered shares of our Class D, Class A-I and Class M-I common stock in the private offering only to persons that were “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of the completion of the private offering on January 16, 2015, we received aggregate gross offering proceeds, net of certain discounts, of approximately $43.5 million from the sale of approximately 4,131,470 shares of our Class A-I, Class M-I and Class D shares in the private offering.

On May 6, 2014, we granted 1,000 Class M shares to each of our four independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The stock grant vested immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares.

On May 7, 2013, we granted 1,000 Class M shares to each of our four independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The stock grant vested immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares.

On October 1, 2012, certain of our executive officers and employees of our advisor or its affiliates purchased 37,000 Class M shares in the aggregate for $10.00 per share pursuant to a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On October 1, 2012, we granted 1,000 Class M shares to each of our four independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The stock grant vested immediately on the grant date and is subject to the one-year holding period applicable to all Class M shares.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The registrant’s charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, its advisor or affiliates of its advisor for any liability or loss suffered by them or hold its directors, its advisor or affiliates of its advisor harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:

•	the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant’s best interests;

•	the directors, advisor or affiliates were acting on the registrant’s behalf or performing services for the registrant;

•	in the case of affiliated directors, the registrant’s advisor or its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

The indemnification or agreement to hold harmless is recoverable only out of the registrant’s net assets and not from the stockholders.

Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In addition, the registrant will not indemnify its directors, its advisor and affiliates of its advisor or any person acting as a broker-dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant’s securities were offered or sold as to indemnification for violation of securities laws.

The registrant’s charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, its advisor and affiliates of its advisor in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant’s behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of the registrant’s controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(A) Financial Statements. See Index to Consolidated Financial Statements and the related notes thereto.

(B) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibits

(a)	Financial Statements.

The following financial statements of the Company are incorporated into the prospectus by reference:

•	The consolidated financial statements and financial statement schedules of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016;

•	The (1) statement of revenues and certain expenses of Maui Mall for the year ended December 31, 2014 and (2) consolidated financial statements of MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary for the year ended December 31, 2014 and (3) statement of revenues and certain expenses of Chancellory Distribution Center (“O’Hare Industrial Portfolio”) for the year ended September 30, 2014 and (4) statement of revenues and certain expenses of DFW Distribution Center for the year ended December 31, 2014 and (5) statement of revenues and certain expenses of Townlake of Coppell for the year ended December 31, 2014 and (6) statement of revenues and certain expenses of Whitestone Market Shopping Center for the year ended December 31, 2014 included in the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2016; and

•	The unaudited pro forma financial statements of the Company included in the Company’s Current Report on Form 8-K/A filed with the SEC on January 12, 2016.

•	The unaudited pro forma financial statements of the Company included in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 1st day of April, 2016.

Jones Lang LaSalle Income Property Trust, Inc.

By:	/S/ C. ALLAN SWARINGEN
C. Allan Swaringen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/S/ C. ALLAN SWARINGEN C. Allan Swaringen	Chief Executive Officer (Principal Executive Officer)	April 1, 2016

/S/ GREGORY A. FALK Gregory A. Falk	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2016

* Lynn C. Thurber	Chairman of the Board	April 1, 2016

* Virginia G. Breen	Director	April 1, 2016

* Jonathan B. Bulkeley	Director	April 1, 2016

* Jacques N. Gordon	Director	April 1, 2016

* R. Martel Day	Director	April 1, 2016

* Jason B. Kern	Director	April 1, 2016

* William E. Sullivan	Director	April 1, 2016

*By:	/S/ C. ALLAN SWARINGEN C. Allan Swaringen	Attorney-in-Fact	April 1, 2016

Exhibit Index

1.1	Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-11 filed with the SEC on January 5, 2015)

3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2012)

3.2	First Articles of Amendment to the Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2014)

3.3	Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2014)

3.4	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2014)

3.5	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2012)

4.1	Form of Subscription Agreement (included in prospectus as Appendix A)

4.2	Amended and Restated Distribution Reinvestment Plan (included in the prospectus as Appendix B)

5.1	Opinion of Foley & Lardner LLP as to Legality of Securities (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement filed with the SEC on December 19, 2014 (“Pre-Effective Amendment No.1”))

8.1	Opinion of Alston & Bird LLP as to Tax Matters (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 1)

8.2	Private Letter Ruling (incorporated by reference to Exhibit 8.2 to the Pre-Effective Amendment No. 6 to the Company’s Registration Statement filed with the SEC on September 20, 2012)

10.1	Second Amended and Restated Advisory Agreement between Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2014)

10.2	Jones Lang LaSalle Income Property Trust, Inc. 2012 Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2012)

10.3	Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2015)

10.4	License Agreement by and between Jones Lang LaSalle Income Property Trust, Inc. and Jones Lang LaSalle IP, Inc. dated as of November 14, 2011 (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-11, Commission File No. 333-177963, filed with the SEC on November 14, 2011 (the “Initial Registration Statement”))

10.5	Subscription Agreement by and among Jones Lang LaSalle Income Property Trust, Inc. and LIC II Solstice Holdings, LLC, dated as of August 8, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2012)

10.6	Purchase and Sale Agreement for Dignity Health Office Portfolio, dated August 30, 2013, by and among ELPF Glendale 1500 South Central LLC, ELPF Northridge 18350 Roscoe LLC, ELPF Northridge 18546 Roscoe LLC, ELPF Northridge 18460 Roscoe LLC, ELPF Bakersfield 300 Old River LLC, ELPF Bakersfield 500 Old River LLC, ELPF Santa Maria 116 S. Palisades, LLC, ELPF Santa Maria 525 E, Plaza LLC, ELPF Chandler 485 South Dobson LLC, ELPF Gilbert 1501 North Gilbert LLC, ELPF Phoenix 4545 East Chandler LLC, ELPF Sun Lakes 10440 East Riggs LLC, ELPF Phoenix 500 West Thomas LLC and NexCore Development LLC (incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 7, 2013)

10.7	Purchase and Sale Agreement for the sale of four Student-oriented Apartment Communities, dated December 19, 2014, by and among LIPT San Marcos, LLC, LIPT Columbia, LLC, LIPT Gainesville, LLC, LIPT Athens, LLC and LSH Acquisitions, L.L.C. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014)

10.8	Dealer Manager Agreement between Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of March 3, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2015)

10.9	Purchase and Sale Agreement for The Dylan Point Loma, dated November 9, 2015, between LIPT San Diego, Inc and Monarch at Point Loma Owner, LLC (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2016)

10.10	Purchase and Sale Agreement for Maui Mall, dated December 22, 2015, between LIPT East Kaahumanu Avenue, LLC and W-ADP Maui VII, LLC (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2016)

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated March 15, 2012 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2012)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2016)

23.1*	Consent of KPMG LLP

23.3	Consent of Foley & Lardner (included in Exhibit 5.1)

23.4	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.5*	Consent of Real Estate Research Corporation

23.6*	Consent of RSM US LLP (formerly McGladrey LLP)

23.7*	Consent of Ernst & Young LLP

23.8*	Consent of Ernst & Young LLP

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-11, Commission File No.333-196886, filed with the SEC on June 18, 2014)

24.2*	Power of Attorney for R. Martel Day

*	Filed herewith.